Exhibit 10.1

Execution Copy

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 30, 2005

Among

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as the Lenders

and

BANK OF AMERICA, N.A.

as the Administrative Agent

and

MOBILE STORAGE GROUP, INC.

as the US Borrower

and

MOBILE SERVICES GROUP, INC.

as the Parent Guarantor

and

BANC OF AMERICA SECURITIES, LLC

as Sole Arranger and Book Runner

Execution Copy

i

5.2	Financial Information	28
5.3	Notices to the Lenders	31

ARTICLE 6. GENERAL WARRANTIES AND REPRESENTATIONS		34

6.1	Authorization, Validity, and Enforceability of this Agreement and the Loan Documents	34
6.2	Validity and Priority of Security Interest	35
6.3	Organization and Qualification	35
6.4	Corporate Name; Prior Transactions	35
6.5	Subsidiaries and Affiliates	35
6.6	Financial Statements and Projections	35
6.7	Capitalization	36
6.8	Solvency	36
6.9	Debt	36
6.10	Distributions	36
6.11	Personal Property; Real Estate; Leases	36
6.12	Proprietary Rights	38
6.13	Trade Names	38
6.14	Litigation	38
6.15	Labor Disputes	38
6.16	Environmental Laws	39
6.17	No Violation of Law	40
6.18	No Default	40
6.19	ERISA Compliance	40
6.20	Taxes	41
6.21	Regulated Entities	41
6.22	Use of Proceeds; Margin Regulations	41
6.23	Copyrights, Patents, Trademarks and Licenses, etc.	42
6.24	No Material Adverse Change	42
6.25	Full Disclosure	42
6.26	Material Agreements	42
6.27	Bank Accounts	42
6.28	Governmental Authorization	42
6.29	Tax Shelter Regulations	42
6.30	Non-Guarantor Subsidiaries	43
6.31	Luxembourg Subsidiaries	43
6.32	UK Financial Assistance	43
6.33	Subordinated Debt	43
6.34	Sales of Vehicles	43
6.35	Anti-Terrorism Laws	43

ARTICLE 7. AFFIRMATIVE AND NEGATIVE COVENANTS		44

7.1	Taxes and Other Obligations	44
7.2	Legal Existence and Good Standing	44
7.3	Compliance with Law and Agreements; Maintenance of Licenses	44

7.4	Maintenance of Property; Inspection of Property	45
7.5	Insurance	46
7.6	Insurance and Condemnation Proceeds	47
7.7	Environmental Laws	47
7.8	Compliance with ERISA and other laws	50
7.9	Mergers, Amalgamations, Consolidations or Sales	50
7.10	Distributions; Capital Change; Restricted Investments	51
7.11	Transactions Affecting Collateral or Obligations	52
7.12	Guaranties	52
7.13	Debt	53
7.14	Prepayments; Payments on Subordinated Note Debt; Payments on Intercompany Debt	56
7.15	Transactions with Affiliates	56
7.16	Investment Banking and Finder’s Fees	58
7.17	Business Conducted	58
7.18	Liens	58
7.19	Sale and Leaseback Transactions	58
7.20	New Subsidiaries	58
7.21	Fiscal Year	59
7.22	Depreciation Method	59
7.23	Cash Interest Coverage Ratio	59
7.24	Maximum Consolidated Total Debt to Pro Forma EBITDA Ratio	59
7.25	Minimum Fleet Utilization Rate	60
7.26	Capital Expenditures	60
7.27	Use of Proceeds	61
7.28	Further Assurances	61
7.29	Bank Accounts	61
7.30	Changes Relating to Permitted Subordinated Debt	61
7.31	Access Agreements	61
7.32	Additional Credit Parties	62
7.33	Mortgages	63
7.34	Preferred Stock	63
7.35	[Intentionally deleted]	64
7.36	Center of Main Interest	64
7.37	[Intentionally Deleted]	64
7.38	Anti-Terrorism Laws	64

ARTICLE 8. CONDITIONS OF LENDING		64

8.1	Conditions Precedent to the Effectiveness of this Agreement and the Making of Loans on the Closing Date	64
8.2	Conditions Precedent to Each Loan	67

ARTICLE 9. DEFAULT; REMEDIES		68

9.1	Events of Default	68
9.2	Remedies	71

ARTICLE 10. TERM AND TERMINATION		73

10.1	Term and Termination	73

ARTICLE 11. AMENDMENTS; WAIVERs; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS		74

11.1	Amendments and Waivers	74
11.2	Assignments; Participations	76

ARTICLE 12. THE AGENTS		78

12.1	Appointment and Authorization	78
12.2	Delegation of Duties	79
12.3	Liability of Agent	79
12.4	Reliance by Each Agent	79
12.5	Notice of Default	80
12.6	Credit Decision	80
12.7	Indemnification	80
12.8	Agent in Individual Capacity	81
12.9	Successor Agent	81
12.10	Withholding Tax	81
12.11	Collateral Matters and Release of Guaranties	83
12.12	Restrictions on Actions by Lenders; Sharing of Payments	84
12.13	Agency for Perfection	85
12.14	Payments by Responsible Agent to Applicable Lenders	85
12.15	Settlement	86
12.16	Letters of Credit; Intra-Lender Issues	89
12.17	Concerning the Collateral and the Related Loan Documents	91
12.18	Field Audit and Examination Reports; Disclaimer by Lenders	91
12.19	Relation Among Lenders	92
12.20	Administrative Agent as Security Agent	92
12.21	Protection of Administrative Agent as Security Agent	92
12.22	Co-Agents	93

ARTICLE 13. MISCELLANEOUS		93

13.1	No Waivers; Cumulative Remedies	93
13.2	Severability	94
13.3	Governing Law; Choice of Forum; Service of Process	94
13.4	WAIVER OF JURY TRIAL	95
13.5	Survival of Representations and Warranties	96
13.6	Other Security and Guaranties	96
13.7	Fees and Expenses	96
13.8	Notices	97
13.9	Waiver of Notices	99
13.10	Binding Effect	99

13.11	Indemnity of the Agents and the Lenders by the Borrowers	99
13.12	Limitation of Liability	100
13.13	Final Agreement	100
13.14	Counterparts	100
13.15	Captions	101
13.16	Right of Setoff	101
13.17	Confidentiality	101
13.18	Conflicts with Other Loan Documents	102
13.19	Currency Indemnity	102
13.20	Reinstatement	103
13.21	Waiver of Counterclaims	103
13.22	USA Patriot Act Notice	103

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A -	DEFINED TERMS

EXHIBIT A -	[Intentionally deleted]

EXHIBIT B -	FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C -	FINANCIAL STATEMENTS

EXHIBIT D -	FORM OF NOTICE OF BORROWING

EXHIBIT E -	FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT F -	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT G -	FORM OF INSTRUMENT OF JOINDER

EXHIBIT H -	FORM OF OFFICER’S CERTIFICATE OF US BORROWER

EXHIBIT I -	FORM OF UK INTERCREDITOR DEED

SCHEDULE 1 -	LENDERS’ COMMITMENTS (ANNEX A - DEFINED TERMS)

SCHEDULE 6.2	PRIORITY

SCHEDULE 6.4 -	CORPORATE NAME; PRIOR TRANSACTIONS

SCHEDULE 6.5 -	SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.7 -	CAPITALIZATION

SCHEDULE 6.9 -	DEBT

v

SCHEDULE 6.10 -	DISTRIBUTIONS

SCHEDULE 6.11 -	REAL ESTATE; LEASES; ORAL LEASES

SCHEDULE 6.12 -	PROPRIETARY RIGHTS

SCHEDULE 6.13 -	TRADE NAMES

SCHEDULE 6.14 -	LITIGATION

SCHEDULE 6.15 -	LABOR DISPUTES

SCHEDULE 6.16 -	ENVIRONMENTAL LAW

SCHEDULE 6.19 -	ERISA COMPLIANCE

SCHEDULE 6.26 -	MATERIAL AGREEMENTS

SCHEDULE 6.27 -	BANK ACCOUNTS

SCHEDULE 6.30 -	NON-GUARANTOR SUBSIDIARIES

SCHEDULE 7.4 -	UK PROPERTIES

SCHEDULE 7.15 -	TRANSACTIONS WITH AFFILIATES

Execution Copy

AMENDED AND RESTATED CREDIT AGREEMENT

                    This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 30, 2005, (this “Agreement”) among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “US Lender” and collectively as the “US Lenders”), BANK OF AMERICA, N.A. with an office at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, as administrative agent for the US Lenders (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”), MOBILE STORAGE GROUP, INC., a Delaware corporation, with offices at 7590 North Glenoaks Blvd., Burbank, California 91504 (“MSG”) (MSG and each US Subsidiary (as defined below) of MSG which becomes a Borrower in accordance with this Agreement is sometimes referred to in this Agreement as a “US Borrower” and collectively the “US Borrowers”) and MOBILE SERVICES GROUP, INC., a Delaware corporation (the “Parent Guarantor”).

W I T N E S S E T H:

                    WHEREAS, pursuant to the Existing US Credit Agreement the Existing US Lenders have extended credit in the form of, among other things, Existing US Revolving Loans;

                    WHEREAS, MSG has requested that the US Lenders continue to make available to MSG and each of the US Borrowers a revolving line of credit for revolving loans and letters of credit in an amount not to exceed $260,000,000 less the Dollar Equivalent of the UK Aggregate Outstandings (as defined below), and which extensions of credit the US Borrowers will use for the purposes permitted hereunder;

                    WHEREAS, pursuant to the Existing UK Credit Agreement the Existing UK Lenders have extended credit in the form of, among other things, Existing UK Revolving Loans;

                    WHEREAS, Ravenstock has requested that the UK Lenders continue to make available to Ravenstock and each of the UK Borrowers a revolving line of credit for revolving credit loans and letters of credit in an aggregate amount not to exceed £75,000,000;

                    WHEREAS, each of the Borrowers and the Guarantors are engaged in an interrelated business enterprise with an identity of interests, and accordingly the financing provided under this Agreement and the UK Credit Agreement will directly and indirectly benefit each of the Borrowers and the Guarantors;

                    WHEREAS, the Borrowers would not be able to obtain financing for their businesses and the businesses of their Subsidiaries on terms and conditions as favorable as those set forth in this Agreement and the UK Credit Agreement unless the US Obligors and UK Obligors guarantee the UK Obligations of the UK Borrowers under the UK Credit Agreement and the US Obligors guarantee the US Obligations of the US Borrowers under this Agreement, in each case as provided in the Loan Documents;

                    WHEREAS, each US Credit Party desires that (a) the US Lenders continue the Existing US Letters of Credit as US Letters of Credit, continue the Existing US Revolving Loans and Existing US Commitments as US Revolving Loans and US Commitments hereunder and agree to increase the Commitments and extend the credit facilities and (b) US Lenders agree to amend and restate the Existing US Credit Agreement in its entirety for the purpose of making the amendments reflected herein;

                    WHEREAS, the US Lenders have agreed to amend and restate the Existing US Credit Agreement in its entirety for the purpose of making the amendments reflected herein, which amendment and restatement shall become effective on the Closing Date upon the satisfaction of the conditions precedent set forth herein;

                    WHEREAS, each UK Credit Party desires that (a) UK Lenders continue the Existing UK Letters of Credit as UK Letters of Credit, continue the Existing UK Revolving Loans and Existing UK Commitments as UK Revolving Loans and UK Commitments under the UK Credit Agreement and agree to increase the Commitments and extend the credit facilities and (b) UK Lenders agree to amend and restate the Existing UK Credit Agreement in its entirety for the purpose of making the amendments reflected in the UK Credit Agreement;

                    WHEREAS, the UK Lenders have agreed to enter into an amendment and restatement agreement relating to the Existing UK Credit Agreement for the purpose of making the amendments reflected therein, which amendment and restatement shall become effective on and from the Closing Date upon the satisfaction of the conditions precedent set forth therein;

                    WHEREAS, each US Borrower desires to continue to guarantee and secure all of the US Obligations hereunder and under the other US Loan Documents to the extent so guaranteed and secured under the Existing US Credit Agreement and the US Loan Documents, as in effect prior to the date hereof, and as further provided herein;

                    WHEREAS, the US Guarantors have agreed to continue to guarantee and secure all of the US Obligations hereunder and under the other US Loan Documents and UK Loan Documents to the extent so guaranteed and secured under the Existing US Credit Agreement and the US Loan Documents and the UK Loan Documents, as in effect prior to the date hereof, and as further provided herein; and

                    WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all annexes, exhibits and schedules attached hereto are incorporated herein by reference.

                    NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the US Lenders, the Administrative Agent, the Documentation Agent, if any, and the US Borrowers hereby agree as follows.

ARTICLE 1.
LOANS AND LETTERS OF CREDIT

          1.1 Total US Facility. Subject to all of the terms and conditions of this Agreement, the US Lenders agree to continue the Existing Revolving Loans and Existing Letters of Credit as

US Revolving Loans and Letters of Credit hereunder and to make available a total credit facility of up to $260,000,000 less the Dollar Equivalent of the UK Aggregate Outstandings (the “Total US Facility”) to the US Borrowers from time to time during the term of this Agreement. The Total US Facility shall be composed of a revolving line of credit consisting of US Revolving Loans and Letters of Credit described herein. On the Closing Date, the Borrowers (directly or through funding of a Revolving Loan) shall pay in full the Existing Term Loans and the Existing US Credit Agreement and the Existing UK Credit Agreement shall be amended and restated in their entirety as more particularly described herein and therein and neither the Credit Parties nor the Lenders shall be subject to or bound by any of the terms or provisions of the Existing US Credit Agreement or the Existing UK Credit Agreement and shall only be subject to or bound by the terms and provisions of this Agreement and the UK Credit Agreement in respect of the US Commitments, the UK Commitments, the Loans and other Obligations and the transactions contemplated hereby and thereby, as set forth herein and therein. The parties acknowledge and agree that this Agreement, the UK Credit Agreement and the other Loan Documents do not constitute a novation, payment and reborrowing or termination of the Existing Revolving Loans and other obligations under the Existing US Credit Agreement and the Existing UK Credit Agreement (other than the prepayment of the Existing Term Loans made concurrently with the effectiveness of the US Credit Agreement or the UK Credit Agreement) and that all such obligations (other than the Existing Term Loans so prepaid) are in all respects continued and outstanding as obligations under this Agreement and the UK Credit Agreement with only the terms being modified from and after the Closing Date as provided in this Agreement, the UK Credit Agreement and the other Loan Documents. By its execution hereof, each US Lender consents to the amendment, amendment and restatement, replacement or other modification to any other Loan Document being so amended, amended and restated, replaced or otherwise modified on the Closing Date in the form approved by the Administrative Agent.

          1.2 US Revolving Loans.

                    (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each US Lender severally, but not jointly, agrees, upon the US Borrower Representative’s request from time to time on any US Business Day during the period from the Closing Date to the Termination Date, to make revolving loans in US Dollars (the “US Revolving Loans”) to the US Borrowers (or to continue Existing Revolving Loans under the US Credit Agreement) in amounts not to exceed such US Lender’s Pro Rata Share of US Availability, except for Non-Ratable Loans and Agent Advances (together with the agreement set forth in Section 1.4 to issue Letters of Credit or provide Credit Support for the account of the US Borrowers, the “US Revolving Facility”). The US Lenders, however, in their unanimous discretion, may elect to make US Revolving Loans or issue or arrange to have issued Letters of Credit for the account of the US Borrowers in excess of the US Borrowing Base on one or more occasions, but if they do so, neither the Administrative Agent nor the US Lenders shall be deemed thereby to have changed the limits of the US Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate Outstandings would exceed Total Excess Availability (with Total Excess Availability for this purpose only calculated as if Aggregate Outstandings, US Aggregate Outstandings and UK Aggregate Outstandings were equal to zero) after giving effect to any US Borrowing or if US Aggregate Outstandings would exceed US Availability (with US Availability for this purpose only calculated as if US Aggregate Outstandings and UK Aggregate Outstandings were equal to zero) after giving effect to any US

Borrowing, the US Lenders may refuse to make or may otherwise restrict the making of US Revolving Loans as the US Lenders determine until such excess has been eliminated, subject to the Administrative Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i)

                    (b) Procedure for Borrowing.

                              (1) Each US Borrowing of US Revolving Loans shall be made upon the US Borrower Representative’s irrevocable written notice delivered to the Administrative Agent in the form of a notice of borrowing in the form attached hereto as Exhibit D (“Notice of Borrowing”), which must be received by the Administrative Agent prior to (i) 11:00 a.m. (California time) three US Business Days prior to the requested Funding Date, in the case of US LIBOR Revolving Loans and (ii) 11:00 a.m. (California time) on the requested Funding Date, in the case of US Base Rate Revolving Loans, specifying:

                              (A) the amount of the US Borrowing, which in the case of a US LIBOR Revolving Loan must equal or exceed $1,000,000 (and increments of $500,000 in excess of such amount);

                              (B) the requested Funding Date, which must be a US Business Day;

                              (C) whether the US Revolving Loans requested are to be US Base Rate Revolving Loans or US LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a US Base Rate Revolving Loan); and

                              (D) the duration of the Interest Period for any requested US LIBOR Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

provided, however, that with respect to the US Borrowing to be made on the Closing Date, such US Borrowing will consist of US Base Rate Revolving Loans only.

                               (2) In lieu of delivering a Notice of Borrowing, the US Borrower Representative may give the Administrative Agent telephonic notice of such request for advances to the Designated Account of the US Borrowers on or before the deadline set forth above. The Administrative Agent at all times shall be entitled to rely on such telephonic notice in making such US Revolving Loans, regardless of whether any written confirmation is received.

                               (3) The US Borrowers shall have no right to request a US LIBOR Revolving Loan while a Default or Event of Default has occurred and is continuing.

                    (c) Reliance upon Authority; Appointment of US Borrower Representative.

                               (1) Each US Borrower hereby designates MSG as its representative and agent on its behalf for the purposes of issuing Notices of Borrowing and Notices of Conversion/Continuation, in each case in respect of US Revolving Loans, giving instructions with respect to the disbursement of the proceeds of the US Revolving Loans, selecting interest rate options, requesting Letters of Credit for the account of any US Borrower, giving and receiving all other notices and consents hereunder or under any of the other US Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any US Borrower or US Borrowers under the Loan Documents (in such capacity, the “US Borrower Representative”). The US Borrower Representative hereby accepts such appointment. Each US Agent, the Letter of Credit Issuer and each US Lender may regard any notice or other communication pursuant to any Loan Document from the US Borrower Representative as a notice or communication from all US Borrowers, and may give any notice or communication required or permitted to be given to the US Borrower or Borrowers hereunder to the US Borrower Representative on behalf of the US Borrower or Borrowers. Each US Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the US Borrower Representative shall be deemed for all purposes to have been made by such US Borrower and shall be binding upon and enforceable against such US Borrower to the same extent as if the same had been made directly by such US Borrower.

                              (2) All US Borrowers acknowledge and agree that the US Borrowers are engaged in an integrated operation that requires financing on the basis of credit availability to each US Borrower, that the co-borrowing arrangement has been established at the request of the US Borrowers, and that each US Borrower expects to derive, directly or indirectly, benefit from such credit availability to the other US Borrowers. Neither any US Agent nor the Letter of Credit Issuer nor any US Lender shall incur any liability to US Borrowers or any other Credit Party as a result of the co-borrowing arrangement for the US Borrowers established by this Agreement and shall not have any liability or responsibility to the US Borrowers to inquire into the allocation, apportionment or use of the proceeds of any US Revolving Loans or extensions of credit hereunder. To induce the US Agents, the Letter of Credit Issuer and the US Lenders to establish this co-borrowing arrangement for the US Borrowers and in consideration thereof, each US Borrower hereby indemnifies the US Agents, the Letter of Credit Issuer and the US Lenders, and their respective successors and assigns, and agrees to hold each of them harmless from any and all liabilities, expenses, losses, damages and claims asserted against them by any Person arising from or incurred by reason of the designation of the US Borrower Representative as such and the co-borrowing arrangements of the US Borrowers as provided in this Agreement, any reliance by any US Agent, the Letter of Credit Issuer or any US Lender on any document, request or instruction given by the US Borrower Representative designated by the US Borrowers herein to act on their behalf or any other action taken by any US Agent, the Letter of Credit Issuer or the US Lenders with respect to the co-borrowing arrangement; provided, however, that no US Borrower shall have an obligation to indemnify any US Agent, the Letter of Credit Issuer or any US Lender under this Section 1.2(c)(2) with respect to any liabilities resulting solely from the gross negligence or willful misconduct of such indemnified party as determined in a final non-appealable judgment of a court of competent jurisdiction. The agreements of the US Borrowers contained in this Section 1.2(c)(2) shall survive payment of all other Obligations.

                              (3) Prior to the Closing Date, the US Borrower Representative shall deliver to the Administrative Agent, a notice setting forth the account of each US Borrower (each, a “Designated Account”) to which the Administrative Agent is authorized to transfer the proceeds of the US Revolving Loans requested hereunder. Each US Borrower may designate a replacement account from time to time by written notice. All such Designated Accounts must be reasonably satisfactory to the Administrative Agent. The Administrative Agent is entitled to rely conclusively on any person’s request for US Revolving Loans on behalf of each US Borrower, so long as the proceeds thereof are to be transferred to such Borrower’s Designated Account. The Administrative Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the US Borrower to make such requests on its behalf.

                    (d) No Liability. No US Agent shall incur any liability to any US Borrower as a result of acting upon any notice referred to in Section 1.2(b) which the Administrative Agent believes in good faith to have been given by an officer or other person duly authorized by the US Borrower Representative to request US Revolving Loans on behalf of the US Borrowers. The crediting of US Revolving Loans to a US Borrower’s Designated Account conclusively establishes the obligation of such US Borrower to repay such US Revolving Loans as provided herein.

                    (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The US Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

          (f) Administrative Agent’s Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Administrative Agent shall elect to have the terms of Section 1.2(g) or the terms of Section 1.2(h) apply to such requested US Borrowing. If the Administrative Agent declines in its sole discretion to have the Bank make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested US Borrowing.

                    (g) Making of US Revolving Loans. If the Administrative Agent elects to have the terms of this Section 1.2(g) apply to a requested US Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Administrative Agent shall notify the US Lenders by telecopy, telephone or e-mail of the requested US Borrowing. Each US Lender shall transfer its Pro Rata Share of the requested US Borrowing to the Administrative Agent in immediately available funds, to the account from time to time designated by the Administrative Agent, not later than 1:00 p.m. (California time) on the applicable Funding Date. After the Administrative Agent’s receipt of all proceeds of such US Revolving Loans, the Administrative Agent shall make the proceeds of such US Revolving Loans available to the US Borrowers on the applicable Funding Date by transferring same day funds to the US Borrower’s Designated Account; provided, however, that the amount of US Revolving Loans so made on any date shall not exceed either US Availability or Total Excess Availability on such date.

                    (h) Making of Non-Ratable Loans.

                              (1) If the Administrative Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested US Borrowing, the Bank shall make a US Revolving Loan in the amount of that US Borrowing available to the US Borrower on the applicable Funding Date by transferring same day funds to US Borrower’s Designated Account or, in the case of US Revolving Loans made on the Closing Date, to such accounts as designated by the US Borrower Representative in writing. Each US Revolving Loan made solely by the Bank pursuant to this Section is herein referred to as a “Non-Ratable Loan”, and such US Revolving Loans are collectively referred to as the “Non-Ratable Loans,” Each Non-Ratable

Loan shall be subject to all the terms and conditions applicable to other US Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time to all US Borrowers shall not exceed the Dollar Equivalent of $5,000,000. The Administrative Agent shall not request the Bank to make any Non-Ratable Loan if (l) the Administrative Agent has received written notice from any US Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable US Borrowing, or (2) the requested US Borrowing would exceed US Availability or Total Excess Availability on that Funding Date.

                              (2) The Non-Ratable Loans to the US Borrowers shall be secured by the US Agents’ Liens in and to the US Collateral and shall constitute US Base Rate Revolving Loans and Obligations of the US Borrowers hereunder.

                    (i) Agent Advances.

                              (1) Subject to the limitations set forth below, the Administrative Agent is authorized by each US Obligor and each US Lender, from time to time in the Administrative Agent’s sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied, to make US Base Rate Revolving Loans to the US Borrowers on behalf of the US Lenders in an aggregate amount outstanding at any time not to exceed 10% of the US Borrowing Base but not in excess of the Maximum US Amount which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the US Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the US Revolving Loans and other US Obligations, or (3) to pay any other amount chargeable to the US Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 13.7 (any of such advances are herein referred to as “Agent Advances”); provided, that the US Required Lenders may at any time revoke the Administrative Agent’s authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.

                              (2) The Agent Advances made with respect to any US Borrower shall be secured by the US Agents’ Liens in and to the US Collateral and shall constitute US Base Rate Revolving Loans and Obligations of the US Borrowers hereunder.

          1.3 [Intentionally deleted]

          1.4 Letters of Credit.

                    (a) Agreement to Issue or Cause To Issue. Subject to the terms and conditions of this Agreement, Administrative Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of a US Borrower one or more commercial/documentary or standby letters of credit when instructed by the US Borrower Representative (“Letter of Credit”) and/or (ii) to provide credit support or other enhancement to an issuer of a letter of credit acceptable to Administrative Agent which issues a Letter of Credit for the account of any US Borrower (any such credit support or enhancement being herein referred to as a “Credit Support”) when instructed by such US Borrower Representative from time to time during the term of this Agreement.

                    (b) Amounts; Outside Expiration Date. The Administrative Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the US Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the US Borrowers in connection with the opening thereof would exceed either US Availability or Total Excess Availability at such time; (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit; (iv) a Default or Event of Default has occurred and is continuing; or (v) such Letter of Credit for the account of any US Borrower is denominated in any currency other than Dollars. With respect to any Letter of Credit which contains any “evergreen” or automatic renewal provision, each US Lender shall be deemed to have consented to any such extension or renewal unless the Required Lenders shall have provided to the Administrative Agent, written notice that they decline to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit.

                    (c) Other Conditions. In addition to conditions precedent contained in Article 8, the obligation of the Letter of Credit Issuer to issue or the Administrative Agent to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Administrative Agent:

                              (1) The US Borrower Representative shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Administrative Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuer; and

                              (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                     (d) Issuance of Letters of Credit.

                              (1) Request for Issuance. The US Borrower Representative must notify the Administrative Agent of a requested Letter of Credit at least three (3) US Business

Days prior to the proposed issuance date (or any lesser period as approved by the Administrative Agent and the Letter of Credit Issuer). Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the US Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the US Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The US Borrower Representative shall attach to such notice the proposed form of the Letter of Credit.

                              (2) Responsibilities of the Administrative Agent; Issuance. As of the US Business Day immediately preceding the requested issuance date of the Letter of Credit, the Administrative Agent shall determine the amount of the US Unused Letter of Credit Subfacility and US Availability or Total Excess Availability. If (i) the face amount of the requested Letter of Credit is less than the US Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the US Borrower in connection with the opening thereof would not exceed US Availability or Total Excess Availability, the Administrative Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

                              (3) No Extensions or Amendment. The Administrative Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.4 are met as though a new Letter of Credit were being requested and issued.

                    (e) Payments Pursuant to Letters of Credit. The US Borrowers agree, jointly and severally, to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Administrative Agent for the account of the US Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit issued for its account immediately when due, irrespective of any claim, setoff, defense or other right which the US Borrowers may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the US Borrowers to the Administrative Agent for a Borrowing of a US Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such Borrowing shall be the date of such drawing, and the Administrative Agent is authorized to charge the US Borrowers’ Loan Account for the amount of such drawing in accordance with Section 3.6.

                    (f) Indemnification; Exoneration; Power of Attorney.

                              (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.4, the US Borrowers agree, jointly and severally, to protect, indemnify, pay and save the US Lenders and the Administrative Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which any US Lender or the Administrative Agent (other than a US Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. The US Borrowers’ obligations under this Section shall survive payment of all other Obligations.

                              (2) Assumption of Risk by the Applicable Borrowers. As among the US Borrowers, the US Lenders, and the US Agents, the US Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the US Lenders and the US Agents (in each case, in their capacity as such) shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the US Lenders or the US Agents, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the US Agents or any US Lender under this Section 1.4(f).

                              (3) Exoneration. Without limiting the foregoing, no action or omission whatsoever by any US Agent or any US Lender (excluding any US Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of any US Agent or any US Lender to any US Borrower, or relieve any US Borrower of any of its obligations hereunder to any such Person.

                              (4) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit the US Borrowers’ rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the US Borrower (or the US Borrower Representative on its behalf) and the Letter of Credit Issuer.

                              (5) Account Party. Each US Borrower hereby authorizes and directs any Letter of Credit Issuer to name the US Borrower as the “Account Party” therein for any Letter of Credit issued on its behalf and to deliver to the US Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Administrative Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                    (g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.4(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the US Borrowers shall deposit with the Administrative Agent, for the ratable benefit of the US Agents and the US Lenders, with respect to each Letter of Credit or Credit Support then outstanding, either (X) a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to the Administrative Agent, issued by an issuer satisfactory to the Administrative Agent in an amount equal to 105% of the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support or (Y) cash collateral in such amount. The Administrative Agent shall be entitled to draw on such Supporting Letter of Credit, or withdraw from the cash collateral account, for amounts necessary to reimburse the Administrative Agent and the US Lenders for payments to be made by the Administrative Agent and the US Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit or cash collateral shall be held by the Administrative Agent, for the ratable benefit of the US Agents and the US Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding. Upon expiration of any such outstanding Letter of Credit, or cancellation and return of such Letter of Credit to the Letter of Credit Issuer, the Administrative Agent shall return to the US Borrowers any Supporting Letter of Credit and pay to the US Borrowers any cash remaining after payment of all amounts due with respect to such Letter of Credit.

          1.5 US Bank Products. Each US Borrower may request and the Administrative Agent may, in its sole and absolute discretion, arrange for such US Borrower to obtain from the Bank or the Bank’s Affiliates’ US Bank Products, although no US Borrower is required to do so. If US Bank Products are provided by an Affiliate of the Bank, the US Borrowers agree, jointly and severally, to indemnify and hold the US Agents, the Bank and the US Lenders harmless from any and all costs and obligations now or hereafter incurred by any US Agent, the Bank or any of the US Lenders which arise from any indemnity given by the Administrative Agent to its Affiliates related to such US Bank Products; provided, however, nothing contained herein is intended to limit any US Borrower’s rights with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between any US Borrower and the Bank which relate to US Bank Products. The agreement contained in this Section shall survive termination of this Agreement. Each US Borrower acknowledges and agrees that the obtaining of US Bank Products from the Bank or the Bank’s Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank’s Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank’s Affiliates.

          1.6 Joint And Several Obligations; Cross-Guaranty.

                    (a) Each US Borrower hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the US Agents and the US Lenders the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all US Obligations owed or hereafter owing to the Administrative Agent and the US Lenders by each other US Borrower, regardless of which US Borrower actually receives any US Revolving Loans or other extensions of credit under the US Loan Documents, the amount received by any

US Borrower or the manner in which any US Borrower, the Administrative Agent or any US Lender accounts for such Loans and other extensions of credit. Each US Borrower agrees that its guaranty of the Obligations hereunder are a continuing guaranty of payment and performance and not of collection, and that its US Obligations under this Section 1.6 shall not be discharged until payment and performance in full of all Obligations and termination of all US Commitments and UK Commitments.

                    (b) The US Obligations of the US Borrowers under this Section 1.6 and the Liens securing such US Obligations shall not be released or impaired by any action or inaction on the part of any US Agent or any US Lender which would otherwise constitute the release of a surety. Without limiting the generality of the foregoing, the liability of any US Borrower hereunder shall not be affected or impaired in any manner by (i) the failure of any Person to become or remain a US Borrower or guarantor or the failure of any US Agent or any US Lender to preserve, protect or enforce any right to require any Person to become or remain a US Borrower or guarantor, (ii) any taking, failure to take, failure to create, perfect or ensure the priority of, or exchange, release or termination or lapse of any Lien securing any US Obligations of any other US Borrower, or any taking, failure to take, release or amendment or waiver of or consent to departure from, any other guaranty of any of the US Obligations of any other US Borrower, (iii) any manner or order of sale or other enforcement of any Lien securing any of the US Obligations or any manner or order of application of the proceeds of any such Lien to the payment of the US Obligations or any failure to enforce any Lien or to apply any proceeds thereof, (iv) any furnishing, exchange, substitution or release of any collateral securing the US Obligations, or any failure to perfect any Lien in any of the collateral securing the US Obligations, or (v) any other circumstance which might otherwise constitute a defense (except the final payment in full) available to, or a discharge of, a surety or guarantor.

                    (c) The liability of each US Borrower under this Agreement for obligations in its capacity as guarantor and its joint and several liability as a co-US Borrower for any other US Borrower’s US Obligations hereunder shall remain valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than final payment in full of the US Obligations), including the occurrence of any of the following, whether or not such Borrower shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the US Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the US Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default) of this Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant hereto or thereto, or of any other guaranty or security for the US Obligations, in each case whether or not in accordance with the terms of this Agreement, such Loan Document or any agreement relating to such other guaranty or security; (iii) the US Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source to the payment of any liability other than the US Obligations, even though the US Lenders might have elected to apply such payment to any part or all of the US Obligations; (v) any consent by any US Lender or any

US Agent to the change, reorganization or termination of the corporate structure or existence of any other US Borrower, or any other Person and to any corresponding restructuring of the US Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the US Obligations; (vii) any defenses (except the defense of final payment in full), set-offs or counterclaims which any US Borrower, any guarantor or any other Person may allege or assert against any Agent or any Lender in respect of the US Obligations, including, for example, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any US Borrower as an obligor in respect of the US Obligations.

                    (d) To the maximum extent permitted by law, each US Borrower in its capacity as a guarantor hereunder hereby waives and agrees not to assert or take advantage of: (i) any defense now existing or hereafter arising based upon any legal disability or other defense of any other US Borrower or any guarantor or other Person, or by reason of the cessation or limitation of the liability of any other US Borrower or any guarantor or other Person from any cause other than full payment and performance of all obligations due under this Agreement or any of the other Loan Documents; (ii) any defense based upon any lack of authority of the officers, directors, partners or US Agents acting or purporting to act on behalf of any other US Borrower or any guarantor or other Person, or any defect in the formation of any other US Borrower or any guarantor or other Person; (iii) the unenforceability or invalidity of any security or guaranty or the lack of perfection or continuing perfection, or failure of priority of any security for the US Obligations; (iv) any and all rights and defenses arising out of an election of remedies by any US Agent or any US Lender, even though that election of remedies, such as a non-judicial foreclosure with respect to security for an US Obligation, has destroyed such US Borrower’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (v) any defense based upon any failure to disclose to such US Borrower any information concerning the financial condition of any other US Borrower or any guarantor or other Person or any other circumstances bearing on the ability of any other US Borrower or any guarantor or other Person to pay and perform all obligations due under this Agreement or any of the other Loan Documents; (vi) any failure by any US Agent or any US Lender to give notice to such US Borrower or any guarantor or other Person of the sale or other disposition of security, and any defect in notice given by any US Agent or any US Lender in connection with any such sale or disposition of security; (vii) any failure of any US Agent or any US Lender to comply with applicable laws in connection with the sale or disposition of security, including, without limitation, any failure by any US Lender or any US Agent to conduct a commercially reasonable sale or other disposition of such security; (viii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal, or that reduces a surety’s or guarantor’s obligations in proportion to the principal’s obligation; (ix) any use of cash collateral under Section 363 of the Bankruptcy Code; (x) any defense based upon an election by any US Agent or any US Lender, in any proceeding instituted under the Bankruptcy Code, of the application of Section 111l(b)(2) of the Bankruptcy Code or any successor statute; (xi) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code; (xii) any right of subrogation, any right to enforce any remedy which any US Agent or any US Lender may have against any other US Borrower or any guarantor or other Person and any right to participate in, or benefit from, any security now or hereafter held by the Administrative Agent or any US Lender for the US Obligations of the other US Borrowers, until all US Obligations have been paid in full and the US Commitments terminated; (xiii) presentment, demand, protest and notice of any kind, including notice of acceptance of this Agreement and of the existence, creation or incurring of new or additional US Obligations; (xiv) the benefit of any statute of limitations affecting the liability of any other US Borrower or any guarantor or other Person, enforcement of this Agreement or any other Loan Documents, the liability of any other US Borrower hereunder or the enforcement hereof; (xv) all notices of intention to accelerate and/or notice of acceleration of the US Obligations; (xvi) relief from any applicable valuation or appraisement laws; (xvii) any other action by any US Agent or any US Lender, whether authorized by this Agreement or otherwise, or any omission by any US Agent or any US Lender or other failure of any US Agent or any US Lender to pursue, or delay in pursuing, any other remedy in its power; (xviii) any and all claims and/or rights of counterclaim, recoupment, setoff or offset; and (xix) any defense based upon the application of the proceeds of a Loan for purposes other than the purposes represented by the US Borrowers or intended or understood by any US Agent or any US Lender or any US Borrower. Each US Borrower agrees that the payment and performance of all US Obligations or any part thereof or other act which tolls any statute of limitations applicable to this Agreement or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to such US Borrower’s liability under this Section 1.6. Without limiting the generality of the foregoing or any other provision hereof, each US Borrower further waives any and all rights and defenses that such US Borrower may have as a guarantor because the US Obligations of any of the other US Borrowers are secured by real property of any of the other US Borrowers; this means, among other things, that: (1) the US Lenders may collect from such US Borrower without first foreclosing on any real or personal property collateral pledged by any other US Borrower, (2) if any US Agent or any US Lender forecloses on any real property collateral pledged by any other US Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) any US Agent or any US Lender may collect from such US Borrower even if any US Agent or any US Lender, by foreclosing on the real property collateral, has destroyed any right such US Borrower may have to collect from any other US Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses each US Borrower may have because the US Obligations are secured by real property of any other US Borrower. Each US Borrower acknowledges and agrees that California Civil Code Section 2856 authorizes and validates waivers of a guarantor’s rights of subrogation and reimbursement and waivers of certain other rights and defenses available to a guarantor under California law. Based on the preceding sentence and without limiting the generality of the foregoing waivers contained in this subparagraph or any other provision hereof, each US Borrower expressly waives to the maximum extent permitted by law any and all rights and defenses (except the defense of final payment in full), including without limitation any rights of subrogation, reimbursement, indemnification and contribution (except subrogation or contribution pursuant to this Agreement), which might otherwise be available to such US Borrower under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433 and under California Code of Civil Procedure Sections 580a, 580b, 580d and 726 (or any of such sections), to the extent applicable or under the laws of any other jurisdiction to the extent the same are applicable to this Agreement or the agreements, covenants or obligations of any other US Borrower hereunder or under any other US Loan Document.

                    (e) Each US Borrower is fully aware of the financial condition of the other US Borrowers and is executing and delivering this Agreement based solely upon such US Borrower’s own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement by any US Agent or any US Lender. Each US Borrower hereby assumes full responsibility for obtaining any additional information concerning the financial condition of the other US Borrowers, or any other guarantor or their respective properties, financial condition and prospects and any other matter pertinent hereto as such US Borrower may desire, and such US Borrower is not relying upon or expecting any US Agent or any US Lender to furnish to such US Borrower any information now or hereafter in the possession of the US Agent or any US Lender concerning the same or any other matter. By executing this Agreement, each US Borrower knowingly accepts the full range of risks encompassed within a contract of this type, which risks such US Borrower acknowledges. No US Borrower shall have the right to require any US Agent or any US Lender to obtain or disclose any information with respect to the US Obligations, the financial condition or prospects of any other US Borrower, the ability of any other US Borrower to pay or perform its US Obligations, the existence, perfection, priority or enforceability of any collateral security for any or all of the US Obligations, the existence or enforceability of any other guaranties of all or any part of the US Obligations, any action or non-action on the part of any US Agent or any US Lender, any other US Borrower or any other Person, or any other event, occurrence, condition or circumstance whatsoever.

                    (f) The US Obligations of each US Borrower as a guarantor (but not its obligations with respect to any Loans or advances made directly or indirectly to it, or Letters of Credit or Credit Support issued for its direct or indirect benefit) shall be limited to an amount not to exceed the greater of (i) the net amount of all Loans advanced to any other US Borrower under this Agreement and then re-loaned or otherwise transferred to or for the benefit of such US Borrower and (ii) the maximum amount of such obligations and liabilities as a guarantor that can be made or assumed by such US Borrower without rendering such obligation or liability void or voidable under applicable laws relating to fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally, in each case giving effect to all liabilities of such US Borrower other than any liabilities in respect of intercompany indebtedness to the extent that it would be discharged in the amount paid by such US Borrower hereunder and giving effect to all rights of subrogation, contribution, reimbursement, indemnity or similar rights pursuant to applicable law or any agreement (the “Maximum Liability”).

                    (g) Each US Borrower hereby agrees that to the extent that any US Borrower makes any payment hereunder on behalf of another US Borrower, the US Borrower making such payment shall be entitled to seek and receive contribution and indemnification from and to be reimbursed by each other US Borrower, in an amount equal to a fraction of such payment, the numerator of which is the Maximum Liability of the US Borrower making the payment and the denominator of which is the Maximum Liability of all US Borrowers as of the date of determination. Each US Borrower’s right of contribution shall be subject to the terms and conditions of this Section 1.6(g). The provisions of this Section 1.6 (g) shall in no respect limit the direct obligations and liabilities of any US Borrower to the US Lenders for any US Revolving Loans and advances made to it, or any Letter of Credit or Credit Support issued for its benefit and each US Borrower shall remain liable to the US Lenders for the full amount of its liabilities under this Agreement.

                    (h) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each US Borrower in its capacity as a guarantor hereby expressly and irrevocably subordinates to payment of the US Obligations of the US Borrowers any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the US Obligations of the US Borrowers are paid in full in cash and all US Commitments are terminated. Each US Borrower in its capacity as a guarantor only acknowledges and agrees that this subordination is intended to benefit the US Agents and the US Lenders and shall not limit or otherwise affect such US Borrower’s primary liability hereunder or the enforceability of this Section 1.6, and that the US Agents, US Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 1.6.

                    (i) No US Borrower shall be entitled to be subrogated to any of the rights of any US Agent or any US Lender or against any other US Borrower, or any collateral security or guarantee or right to offset held by any US Agent or any US Lender for the payment of the US Obligations of the US Borrowers, as the case may be, nor shall any US Borrower seek or be entitled to seek any contribution or reimbursement from or any other US Borrower in respect of payments made by such US Borrower hereunder, until all amounts owing to the US Agents and the US Lenders on account of the US Obligations of the US Borrowers are paid in full, no Letter of Credit shall be outstanding and the US Commitments are terminated or have expired. If any amount shall be paid to any US Borrower on account of such subrogation rights at any time not permitted hereunder, such amount shall be held by such US Borrower in trust for the Administrative Agent and the US Lenders, segregated from other funds of such US Borrower, and shall, forthwith upon receipt, be turned over to the Administrative Agent in the exact form received (duly endorsed to the Administrative Agent, if required), to be applied against the US Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                    (j) This Section 1.6 is intended only to define the relative rights of the US Borrowers, the US Agents and the US Lenders and nothing set forth in this Section 1.6 is intended to or shall impair the obligations of the US Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement. Nothing contained in this Section 1.6 shall limit the liability of any US Borrower to pay the Loans or Advances made directly or indirectly to that US Borrower and accrued interest, Fees and expenses with respect thereto, for which such US Borrower shall be primarily liable.

                    (k) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of each US Borrower to which such contribution and indemnification is owing.

ARTICLE 2.
INTEREST AND FEES

          2.1 Interest.

                    (a) Interest Rates. All outstanding US Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the US Base Rate or the US LIBOR Rate, as applicable, plus the Applicable Margin, but not to exceed the Maximum Rate. If at any time US Revolving Loans are outstanding with respect to which the US Borrower Representative has not delivered to the Administrative Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those US Revolving Loans shall bear interest at a rate determined by reference to the US Base Rate, as applicable, until notice to the contrary has been given to the Administrative Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding US Obligations shall bear interest as follows:

(i) For all US Revolving Loans:

               (A) for all US Base Rate Revolving Loans and other US Obligations of the US Obligors (other than US LIBOR Revolving Loans) at a fluctuating per annum rate equal to the US Base Rate plus the Applicable Margin specified for US Base Rate Revolving Loans; and

(B) For all US LIBOR Revolving Loans at a per annum rate equal to the sum of the US LIBOR Rate plus the Applicable Margin specified for US LIBOR Revolving Loans.

          Each change in the US Base Rate shall be reflected in the interest rate applicable to US Revolving Loans, as of the effective date of such change. All interest charges on US Base Rate Revolving Loans shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). All interest charges on US LIBOR Revolving Loans shall be computed on the basis of a 365-day year and actual days elapsed. The US Borrowers shall pay to the Administrative Agent, for the ratable benefit of US Lenders, interest accrued on all US Base Rate Revolving Loans in arrears on the first day of each month hereafter and on the Termination Date, and the US Borrowers shall pay to the Administrative Agent, for the ratable benefit of the US Lenders interest on all US LIBOR Revolving Loans in arrears on each LIBOR Interest Payment Date.

                    (b) Default Rate. If any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders in their discretion so elect, then, while any such Event of Default is continuing, all of the US Obligations shall bear interest at the Default Rate applicable thereto.

          2.2 Continuation and Conversion Elections.

                    (a) Subject to Section 1.2(b)(3), the US Borrowers may:

               (i) elect, as of any US Business Day, in the case of US Base Rate Revolving Loans to convert any US Base Rate Revolving Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof) into US LIBOR Revolving Loans; or

          (ii) elect, as of the last day of the applicable Interest Period, to continue any US LIBOR Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof);

provided, that if at any time the aggregate amount of US LIBOR Revolving Loans in respect of any single Interest Period is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such US LIBOR Revolving Loans shall automatically convert into US Base Rate Revolving Loans; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

                    (b) The US Borrower Representative shall deliver a notice of continuation/conversion in the form attached hereto as Exhibit E (a “Notice of Continuation/Conversion”) to the Administrative Agent not later than 11:00 a.m. (California time), at least three (3) US Business Days in advance of the Continuation/Conversion Date, if the US Revolving Loans are to be converted into or continued as US LIBOR Revolving Loans and specifying:

(i) the proposed Continuation/Conversion Date;

(ii) the aggregate amount of US Revolving Loans to be converted or renewed;

(iii) the type of US Revolving Loans resulting from the proposed conversion or continuation; and

(iv) the duration of the requested Interest Period, provided, however, the US Borrower Representative may not select an Interest Period that ends after the Stated Termination Date.

                    (c) If upon the expiration of any Interest Period applicable to US LIBOR Revolving Loans, the US Borrower Representative has failed to select timely a new Interest Period to be applicable to such US LIBOR Revolving Loans or if any Default or Event of Default then exists, the US Borrower Representative shall be deemed to have elected to convert such US LIBOR Revolving Loans into US Base Rate Revolving Loans effective as of the expiration date of such Interest Period.

                    (d) The Administrative Agent will promptly notify each US Lender, as applicable, of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each US Lender.

                    (e) There may not be more than six (6) different Interest Periods for US LIBOR Revolving Loans in effect hereunder at any time.

          2.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any US Lender under applicable law for such

US Lender with respect to loans of the type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the US Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the US Borrowers shall, to the extent permitted by applicable law, pay the Administrative Agent, for the account of the applicable US Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Administrative Agent and/or any US Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the US Obligations of the US Borrowers other than interest, in the inverse order of maturity, and if there are no US Obligations of the US Borrowers outstanding, the Administrative Agent and/or such US Lender shall refund to the US Borrowers such excess.

          2.4 Agent Fees. The US Borrowers agree, jointly and severally, to pay the Administrative Agent fees in the amount and at the times set forth in the confidential fee letter dated as of November 18, 2005, among the Administrative Agent, Banc of America Securities, LLC, Ravenstock and MSG (as amended, restated, supplemented or otherwise modified from time to time, the “Fee Letter”).

          2.5 Unused Line Fee. On the first day of each month and on the Termination Date: (i) the UK Borrowers agree, jointly and severally, to pay to the UK Agent, for the account of the UK Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “UK Unused Line Fee”) in an amount equal to the Sterling Equivalent of the Applicable Unused Line Fee Rate multiplied by the amount by which the UK Commitments exceed the average daily amount of UK Aggregate Outstandings and (ii) the US Borrowers agree, jointly and severally, to pay to the Administrative Agent, for the account of the US Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “US Unused Line Fee”) in an amount equal to the Dollar Equivalent of (x) the Applicable Unused Line Fee Rate multiplied by the amount by which the Aggregate Commitments exceeds the average daily amount of Aggregate Outstandings less (y) the amount of the UK Unused Line Fee payable for such period during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

          2.6 Letter of Credit Fee. The US Borrowers agree, jointly and severally, to pay to the Administrative Agent, for the account of the US Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit issued under the US Credit Agreement, a fee (the “Letter of Credit Fee”) equal to the Applicable Margin for US LIBOR Revolving Loans and to the

Administrative Agent for the benefit of the Letter of Credit Issuer a fronting fee of one-eighth of one percent (0.125%) of the undrawn face amount of each Letter of Credit, and to the Letter of Credit Issuer, all customary out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, extension of, draws under or amendment to any Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

ARTICLE 3.
PAYMENTS AND PREPAYMENTS

          3.1 Revolving Loans. The US Borrowers shall repay the outstanding principal balance of the US Revolving Loans made to such US Borrowers, plus all accrued but unpaid interest thereon, on the Termination Date. The US Borrowers may prepay the US Revolving Loans made to such US Borrowers at any time, and reborrow subject to the terms of this Agreement; provided, however, the US Borrowers may not terminate the Total US Facility unless the UK Borrowers also terminate the Total UK Facility. In addition, and without limiting the generality of the foregoing, (a) the US Borrowers shall pay to the Administrative Agent, for the account of the US Lenders, the amount, without duplication, by which the US Aggregate Outstandings exceed the lesser of the US Borrowing Base or the Maximum US Amount, (b) the US Borrowers shall cause the UK Borrowers to pay to the UK Agent, for the account of the UK Lenders, the amount, without duplication, by which the UK Aggregate Outstandings exceeds the lesser of the UK Borrowing Base or the Maximum UK Amount and (c) the US Borrowers shall either (i) cause the UK Borrowers to pay to the UK Agent, for the account of the UK Lenders, the amount by which the Aggregate Outstandings exceed the Maximum Consolidated Borrowing Base Amount or (ii) pay to the Administrative Agent, for account of the US Lenders, such amount, without duplication.

          3.2 Termination of Facility. The US Borrowers may terminate this Agreement upon at least thirty (30) US Business Days’ notice of intent to terminate and ten (10) US Business Days’ actual notice to the Administrative Agent, the UK Agent and the US Lenders, upon (a) the payment by the Borrowers in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit or the provision of cash collateral or a Supporting Letter of Credit pursuant to Section 1.4(g) hereof and Section 1.4(g) of the UK Credit Agreement, (b) the payment by each Borrower in full in cash of all reimbursable expenses and other Obligations of such Borrower under this Agreement and the UK Credit Agreement, and (c) with respect to any LIBOR Loans prepaid, payment by each Borrower of the amounts due under Section 4.4, if any and the corresponding amounts due, if any, under the UK Credit Agreement.

          3.3 [Intentionally deleted].

          3.4 US LIBOR Revolving Loan Prepayments. In connection with any prepayment, if any US LIBOR Revolving Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the US Borrowers shall pay to the US Lenders the amounts described in Section 4.4.

            3.5 Payments by the US Borrowers.

                  (a) All payments to be made by the US Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the US Borrowers shall be made to the Administrative Agent for the account of the applicable US Lenders, at the account designated by the Administrative Agent and shall be made in Dollars and in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by the Administrative Agent on such date after such time shall be deemed to have been received on the following US Business Day and any applicable interest shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of “Interest Period,” whenever any payment is due on a day other than an US Business Day, such payment shall be due on the following US Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            3.6 Payments as US Revolving Loans. At the election of the Administrative Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder or under any US Loan Document may be paid from the proceeds of US Revolving Loans made to the US Borrowers hereunder. Each US Borrower hereby irrevocably authorizes the Administrative Agent to charge the Loan Account of the US Borrowers for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged shall constitute US Base Rate Revolving Loans (including Non-Ratable Loans and Agent Advances) to the US Borrowers.

            3.7 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the applicable US Lenders (according to the unpaid principal balance of the US Revolving Loans to which such payments relate held by each applicable US Lender) and payments of the fees shall, as applicable, be apportioned ratably among the US Lenders, except for fees payable solely to any US Agent and any Letter of Credit Issuer. All payments shall be remitted to the Administrative Agent and all such payments by any US Borrower not relating to principal or interest or premiums of specific US Revolving Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral of such US Borrower received by the Administrative Agent (other than voluntary or mandatory payments pursuant to Section 7.6), shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent from the US Borrowers; second, to pay any fees or expense reimbursements then due to the US Lenders from the US Borrowers; third, to pay interest due in respect of all US Revolving Loans, including Non-Ratable Loans and Agent Advances, made to the US Borrowers whether or not allowed or allowable in an insolvency proceeding; fourth, to pay or prepay principal of the US Revolving Loans and Agent Advances made to the US Borrowers and unpaid reimbursement obligations in respect of Letters of Credit; fifth, following the occurrence and during the continuance of a Default or an Event of Default, to pay an amount to the Administrative Agent equal to 105% of all outstanding Letter of Credit obligations of the US Borrowers to be held as cash collateral for such obligations; sixth to the payment of any other Obligation to any US Agent, Bank or the US Lenders, including, without limitation, Obligations in respect of US Bank Products; and seventh following the occurrence and continuation of a Default or Event of Default, to pay any of the foregoing amounts due to the Administrative Agent or any UK Agent on behalf of and for the benefit of the UK Lenders pursuant to the UK Obligations of the US Borrower, the Parent Guarantor or the US Subsidiaries under or pursuant to the UK Guaranty, the US Parent Guaranty or the US Subsidiary Guaranty; provided that so long as no Default or Event of Default shall have occurred and be continuing, the foregoing shall not be deemed to apply to any payment by any US Borrower specified by such US Borrower to be for the payment of specific obligations then due and payable (or prepayable) under and in accordance with any provision of any Loan Document, Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the US Borrowers or unless an Event of Default has occurred and is continuing or following termination of this Agreement, neither the Administrative Agent nor any US Lender shall apply any payments which it receives to any US LIBOR Revolving Loan, except (a) on the expiration date of the Interest Period applicable to any such US LIBOR Revolving Loan, or (b) in the event, and only to the extent, that there are no outstanding US Base Rate Revolving Loans made to the US Borrowers and, in any event, in each case the US Borrowers shall pay LIBOR breakage losses in accordance with Section 4.4. Upon the occurrence and during the continuation of an Event of Default and, prior thereto in order to correct any error or otherwise with the consent of the Lenders required pursuant to Section 11.1(b) hereof, the Administrative Agent and the US Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations of the US Borrowers.

          3.8 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the US Obligations, any US Agent, any US Lender, Bank or any Affiliate of the Bank, is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the US Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such US Agent, such US Lender, Bank or such Affiliate and the US Borrowers shall be jointly and severally liable to pay to the US Agents, the US Lenders, Bank and such Affiliate, and hereby do jointly and severally indemnify the US Agents, the US Lenders, Bank and such Affiliate and hold the US Agents, the US Lenders, Bank and such Affiliate harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.8 shall be and remain effective notwithstanding any contrary action which may have been taken by any US Agent, any US Lender, Bank or any such Affiliate in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the US Agents’, the US Lenders’, Bank’s and such Affiliate’s rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.8 shall survive the termination of this Agreement.

          3.9 US Agents’ and US Lenders’ Books and Records; Monthly Statements. The Administrative Agent shall record the principal amount of the US Revolving Loans owing to the US Lenders, the undrawn face amount of all outstanding Letters of Credit issued for the account of the US Borrowers and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit for the account of the US Borrowers from time to time on its books. In addition, each US Lender may note the date and amount of each payment or prepayment of principal of such US Lender’s Loans in its books and records. Failure by the US Agents or any US Lender to make such notation shall not affect the obligations of the US Borrowers with respect to the US Revolving Loans or the Letters of Credit. The US Borrowers agree that the US Agents’ and each US Lender’s books and records showing the US Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any US Obligation is also evidenced by a promissory note or other instrument. The Administrative Agent will provide to the US Borrowers a monthly statement of US Revolving Loans, payments, and other transactions with respect to such US Borrowers pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on such US Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.7 hereof and corrections of errors discovered by the Administrative Agent), unless the US Borrower Representative notifies the Administrative Agent in writing to the contrary within 45 days after such statement is rendered. In the event a timely written notice of objections is given by the US Borrower Representative, only the items to which exception is expressly made will be considered to be disputed by the US Borrowers.

          3.10 [Intentionally deleted]

ARTICLE 4.
TAXES, YIELD PROTECTION AND ILLEGALITY

          4.1 Taxes.

                    (a) Any and all payments by each US Obligor to any Lender or any Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, each US Obligor shall pay all Other Taxes with respect to the US Obligations of such US Obligor and the payments due under the execution, delivery, registration and performance of this Agreement, or otherwise and any other Loan Document.

                    (b) Each US Obligor shall indemnify the US Agents and each US Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any US Agent or such US Lender with respect to the US Obligations of such US Obligor and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto. Each US Agent and each US Lender seeking indemnification pursuant to this Section 4.1(b) agrees to deliver to the US Borrower Representative evidence of the Taxes or Other Taxes forming the basis for any such claim; provided that the prior delivery or sufficiency, in the judgment of the US Borrower Representative, of such evidence shall in no way be a condition of the US Obligors’ obligations to indemnify the US Agent or US Lender pursuant to this Section 4.1(b). No US Obligor shall be obligated to make a payment to a US Agent or US Lender pursuant to this clause in respect of penalties, interest and other liabilities attributable to any Taxes or Other Taxes if such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of such US Agent or US Lender. After a US Agent or US Lender receives notice of the imposition of the

Taxes or Other Taxes that are subject to this Section, such US Agent or US Lender will act in good faith to promptly notify each US Obligor of its obligations hereunder.

                    (c) If any US Obligor shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any US Lender or any US Agent, then, without duplication:

          (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such US Lender or such US Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii) such US Obligor shall make such deductions and withholdings;

(iii) such US Obligor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

          (iv) each US Borrower shall also pay to each US Lender or such US Agent for the account of such US Lender, at the time interest is paid, all additional amounts which the respective US Lender specifies as necessary to preserve the after-tax yield such US Lender would have received if such Taxes or Other Taxes had not been imposed.

                    (d) At any US Agent’s request, within 30 days after the date of any payment by any US Obligor of Taxes or Other Taxes, the US Borrower shall furnish such US Agent, if available, the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such US Agent.

                    (e) If any US Obligor is required to pay additional amounts to any US Lender pursuant to this Section, then such US Lender shall, upon the request and at the expense of the US Borrowers, use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Obligor which may thereafter accrue, if such change, in the sole judgment of such US Lender, (i) is not otherwise disadvantageous to such US Lender and (ii) would avoid the need for or reduce the amount of such additional amounts.

          4.2 Illegality.

                    (a) If any US Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or change in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any US Lender or its applicable lending office to make US LIBOR Revolving Loans, then, on notice thereof by that US Lender to the US Borrower Representative through the Administrative Agent, any obligation of that US Lender to make US

LIBOR Revolving Loans shall be suspended until that US Lender notifies the Administrative Agent and the US Borrower that the circumstances giving rise to such determination no longer exist.

                    (b) If any US Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or change in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any other Governmental Authority has asserted that it is unlawful, for any US Lender or its applicable lending office to maintain any US LIBOR Revolving Loans, the US Borrower shall, upon its receipt of notice thereof by that US Lender to the US Borrower Representative through the Administrative Agent and demand from such US Lender (with a copy to the Administrative Agent), prepay in full such US LIBOR Revolving Loans of that US Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that US Lender may lawfully continue to maintain such US LIBOR Revolving Loans to such day, or immediately, if that US Lender may not lawfully continue to maintain such US LIBOR Revolving Loans. If the US Borrowers are required to so prepay any US LIBOR Revolving Loans, then concurrently with such prepayment, the US Borrowers shall borrow from the affected US Lender, in the amount of such repayment, a US Base Rate Revolving Loan. Each US Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office if such designation will, in the sole judgment of such US Lender, avoid the need for such notice and will not otherwise be disadvantageous to such Lender.

                    (c) Should any US Lender’s US LIBOR Loans be suspended under the provisions of Section 4.2, then without limiting its obligations to reimburse any US Lender for compensation claimed pursuant to this Section 4.2, the US Borrowers may, within 60 days following such occurrence, treat that US Lender as an “Affected Lender” under Section 4.6 and exercise the applicable remedies set forth therein, subject to the conditions and limitation set forth therein.

          4.3 Increased Costs and Reduction of Return.

                    (a) If any US Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that US Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such US Lender of agreeing to make or making, funding or maintaining any US LIBOR Revolving Loans, without duplication, then the US Borrowers shall jointly and severally be liable for, and shall from time to time, within two US Business Days of demand by such US Lender (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such US Lender, additional amounts as are sufficient to compensate such US Lender for such increased costs.

                    (b) If any US Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such US Lender or any corporation or other entity controlling such US Lender with any Capital Adequacy Regulation, affects the amount of capital required to be maintained by such US Lender or any corporation or other entity controlling such US Lender and (taking into consideration such US Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such US Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its US Commitments, loans, credits or obligations under this Agreement, then, upon demand of such US Lender to the US Borrower Representative in respect of which such US Lender has a US Commitment through the Administrative Agent, the US Borrowers shall pay to such US Lender, from time to time as specified by such US Lender, additional amounts sufficient to compensate such US Lender for such increase.

                    (c) If any US Obligor is required to pay additional amounts to any US Lender pursuant to this Section, then such US Lender shall, upon the request and at the expense of the US Borrowers, use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such US Obligor which may thereafter accrue, if such change, in the sole judgment of such US Lender, (i) is not otherwise disadvantageous to such US Lender and (ii) would avoid the need for or reduce the amount of such additional amounts.

          4.4 Funding Losses. Each US Borrower shall reimburse each US Lender and hold each US Lender harmless from any loss or expense which such US Lender may sustain or incur as a consequence of:

                    (a) the failure of such US Borrower to make on a timely basis any payment of principal of any US LIBOR Revolving Loan;

                    (b) the failure of such US Borrower to borrow, continue or convert a Loan after such US Borrower has given a Notice of Borrowing or a Notice of Continuation/Conversion; or

                    (c) the prepayment or other payment (including after acceleration thereof) of any US LIBOR Revolving Loan on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its US LIBOR Revolving Loans or from fees payable to terminate the deposits from which such funds were obtained. Each US Borrower shall also pay any customary administrative fees charged by any US Lender in connection with the foregoing.

          4.5 Inability to Determine Rates. If the Administrative Agent determines that for any reason (a) adequate and reasonable means do not exist for determining the US LIBOR Rate for any requested Interest Period with respect to a proposed US Revolver LIBOR Loan or (b) that the US LIBOR Rate for any requested Interest Period with respect to a proposed US LIBOR Revolving Loan does not adequately and fairly reflect the cost to the applicable US Lenders of funding such US LIBOR Revolving Loan, the Administrative Agent will promptly so notify such US Borrower Representative and each such US Lender. Thereafter, the obligation of the US

Lenders to make or maintain US LIBOR Revolving Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, (A) in the case of US Revolving Loans, (I) US Borrower Representative may revoke any Notice of Borrowing or Notice of Continuation/Conversion in respect of US Revolving Loans then submitted by it without cost or expense to any US Borrower and (II) if the US Borrower Representative does not revoke such Notice, the US Lenders shall make, convert or continue the US Revolving Loans, as proposed by the US Borrower Representative, in the amount specified in the applicable notice submitted by the US Borrower Representative, but such US Revolving Loans shall be made, converted or continued as US Base Rate Loans instead of US LIBOR Revolving Loans.

          4.6 Certificates of Lenders.

                    (a) Any US Lender claiming reimbursement or compensation under this Article 4 (an “Affected Lender”) shall determine the amount thereof and shall deliver to the US Borrower Representative (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Affected Lender, and such certificate shall be conclusive and binding on the US Borrowers in the absence of manifest error.

                    (b) Without limiting its obligations to reimburse an Affected Lender for compensation theretofore claimed by an Affected Lender pursuant to this Article 4, US Borrowers may, within 60 days following any demand by an Affected Lender, request that one or more Persons that are Eligible Assignees and that are approved by the Administrative Agent (which approval shall not be unreasonably withheld) purchase all (but not part) of the Affected Lender’s then outstanding US Loans, and assume its Pro Rata Share of the US Commitments and its obligations hereunder; provided that such request may not be made, and the Administrative Agent and the US Lenders shall have no obligations under this Section 4.6(b), if and to the extent that the basis for any such reimbursement or compensation with respect to such Affected Lender is, in the judgment of the Administrative Agent, applicable to the US Required Lenders or has resulted or could reasonably be expected to result in any claim for reimbursement or compensation under this Article 4 by the US Required Lenders. If one or more such Eligible Assignees so agree in writing (each, an “Assuming Lender,” and collectively, the “Assuming Lenders”), the Affected Lender shall assign its Pro Rata Share of the Aggregate Commitments (including, for the avoidance of doubt, the UK Commitments), together with the outstanding Revolving Loans (including, for the avoidance of doubt, the UK Revolving Loans) to the Assuming Lender or Assuming Lenders in accordance with Section 11.2; provided that, unless the Assuming Lender has also agreed to accept the assignment of all UK Commitments and UK Revolving Loans pursuant to the terms of the UK Credit Agreement, the US Lender shall not be required or permitted to assign its US Commitments or US Revolving Loans pursuant to this Section and any purported assignment pursuant to this Section shall be null and void. On the date of any such assignment, the Affected Lender which is being so replaced shall cease to be a “Lender” for all purposes of this Agreement and shall receive (x) from the Assuming Lender or Assuming Lenders the principal amount of its outstanding Loans and (y) from US Borrowers all interest and fees accrued and then unpaid with respect to such US Revolving Loans, together with any other amounts then payable to such US Lender by US Borrowers.

          4.7 Survival. The agreements and obligations of the US Obligors in this Article 4 shall survive the payment of all other Obligations.

ARTICLE 5.
BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

          5.1 Books and Records. Each Credit Party shall maintain in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a), and shall cause each of their Subsidiaries to maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of their transactions. The Credit Parties shall, and shall cause each of their Subsidiaries to, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Credit Parties shall, and shall cause each of their Subsidiaries to, maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Administrative Agent, UK Agent or any Lender shall reasonably require, including, but not limited to, records of: (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, repossession, loss, damage, or destruction of any Rental Fleet Assets, Sales Inventory or Machinery and Equipment included in the Applicable Borrowing Base; and (c) all other material dealings affecting the Collateral.

          5.2 Financial Information. The Parent Guarantor and the Borrowers shall promptly furnish to each Lender all such financial information regarding any Credit Party or any of their Subsidiaries as the Administrative Agent or the UK Agent shall reasonably request. Without limiting the foregoing, the Borrowers will furnish to the Administrative Agent and the UK Agent, in sufficient copies for distribution by the Administrative Agent and the UK Agent, as applicable, to each Lender, in such detail as the Administrative Agent, the UK Agent or the Lenders shall reasonably request, the following:

                    (a) As soon as available, but in any event not later than ninety (90) days after the end of each Fiscal Year (except as set forth in clause (v) below), (i) consolidated audited balance sheets, income statements, cash flow statements and changes in stockholders’ equity for the Parent Guarantor and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, (ii) consolidating unaudited balance sheets, income statements and cash flow statements for the Parent Guarantor and its consolidated Subsidiaries, (iii) unaudited balance sheets and income statements for the Parent Guarantor and its consolidated US Subsidiaries, (iv) unaudited balance sheets and income statements for Ravenstock and its consolidated Subsidiaries and (v) balance sheets and income statements for Ravenstock and its consolidated Subsidiaries audited in accordance with UK GAAP and to be delivered as soon as available, but in any event not later than one hundred and eighty (180) days after the end of each Fiscal Year, setting forth in the case of each of the preceding clauses (i), (iii), (iv) and (v), in comparative form, figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the applicable Persons as at the date thereof and for the Fiscal Year then ended, prepared in accordance with GAAP (other than the absence of footnotes to the Financial Statements delivered pursuant to clauses (ii), (iii) and (iv) and other than clause (v) which has been prepared in accordance with UK GAAP) and denominated in

Dollars (other than with respect to clauses (iv) and (v), which Financial Statements shall be denominated in Pounds Sterling). The consolidated audited financial statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants of national standing selected by the US Borrower Representative. The US Borrower Representative, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Administrative Agent, the UK Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants’ services and having audited financial statements prepared by them is for use by the Administrative Agent, the UK Agent and the Lenders. At reasonable times and upon reasonable advance notice and the provision of an opportunity for the UK Borrower Representative to participate or accompany the UK Agent and/or the Administrative Agent, each UK Borrower hereby authorizes the Administrative Agent and the UK Agent to communicate directly with the US Borrowers’ certified public accountants and, by this provision, authorizes those accountants to disclose to the Administrative Agent and the UK Agent any and all financial statements and other supporting financial documents and schedules relating to the Credit Parties and their Subsidiaries and to discuss directly with the Administrative Agent and the UK Agent the finances and affairs of the Credit Parties and their Subsidiaries.

                    (b) As soon as available, but in any event not later than forty (40) days after the end of each Fiscal Quarter, (i) consolidated unaudited balance sheets of the Parent Guarantor and its consolidated Subsidiaries as at the end of such Fiscal Quarter, and consolidated unaudited income statements and cash flow statements for the Parent Guarantor and its consolidated Subsidiaries for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent Guarantor and its consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year, (ii) consolidating unaudited balance sheets and income statements for the Parent Guarantor and its consolidated Subsidiaries, (iii) unaudited balance sheets and income statements for the Parent Guarantor and its consolidated US Subsidiaries and (iv) unaudited balance sheets and income statements for Ravenstock and its consolidated Subsidiaries, in each case prepared in accordance with GAAP (other than the absence of footnotes and subject to normal year-end audit adjustments) applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a) and denominated in Dollars (other than with respect to clause (iv), which Financial Statements shall be denominated in Pounds Sterling). The Parent Guarantor shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP (other than the absence of footnotes and subject to normal year-end audit adjustments) and fairly present the financial position of the applicable Credit Parties and their Subsidiaries as at the dates thereof and their results of operations for the periods then ended, subject to normal year-end adjustments.

                    (c) As soon as available, but in any event not later than thirty (30) days after the end of each month, (i) unaudited balance sheets and income statements for the Parent Guarantor and its consolidated US Subsidiaries and (ii) unaudited balance sheets and income statements for Ravenstock and its consolidated Subsidiaries, in each case prepared in accordance with GAAP (other than the absence of footnotes and subject to normal year-end audit adjustments) applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a) and denominated in Dollars (other than with respect to clause (ii), which such Financial Statements shall be denominated in Pounds Sterling). The Parent Guarantor shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP (other than the absence of footnotes and subject to normal year-end audit adjustments) and present fairly the financial position of the applicable Credit Parties and their Subsidiaries as at the dates thereof and their results of operations for the periods then ended, subject to normal year-end adjustments.

                    (d) With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and the unaudited Financial Statements delivered pursuant to Section 5.2(b), a certificate of the chief financial officer of the US Borrower Representative (the “Compliance Certificate”) setting forth in reasonable detail the calculations required to establish that the Credit Parties were in compliance with the covenants set forth in Sections 7.23 through 7.26 during the period covered in such Financial Statements and as at the end thereof and a calculation of Pro Forma EBITDA for the Permitted Acquisitions completed during such period, and stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) the Credit Parties are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, and (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such period. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Applicable Borrower has taken or proposes to take with respect thereto.

                    (e) No sooner than sixty (60) days before and not later than the beginning of each Fiscal Year, (i) annual forecasts (to include forecasted consolidated balance sheets, income statements and cash flow statements) for the Parent Guarantor and its consolidated Subsidiaries, (ii) annual forecasted income statements for the Parent Guarantor and its consolidated US Subsidiaries and (iii) annual forecasted income statements for Ravenstock and its consolidated Subsidiaries as at the end of and for each Fiscal Quarter of such Fiscal Year approved by the board of directors of such entity and in detail reasonably acceptable to the Administrative Agent and the UK Agent.

                    (f) Promptly after filing with the PBGC, the IRS or other Governmental Authority, a copy of each annual report or other filing filed with respect to any Plan of any Credit Party or any of its Subsidiaries.

                    (g) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by any Credit Party or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by any Credit Party or any of its Subsidiaries to or from the holders of any publicly traded equity interests of the US Borrowers or any such Subsidiary (other than routine non-material correspondence sent by shareholders) or of any Debt of the Borrowers or any of their Subsidiaries, including, without limitation, Debt registered under the Securities Act, or to or from the trustee under any indenture under which the same is issued.

                    (h) As soon as available, but in any event not later than 15 days after any Credit Party’s receipt thereof, a copy of all management reports and management letters prepared for such Credit Party by any independent certified public accountants of any Credit Party or any of its Subsidiaries.

                    (i) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which any Credit Party or any of its Subsidiaries makes available to its shareholders generally.

                    (j) If requested by the Administrative Agent or the UK Agent, promptly after filing with the IRS or any other Governmental Authority, a copy of each tax return filed by any Credit Party or by any of its Subsidiaries.

                    (k) As soon as available, but in any event within twenty (20) days after the end of each month (for such month), a Borrowing Base Certificate in the form of Exhibit B to this Agreement and all supporting information required in accordance with Section 9 of the Security Agreement and Section 4.4(c) of the UK Debenture.

                    (l) With each of the monthly Financial Statements delivered pursuant to Section 5.2(c), a certificate of the chief financial officer of the US Borrower Representative (the “M&E Disposition Certificate”) setting forth for the most recently completed month in reasonable detail: (i) the nature, equipment identification number and net book value of Eligible Machinery and Equipment that was sold, exchanged or otherwise disposed pursuant to Section 7.9(c) hereof, both individually and in the aggregate, (ii) the amount of proceeds, if any, received in respect of any such sale, exchange or other disposition of Eligible Machinery and Equipment, both individually and in the aggregate and (iii) the purchase price paid, if any, in respect of any Eligible Machinery and Equipment that was purchased, acquired or otherwise received in exchange for any Eligible Machinery and Equipment that was sold, exchanged or otherwise disposed pursuant to Section 7.9(c) hereof, both individually and in the aggregate.

                    (m) With each of the monthly Financial Statements delivered pursuant to Section 5.2(c), a certificate of the chief financial officer of the US Borrower Representative (the “Vehicle Sales Certificate”), in a form reasonably satisfactory to the Administrative Agent, setting forth, in reasonable detail, such information regarding the sale and lease of motor vehicles subject to any motor vehicle registration statutes as the Administrative Agent reasonably requests.

                    (n) Such additional information as the Administrative Agent or the UK Agent may from time to time reasonably request regarding the financial and business affairs of any Credit Party or any of its Subsidiaries.

          5.3 Notices to the Lenders. Each Borrower shall notify the Administrative Agent, the UK Agent and the Lenders in writing of the following matters at the following times:

                    (a) Immediately after becoming aware of any Default or Event of Default;

                    (b) Immediately after becoming aware of the assertion by the holder of any Capital Stock of any Credit Party or of any of its Subsidiaries or the holder of any Debt of any Credit Party or any of its Subsidiaries in a face amount in excess of the Dollar Equivalent of $2,000,000 that a default exists with respect thereto or that such Credit Party or such Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

                    (c) Immediately after becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

                    (d) Promptly after a Responsible Officer of any Credit Party becomes aware of any pending or threatened action, suit, or proceeding by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

                    (e) Promptly after a Responsible Officer of any Credit Party becomes aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Credit Party or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

                     (f) Promptly after a Responsible Officer of any Credit Party becomes aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Credit Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

                    (g) Promptly after any Responsible Officer of any Credit Party becomes aware of receipt of any notice of any violation by any Credit Party or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that any Credit Party or any of its Subsidiaries is not in compliance with any Environmental Law or is investigating the Credit Party’s or such Subsidiary’s compliance therewith;

                     (h) Promptly after any Responsible Officer of any Credit Party becomes aware of receipt of any written notice that any Credit Party or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release or that such Credit Party or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release which, in either case, is reasonably likely to give rise to liability in excess of the Dollar Equivalent of $2,000,000;

                    (i) Promptly after any Responsible Officer of any Credit Party becomes aware of receipt of any written notice of the imposition of any Environmental Lien against any property of any Credit Party or any of its Subsidiaries;

                    (j) Any change in a Credit Party’s name as it appears in the jurisdiction of its organization, organizational identification number, chief executive office, locations of branches of any Credit Party or other Real Estate locations owned or leased by any Credit Party, its Subsidiaries or their Agencies at which any Collateral is located, or form of organization, trade names under which any Credit Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

                    (k) Within ten (10) US Business Days after a Responsible Officer of any Credit Party or any ERISA Affiliate knows that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL, the PBGC or other applicable Governmental Authority with respect thereto;

                    (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) US Business Days after the filing thereof with the PBGC, the DOL, the IRS or other Governmental Authority, as applicable, copies of the following: (i) each annual report (Form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by any Credit Party or any ERISA Affiliate from the PBGC, the DOL, the IRS or other Governmental Authority, with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL, the IRS, or other Governmental Authority, with respect to each Plan by either any Credit Party or any ERISA Affiliate;

                    (m) Upon request, copies of each actuarial report for any Plan, Foreign Pension Plan or Multiemployer Plan and annual report for any Multiemployer Plan; and within three (3) US Business Days after receipt thereof by any Credit Party or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC’s or other Governmental Authority’s intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multiemployer Plan regarding the imposition of withdrawal liability;

                    (n) Within three (3) US Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Pension Plan which increase the Credit Parties’ annual costs with respect thereto by an amount in excess of the Dollar Equivalent of $250,000, or the establishment of any new Pension Plan or Foreign Pension Plan or the commencement of contributions to any Pension Plan or Foreign Pension Plan to which any Credit Party or any of its ERISA Affiliates were not previously contributing; or (ii) any failure by any Credit Party or any of its ERISA Affiliates to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment;

                    (o) Within three (3) US Business Days after a Responsible Officer of any Credit Party or any of its ERISA Affiliates knows that any of the following events has or will occur: (i) a Multiemployer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan; (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a

Multiemployer Plan; or (iv) a Reportable Event or Termination Event in respect of any Plan has or will occur;

                    (p) Promptly after any Borrower has notified any Agent of any intention by any Credit Party to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;

                    (q) Each UK Borrower shall, immediately upon becoming aware of the same, provide the UK Agent with details in writing of any creditor of any UK Borrower whose terms of business include retention of title provisions; and

                    (r) Immediately upon the taking, or immediately following any determination of an intention to take, any corporate action, legal proceedings, application, petition or other procedure or step in relation to any of the matters set out in Section 9.1(s), notify the UK Agent of the same.

                    Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and, if applicable, shall set forth the action that the Applicable Borrower, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

ARTICLE 6.
GENERAL WARRANTIES AND REPRESENTATIONS

                    The Parent Guarantor and each US Borrower warrant and represent as to itself and each of their respective Subsidiaries to the US Agents and the US Lenders that, except as hereafter disclosed to and accepted by the US Agents and the Required Lenders in writing:

          6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Credit Party has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents and Transaction Documents to which it is a party, to incur its Obligations, and to grant to the Applicable Agents’ Liens upon and security interests in the Collateral. Each Credit Party has due power and capacity and has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents and Transaction Documents to which it is a party. This Agreement and the other Loan Documents and Transaction Documents to which it is a party have been duly executed and delivered by each Credit Party, and constitute the legal, valid and binding obligations of each Credit Party, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights and remedies of creditors generally and by general equitable principles. Each Credit Party’s execution, delivery, and performance of this Agreement and the other Loan Documents and Transaction Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of any Credit Party or any of their respective Subsidiaries, by reason of the terms of (a) any contract, mortgage, standard security, pledge, assignation in security, hypothec, lease, agreement, indenture, or instrument to which any Credit Party or any of their respective Subsidiaries is a party or which is binding upon it, (b) any Requirement of Law applicable to any Credit Party or any of their respective Subsidiaries, or (c) the certificate or articles of incorporation, by-laws, the limited liability company agreement, limited partnership agreement, memorandum and articles of association or related shareholders’ agreement of any Credit Party or any of their respective Subsidiaries except, in the case of clause (a) only, and without any qualification of the representation above as to the imposition of any Lien on any Collateral other than in favor of the Applicable Security Agent, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Mortgages, if any, and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Applicable Security Agent, for the ratable benefit of the Applicable Security Agents and the Applicable Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified on Schedule 6.2 or in clauses (c), (d), and (e) of the definition of Permitted Liens securing all the Obligations of the applicable Credit Party, and enforceable against the applicable Credit Party and all third parties, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights and remedies of creditors generally and by general equitable principles.

          6.3 Organization and Qualification. Each Credit Party (a) is duly organized or incorporated and validly existing in good standing under the laws of the jurisdiction of its organization or incorporation, (b) is qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified or in good standing could reasonably be expected to have a material adverse effect on such Credit Party’s business operations, prospects, property or condition (financial or otherwise), and (c) has all requisite power and authority to conduct its business and to own its property.

          6.4 Corporate Name; Prior Transactions. Except as otherwise disclosed on Schedule 6.4, no Credit Party has, during the five (5) years prior to the Closing Date, been known by or used any other corporate or fictitious name, or been a party to any hive-up, merger, amalgamation or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

          6.5 Subsidiaries and Affiliates. Schedule 6.5 is a correct and complete list of the name and relationship to the Parent Guarantor of each and all Parent Guarantor’s Subsidiaries and other Affiliates. Each Subsidiary of the Credit Parties is (a) duly incorporated or organized and validly existing in good standing under the laws of its jurisdiction of incorporation or organization set forth on Schedule 6.5, and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary’s business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

          6.6 Financial Statements and Projections.

                    (a) The Borrowers have delivered to the Administrative Agent and the UK Agent the financial statements and information set forth in Section 5.2(a) in each case as of December 31, 2004, and for the Fiscal Year then ended, accompanied by the report thereon of the Parent Guarantor’s independent certified public accountants, Ernst & Young, LLP. Such financial statements are attached hereto as Exhibit C. Each Borrower has also delivered to the Administrative Agent and the UK Agent, the financial statements and information set forth in Section 5.2(b) as of September 30, 2005. Such financial statements are also attached hereto as Exhibit C. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Parent Guarantor’s and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended (subject, in the case of the financial statements as of September 30, 2005, to normal year-end adjustments).

                    (b) The Latest Projections when submitted to the Lenders as required herein represent each Borrower’s best estimate of the future financial performance of Parent Guarantor and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which each Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

          6.7 Capitalization. Schedule 6.7 sets forth the authorized and issued and outstanding Capital Stock of the Parent Guarantor and each of its Subsidiaries and, as of the Closing Date, the name of the record owner of the Capital Stock of each direct and indirect subsidiary of the Parent Guarantor. Such Capital Stock is fully paid and non-assessable and has the par value set forth on Schedule 6.7.

          6.8 Solvency. Each Borrower is Solvent prior to and after giving effect to the Borrowings to be made or continued on the Closing Date and the issuance of the Letters of Credit and Guaranties to be issued or continued on the Closing Date and the consummation of the other transactions on such date, and shall remain Solvent during the term of this Agreement.

          6.9 Debt. After giving effect to the making of the Loans to be made or continued on the Closing Date and the application of the proceeds thereof, as of such date the Parent Guarantor and its Subsidiaries have no Debt in excess of the Dollar Equivalent of $100,000, except (a) the Obligations, and (b) Debt described on Schedule 6.9.

          6.10 Distributions. Since September 30, 2003, no Distribution has been declared, paid, or made upon or in respect of any Capital Stock or other securities of any Credit Party or any of their respective Subsidiaries, except as described on Schedule 6.10 or as permitted by Section 7.10 of this Agreement or the Existing US Credit Agreement.

          6.11 Personal Property; Real Estate; Leases.

                    (a) Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate (including all UK Properties) owned by each Credit Party and all Real Estate owned by each of their respective Subsidiaries, all leases and subleases of real or personal property held by each Credit Party and each of their respective Subsidiaries as lessee or sublessee (other than leases of personal property involving annual payments of less than $50,000), and all leases and subleases of real or personal property held by such Credit Party or any of its Subsidiaries, as lessor, or sublessor (other than leases of Rental Fleet Assets) and such information is true, complete and accurate and not misleading in any material respect. As of the Closing Date, each of such leases and subleases in respect of all UK Credit Parties and Subsidiaries is valid and enforceable in accordance with its terms and is in full force and effect, in each case, against all parties thereto, and in respect of all US Credit Parties is valid and enforceable in accordance with its terms and is in full force and effect, in each case, against the applicable Credit Party or any applicable Subsidiary thereof and, to the best knowledge of the Borrowers is valid and enforceable in accordance with its terms and is in full force and effect, against the other parties thereto, except as set forth in Schedule 6.11. To the best of each Borrower’s knowledge no default by any party to any such lease or sublease exists. Each Credit Party has good and marketable title in fee simple to, or valid freeholds in the Real Estate identified in Schedule 6.11 as owned by such Credit Party, or valid leasehold interests in all Real Estate designated therein as “leased” by such Credit Party, and such Credit Party has good, indefeasible, and merchantable title to all of its other property (other than the UK Properties (as to which, see Sections 6.11(b) through (i) below)) reflected on the most recent Financial Statements delivered to the Administrative Agent, the UK Agent and the Lenders, except as disposed of in the ordinary course of business or as permitted by this Agreement or the Existing US Credit Agreement since the date thereof, free of all Liens except Permitted Liens.

                    (b) Except as disclosed on Schedule 6.11, the UK Properties comprise all the land and buildings owned, controlled, occupied or used by any UK Credit Party or any of its Subsidiaries or in relation to which any UK Credit Party or Subsidiary has any right, interest or actual liability.

                    (c) Save as disclosed in the UK Properties Report on Title and the UK Supplemental Agreement to the UK Properties Report on Title, the relevant Credit Party or Subsidiary has good and marketable title to each of the UK Properties free from any Lien and all original deeds and documents necessary to prove such title are in the possession or under the control of the Credit Party or Subsidiary (as the case may be) or are the subject of binding acknowledgements for production.

                    (d) No UK Property is affected by a subsisting contract for sale or other disposition of any interest in it.

                    (e) Save as disclosed in the UK Properties Report on Title and the UK Supplemental Agreement to the UK Properties Report on Title, each Credit Party or Subsidiary is the sole legal and beneficial owner of the relevant UK Property and the proceeds of sale thereof.

                    (f) The Replies to Enquiries are complete, true and accurate in all material respects and not misleading as at the date given and were given on the basis set out in the notes to such Replies to Enquiries. Nothing has occurred or come to light since the date of the Replies to Enquiries which, if disclosed, would make the Replies to Enquiries untrue, misleading or inaccurate in any material respect.

                    (g) Save as disclosed in the UK Properties Report on Title and the UK Supplemental Agreement to the UK Properties Report on Title, the deeds, documents and information supplied to Messrs. BP. Collins in relation to UK Properties in England and Wales and Ledingham Chalmers in relation to UK Properties in Scotland and McGrigors in respect of UK Properties in Northern Ireland for the purpose of preparation of the UK Properties Report on Title comprised all deeds, documents and information necessary for the proper compilation of the UK Supplemental Agreement to the UK Properties Report on Title and were when supplied, and remain now, complete and accurate in all material respects and not misleading.

                    (h) The information contained in the UK Properties Report on Title, as supplemented by the UK Supplemental Agreement to the UK Properties Report on Title is true and accurate in all material respects and not misleading as at the date of the UK Supplemental Agreement to the UK Properties Report on Title. The UK Properties Report on Title as supplemented by the UK Supplemental Agreement to the UK Properties Report on Title does not fail to disclose or take into account any matter whose omission makes it misleading in any material respect. Nothing has occurred or come to light since the date of the UK Supplemental Agreement to the UK Properties Report on Title which, if disclosed, would make it untrue, misleading or inaccurate in any material respect.

                    (i) To the best of the knowledge of the Borrowers, no UK Credit Party or Subsidiary has any actual or contingent obligation or liabilities in relation to any freehold or leasehold property other than under its existing title to the UK Properties.

          6.12 Proprietary Rights. Schedule 6.12 sets forth a correct and complete list of all of each Credit Party’s Proprietary Rights material to its business. None of the Proprietary Rights set forth on Schedule 6.12 is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.12. To the best of such Borrower’s knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person’s property, and no other Person’s property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 6.12 constitute all of the property of such type necessary to the current and presently anticipated future conduct of each Credit Party’s business.

          6.13 Trade Names. All trade names or styles under which any Credit Party or any of its Subsidiaries will sell Inventory or create Accounts in the conduct of the Credit Party’s business, or to which instruments in payment of Accounts may be made payable are listed on Schedule 6.13.

          6.14 Litigation. Except as set forth on Schedule 6.14, there is no pending, or to the best of each Borrower’s knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of each Borrower’s knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

          6.15 Labor Disputes. Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of any Credit Party or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Credit Party or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of each Borrower’s knowledge) threatened, strike, material work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Credit Party or any of its Subsidiaries or their employees.

          6.16 Environmental Laws. Except as set forth on Schedule 6.16:

                    (a) Each Credit Party and its Subsidiaries have complied in all material respects with all Environmental Laws and no Credit Party and none of its Subsidiaries, none of their respective presently owned real property or presently conducted operations, and, to the best of the Borrowers’ knowledge, none of its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release.

                    (b) Each Credit Party and its respective Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and each Credit Party and its respective Subsidiaries are in compliance with all material terms and conditions of such permits.

                    (c) No Credit Party and none of their respective Subsidiaries, and, to the best of either Borrower’s knowledge, none of their respective predecessors in interest, has in material violation of applicable law stored, treated or disposed of any hazardous waste.

                    (d) No Credit Party and none of their respective Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release.

                    (e) To the best of each Borrower’s knowledge, none of the present or past operations of any Credit Party or their respective Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release.

                     (f) To the best of each Borrowers’ knowledge, there is not now, nor has there ever been on or in the Real Estate:

          (1) any underground storage tanks or surface impoundments that have caused or could reasonably be expected to cause any Release or are otherwise not existing on or in the Real Estate in compliance with any applicable Environmental Law,

(2) any asbestos-containing material other than in compliance with all applicable Environmental Laws, or

(3) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment other than in compliance with all applicable Environmental Laws.

                    (g) No Credit Party and none of their respective Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

                    (h) To the best of Borrowers’ knowledge, no Credit Party and none of their respective Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on either Borrower or any of their respective Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                    (i) None of the products manufactured, distributed or sold by either of the Borrowers or any of their respective Subsidiaries contain asbestos containing material.

                    (j) No Environmental Lien has attached to the Real Estate.

          6.17 No Violation of Law. No Credit Party and none of their respective Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

          6.18 No Default. No Credit Party and none of their respective Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Credit Party or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

          6.19 ERISA Compliance. Except as specifically disclosed in Schedule 6.19:

                    (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401 (a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification. The Borrowers and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                    (b) There are, to the best knowledge of Borrowers, no pending or threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or Foreign Pension Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan or Foreign Pension Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There are no known circumstances that may give rise to a liability in relation to any Plan or Foreign Pension Plan which is not funded or insured which could reasonably be likely to have a Material Adverse Effect.

                    (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any material Unfunded Pension Liability; (iii) neither the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrowers nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and could reasonably be expected to result in a Material Adverse Effect.

                    (d) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations, orders and trust documentation and has been maintained, where required, in good standing with applicable regulatory authorities. All material contributions required to be made with respect to a Foreign Pension Plan have been timely made. Except as set forth in Schedule 6.19, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan which is funded, determined as of the end of the most recently ended fiscal year of each such Foreign Pension Plan on the basis of actuarial assumptions, each of which is reasonable, did not exceed the fair market value of the assets of such Foreign Pension Plan, and for each Foreign Pension Plan which is not funded, the obligations of such Foreign Pension Plan are properly accrued on the financial statements of the applicable Credit Party.

                    (e) Each Foreign Pension Plan is funded to at least the minimum level required by law or, if higher, required by the terms of its governing documentation.

          6.20 Taxes. Each Credit Party and its respective Subsidiaries have filed all federal income and other material federal, provincial, state and other tax returns required by law to be filed, and have paid all federal income and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien, are being contested in good faith by appropriate proceedings or would not reasonably be expected to result in a Material Adverse Effect. Each Credit Party and its respective Subsidiaries has withheld and paid over all taxes required to have been withheld and paid over, and complied in all material respects with all information reporting requirements in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

          6.21 Regulated Entities. No Credit Party, no Person controlling any Credit Party, or any Subsidiary of any Credit Party, is an “Investment Company” within the meaning of the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal, state or foreign statute or regulation limiting its ability to incur indebtedness.

          6.22 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for working capital and other corporate purposes and the repayment of Debt on the

Closing Date. No Credit Party and no Subsidiary of any Credit Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

          6.23 Copyrights, Patents, Trademarks and Licenses, etc. Each Credit Party owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are necessary for the operation of its businesses, and to the best of each Borrower’s knowledge, without conflict with the rights of any other Person. To the best knowledge of each Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Borrower or any Subsidiary thereof infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of each Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the best knowledge of any Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          6.24 No Material Adverse Change. No Material Adverse Effect has occurred since the latest date of the Financial Statements delivered to the Administrative Agent, the UK Agent and the Lenders.

          6.25 Full Disclosure. None of the representations or warranties made by any Credit Party or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Credit Party or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrowers to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time when made or delivered.

          6.26 Material Agreements. Schedule 6.26 hereto sets forth as of the Closing Date all material agreements and contracts to which any Borrower or any of its respective Subsidiaries is a party or is bound.

          6.27 Bank Accounts. Schedule 6.27 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by each Credit Party with any bank or other financial institution.

          6.28 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party or any of their respective Subsidiaries of this Agreement or any other Loan Document.

          6.29 Tax Shelter Regulations. No Borrower intends to treat the Loans and/or Letters of Credit as being a “reportable transaction” (within the meaning of Treasury Regulation

Section 1.6011-4). In the event any Borrower determines to take any action inconsistent with such intention, the Borrowers shall promptly notify the Administrative Agent thereof. If the Borrowers so notify the Administrative Agent, the Borrowers acknowledge that one or more of the Applicable Lenders may treat its Loans and/or its interest in Non-Ratable Loans and/or Agent Advances and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Applicable Lender or Applicable Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

          6.30 Non-Guarantor Subsidiaries. As of the Closing Date, each Non-Guarantor Subsidiary is described on Schedule 6.30. Each of the Non-Guarantor Subsidiaries conducts (and shall conduct) no operations and has (and shall have) no assets and no liabilities, in each case, individually or in the aggregate, with a fair market value in excess of the Dollar Equivalent of $100,000 other than, with respect to any Subsidiary that is a subsidiary of the UK Borrower only, Capital Stock of another Subsidiary Guarantor or Intercompany Debt permitted pursuant to, and incurred in compliance with, Section 7.13(g) hereof.

          6.31 Luxembourg Subsidiaries. The Luxembourg Subsidiary conducts no operations and has no liabilities or assets other than in connection with the Luxembourg Debt (and shall not conduct any operations or have liabilities or assets other than in connection with the Luxembourg Debt).

          6.32 UK Financial Assistance. Neither the execution, delivery or performance of any of the Loan Documents nor the incurrence of the Obligations and liabilities thereunder by any UK Borrower or any other Credit Party constitutes or will constitute unlawful financial assistance for the purposes of sections 151 to 158 (inclusive) of the Companies Act or the equivalent provisions of any other jurisdiction applicable to any Credit Party.

          6.33 Subordinated Debt. The Loans and all other Obligations of the Credit Parties constitute “Senior Debt” and “Designated Senior Debt” under the terms of the Subordinated Note Agreement, constitute “Senior Debt” or “Senior Indebtedness” under the terms of all other Permitted Subordinated Debt, and the Loans and all other Obligations of the Credit Parties are entitled to the benefits of the subordination provisions contained in all Permitted Subordinated Debt Agreements, which provisions are enforceable against all holders of Permitted Subordinated Debt.

          6.34 Sales of Vehicles. Each US Borrower is in the business, and will continue to be in the business of, among other things, selling vehicles of a kind that such US Borrower also leases to customers and which are subject to motor vehicle registration statutes. The US Credit Parties’ business model includes the sale and marketing of each kind of vehicle subject to any motor vehicle registration statute that is leased by any US Borrower to customers. Any and all vehicles owned by the US Borrowers which are subject to motor vehicle registration statutes in any jurisdiction are held for sale or lease by the US Credit Parties or leased by the US Credit Parties to a customer, other than those vehicles for which the Agents’ Lien has been duly perfected under applicable motor vehicle laws.

          6.35 Anti-Terrorism Laws. None of Credit Parties and their Affiliates is in violation of any Anti-Terrorism Law, or engages in or conspires to engage in any transaction that attempts to violate, or otherwise evades or avoids (or has the purpose of evading or avoiding) any prohibitions set forth in any Anti-Terrorism Law. None of Credit Parties and their Affiliates (a) is a Blocked Person; (b) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (c) has any of its assets in a Blocked Person; (d) deals in, or otherwise engages in any transaction relating to, any property blocked pursuant to Executive Order No, 13224; or (e) derives any of its operating income from investments in or transactions with a Blocked Person.

ARTICLE 7.
AFFIRMATIVE AND NEGATIVE COVENANTS

                    The Parent Guarantor and each US Borrower covenant as to itself and each of their respective Subsidiaries to the US Agents and the US Lenders that so long as any of the Obligations remain outstanding or this Agreement is in effect:

          7.1 Taxes and Other Obligations. Each Credit Party shall, and shall cause each of its Subsidiaries to, (a) file when due all federal income, payroll and unemployment and other material tax returns which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, Other Taxes, value added taxes, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves in accordance with GAAP for the payment of all such items, and provide to the Administrative Agent, the UK Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as the US Borrower Representative has notified the Administrative Agent and UK Agent in writing, no Credit Party or its Subsidiaries need pay any amount referred to in this Section 7.1 (i) which it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which such Credit Party or Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

          7.2 Legal Existence and Good Standing. Except as may be permitted by Section 7.9, each Credit Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

          7.3 Compliance with Law and Agreements; Maintenance of Licenses. Each Credit Party shall comply, and shall cause each of its Subsidiaries to comply with all Anti-Terrorism Laws and, in all material respects, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). Each Credit Party shall, and shall cause each of its Subsidiaries to, obtain and maintain all material licenses (including, without limitation, all material registrations and/or licenses required to act as a dealer or seller of any Inventory subject to motor vehicle registration statutes), permits, franchises, and governmental authorizations necessary to own its property and to conduct its business. No Credit Party shall, nor shall it permit any of its Subsidiaries to, modify, amend or alter its certificate or articles of incorporation, its memorandum and articles of association, its limited liability company operating agreement, its limited partnership agreement, or other governing documents, as applicable, other than in a manner which does not adversely affect in any material respect the rights of the Lenders or any Agent or any pledge of or charge over its Capital Stock.

          7.4 Maintenance of Property; Inspection of Property.

                    (a) Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary in the conduct of its business in good operating condition and repair, ordinary wear and tear excepted.

                    (b) Each Credit Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with all obligations imposed on the owner of those of the UK Properties of which the UK Credit Party or Subsidiary is the owner and all obligations imposed on the tenant of those of the UK Properties of which the UK Credit Party or Subsidiary is the tenant.

                    (c) Each Credit Party shall permit representatives and independent contractors of the Administrative Agent or UK Agent, as applicable (i) (at the expense of the Borrowers not to exceed three (3) times per year unless an Event of Default has occurred and is continuing or in the event of a Material Compliance Issue) to visit and inspect any of its properties, to inspect and verify Collateral, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent, public or chartered accountants, at such reasonable times during normal business hours and (ii) to discuss its affairs, finances and accounts with the Credit Parties’ accountants as soon as may be reasonably desired, upon reasonable advance notice to the Applicable Borrowers and the provision of an opportunity for the US Borrower Representative to participate or accompany the UK. Agent and/or the Administrative Agent; provided, however, when an Event of Default exists, the Administrative Agent, the UK Agent or any Lender may do any of the foregoing at the expense of the Applicable Borrowers at any time during normal business hours and without advance notice.

                    (d) Each Borrower (at the expense of the Borrowers and not to exceed one time annually unless an Event of Default has occurred and is continuing) shall, upon Administrative Agent’s and UK Agent’s joint request (or, following and during the continuation of an Event of Default, Administrative Agent’s sole request, in respect of the US Borrowers, or UK Agent’s sole request, in respect of the UK Borrowers) supply to the US Borrower Representative and the UK Borrower Representative, provide to Administrative Agent and the UK Agent a recently dated appraisal of such Borrower’s Rental Fleet Assets, Sales Inventory and Machinery and Equipment, which appraisal shall be from the Appraiser and shall be satisfactory in scope, form and substance to the Administrative Agent and the UK Agent; provided, however, when an Event of Default exists, the Administrative Agent, the UK. Agent or any Lender may conduct or cause to be conducted additional appraisals at the expense of the Borrowers at any time without advance notice.

                    (e) Each UK. Credit Party shall comply with the covenants set out in Schedule 7.4 in respect of the relevant UK Property.

          7.5 Insurance.

                     (a) Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having, either alone or pursuant to an insurance endorsement reasonably acceptable to the Administrative Agent and the UK Agent, a rating of at least A or better by Best Rating Guide (or an equivalent rating from a source acceptable to the UK Agent in the United Kingdom (or any other applicable jurisdiction), provided that Royal Sun & Alliance shall be deemed to be an acceptable insurer of the UK Borrower for purposes of this Section 7.5: insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Administrative Agent or the UK Agent, as applicable, in its discretion, or acting at the direction of the Required Lenders, shall specify, in amounts, and under policies acceptable to the Administrative Agent or the UK Agent, as applicable, and the Required Lenders. Without limiting the foregoing, in the event that any improved Real Estate covered by any Mortgages granted by any US Credit Party is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area (“SFHA”), each such Credit Party shall purchase and maintain flood insurance on the improved Real Estate and any Machinery and Equipment and Inventory located on such Real Estate. The amount of said flood insurance will be reasonably determined by the Administrative Agent, and shall, at a minimum, comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended. Each US Credit Party shall also maintain flood insurance for its Inventory, Machinery and Equipment which is, at any time, located in a SFHA.

                    (b) The Borrowers shall cause the Applicable Security Agent, the Responsible Agent and the Applicable Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Administrative Agent and the UK Agent (and, in the case of the UK Borrower, in the manner and circumstances set out in the UK Debenture), on all insurance policies for the Credit Parties and sole loss payee or additional insured in a manner acceptable to the Administrative Agent and the UK Agent (and, in the case of the UK Borrower, in the manner and circumstances set out in the UK Debenture) on all insurance policies for the Collateral. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days’ prior written notice to the Applicable Security Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Applicable Security Agent shall not be impaired or invalidated by any act or neglect of any Credit Party or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrowers or the applicable Credit Party when due, and certificates of insurance and, if requested by the Administrative Agent or the UK Agent, as applicable, photocopies of the policies, shall be delivered to the Administrative Agent or the UK Agent, as applicable, in each case in sufficient quantity for distribution by the Administrative Agent or the UK Agent, as applicable, to each of the Lenders. If any Credit Party fails to procure such insurance or to pay the premiums therefor when due, the Administrative Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans to the Applicable Borrowers.

          7.6 Insurance and Condemnation Proceeds. The US Borrower Representative shall promptly notify the Administrative Agent, the UK Agent and the Applicable Security Agent and the Applicable Lenders of any loss, damage, or destruction to Collateral having net book value in excess of the Dollar Equivalent of $500,000, whether or not covered by insurance. The Applicable Security Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

          (i) With respect to insurance and condemnation proceeds relating to Collateral (other than Fixed Assets) and business interruption insurance, after deducting from such proceeds the reasonable expenses, if any, incurred by the Applicable Security Agent in the collection or handling thereof, the Applicable Security Agent shall apply such proceeds, ratably, to the reduction of the outstanding Obligations, but not the US Commitments or the UK Commitments, in the order provided for in Section 3.7.

          (ii) With respect to casualty insurance and condemnation proceeds relating to Collateral (including Fixed Assets), the Applicable Security Agent shall permit or require the Applicable Borrower to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction so long as (1) no Default or Event of Default has occurred and is continuing and (2) the Applicable Borrowers first (i) provide the Applicable Security Agent and the Lenders with plans and specifications for any such replacement, repair or restoration of Fixed Assets which shall be reasonably satisfactory to the Applicable Security Agent and the Required Lenders and (ii) demonstrates to the reasonable satisfaction of the Applicable Security Agent and the Required Lenders that the funds available to them will be sufficient to complete such project in the manner provided therein. In all other circumstances, the Applicable Security Agent shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.7.

          7.7 Environmental Laws.

                    (a) Each Credit Party shall, and shall cause each of its Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Each Credit Party shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Administrative Agent with respect to any non-compliance or alleged material non-compliance with

Environmental Laws, in each case, alone or in the aggregate, that may have a Material Adverse Effect (each a “Material Compliance Issue”).

                    (b) Without limiting the generality of the foregoing, the Borrowers shall submit to the Administrative Agent, the UK Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each Material Compliance Issue. The Administrative Agent, the UK Agent or any Lender may request copies of technical reports prepared by any Credit Patty or any of their respective Subsidiaries and such Person’s communications with any Governmental Authority to determine whether such Person or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any such Material Compliance Issue. The Borrowers shall, at the Administrative Agent’s, the UK Agent’s or the Required Lenders’ request and at the Borrowers’ expense, (i) retain an independent environmental engineer acceptable to the Administrative Agent or the UK Agent, as applicable, to evaluate the site, including tests if appropriate, where the Material Compliance Issue has occurred and prepare and deliver to the Administrative Agent or UK Agent, as applicable, in sufficient quantity for distribution by the Applicable Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Administrative Agent, the UK Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

                    (c) Subject in each case to (i) the rights and the restrictions set forth in Section 7.4 hereof and (ii) the access and entry rights each Credit Party is entitled to grant, each Agent and its representatives will have the right to enter and visit the Real Estate and any other place where any property of any Credit Party is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate; provided, however, to the extent the applicable Credit Party does not have sufficient rights in any such Real Estate or other place where any of its property is located to provide each Agent and its representatives the access, observation and removal rights described in this sentence, such Credit Party will use its reasonable efforts to obtain such rights for itself and each Agent and its representatives within sixty (60) days of a request by the Agents for such access, observation and removal rights for such Real Estate; provided, further, if (A) the applicable Credit Party is unable to obtain such access, observation and removal rights within such sixty (60) day period and (B) the Agents have a good faith reason to believe that a Material Compliance Issue exists with respect to such Real Estate, then the applicable Credit Party shall have the option to either (x) vacate such Real Estate within ninety (90) days of a written request by the Agents to such effect or (y) exclude any Inventory located on such Real Estate from the calculation of Eligible Inventory. No Agent is under any duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by any Agent will be solely for the purposes of protecting the Agents’ Liens and preserving the Agents’ and the Lenders’ rights under the Loan Documents. No site visit, observation or testing by any Agent will result in a waiver of any default of the Borrowers or impose any liability on such Agent or the Lenders. In no event will any site visit, observation or testing by any Agent be a representation by any Credit Party that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. No Credit Party nor any other party is entitled to rely on any site visit, observation or testing by any Agent. No Agent and no Lender owes any duty of care to protect any Credit Party or any other party against, or to inform any Credit Party or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. Each Agent shall disclose to a Credit Party or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by any Agent. Each Credit Party understands and agrees that no Agent makes any warranty or representation to any Credit Party or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. Each Credit Party also understands that depending on the results of any site visit, observation or testing by any Agent and disclosed to a Credit Party, such Credit Party may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by such Credit Party without advice or assistance from such Agent. In each instance, each Agent will give the relevant Borrower reasonable notice before entering the Real Estate or any other place such Agent is permitted to enter under this Section 7.7(c). Each Agent will make reasonable efforts to avoid interfering with a Credit Party’s use of the Real Estate or any other property in exercising any rights provided hereunder.

                    (d) Without prejudice to the generality of the foregoing, the UK Borrowers shall as soon as reasonably practicable after the date hereof, retain an independent environmental engineer acceptable to the UK Agent to evaluate the UK Properties at (i) Horsefair Road Waterton Industrial Estate Bridgend (ii) Area 3 Wharf Road Gravesend and (iii) Stanton Works Lows Lane Stanton-By-Dale Derbyshire and prepare and deliver (within 180 days of the date hereof) to the UK Agent a Phase I environmental report the scope of which shall be agreed in advance by the UK Agent and which shall be addressed to the UK Agent and the UK Borrowers. The UK Borrowers exercising their reasonable commercial judgment and the UK Agent exercising its reasonable credit judgment shall jointly:

                              (1) review the recommendations set out in the Phase I reports including (without limitation) any recommendation to commission further invasive investigations and any recommendations (as a consequence of such investigations) to carry out any remedial works or on-going monitoring of Contaminants (“the Works”) (“the Recommendations”);

                              (2) consider the economic effect of the implementation of the Recommendations (or any of them) on the continued operation of the UK Borrowers’ business at the relevant UK Property and any adverse effect on the value of the Collateral and on the interests of the UK Lenders of failure to implement the Recommendations (or any of them);

                              (3) endeavor, having regard to the respective interests of the UK Borrowers and the UK Agent, to determine which (if any) of the Recommendations are to be implemented and/or the Works are to be carried out at the cost of the UK Borrowers.

                    If the UK Borrowers and the UK Agent shall fail to agree within one month after the date of issue of the relevant Phase I report on which (if any) of the Recommendations are to be implemented and which (if any) of the Works are to be carried out the UK Borrowers shall be required at their own cost to implement only those Recommendations and/or to carry out only those Works (together “the Designated Works”) which, if not implemented or carried out, are considered by the UK Agent in the exercise of its reasonable credit judgment to affect adversely the market value of a material part of the Collateral or adversely affect the interests of the UK Lenders. The UK Borrowers shall without delay carry out the Designated Works and shall provide evidence satisfactory to the UK Agent of the completion of such works.

          7.8 Compliance with ERISA and other laws. Each Credit Party shall, and shall cause each of its Subsidiaries and ERISA Affiliates to: (a) maintain each Plan and Foreign Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state or foreign law; (b) ensure that all liabilities under any Foreign Pension Plan are funded to at least the minimum level required by law or, if higher, to the level required by the governing documents of such plans; (c) ensure that all contributions or premium payments to or in respect of all Foreign Pension Plans are and continue to be promptly paid at no less than the rates required under applicable law or the rules of such arrangements; (d) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (e) make all required contributions to any Plan subject to Section 412 of the Code; (f) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (g) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

          7.9 Mergers, Amalgamations, Consolidations or Sales. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger, reorganization, amalgamation or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except:

                    (a) any of the Non-Guarantor Subsidiaries may be dissolved;

                    (b) sales and leases of Inventory, including, without limitation, Rental Fleet Assets, in the ordinary course of its business;

                    (c) sales, exchanges or other dispositions of Machinery and Equipment in the ordinary course of its business; provided that any exchange shall be made in exchange for, and any proceeds from any sale or other disposition shall be applied to purchase or acquire, Machinery and Equipment used or useful in a Similar Business; and provided further the US Borrower Representative shall include the details of any such sale, exchange, disposition, purchase and/or acquisition, as applicable, in each certificate delivered to the Administrative Agent and the UK Agent pursuant to Section 5.2(1) hereof.

                    (d) sales, exchanges or other dispositions of Real Estate, Machinery and Equipment and Inventory, including, without limitation, Rental Fleet Assets, in each case, not in the ordinary course of business with a net book value not to exceed, in the aggregate for all Borrowers and their respective Subsidiaries, the Dollar Equivalent of $2,000,000 in any Fiscal Year (taking into account all such sales, exchanges or other dispositions occurring in Fiscal Year 2005 occurring prior to the Closing Date); provided that (i) any exchange of Inventory or Machinery and Equipment shall be for like-kind Inventory or Machinery and Equipment, as applicable, (ii) any Inventory, Real Estate or Machinery and Equipment, as applicable, received as part of an exchange (whether purchased, acquired or otherwise) shall be free and clear of all Liens, except the Agents’ Liens and (iii) any sale or other disposition of assets at any branch location with aggregate net book value in excess of the Dollar Equivalent of $500,000 in any Fiscal Year (taking into account all such sales, exchanges or other dispositions occurring in

Fiscal Year 2005 occurring prior to the Closing Date), or any closing of a branch location, shall require prior written notice to the Administrative Agent or the UK Agent, as applicable;

                    (e) any US Subsidiary of a US Borrower with a positive net worth may be merged with or into a US Borrower or any Wholly-owned US Subsidiary which is a Credit Party, or be liquidated, wound up or dissolved into a US Borrower or any Wholly-owned US Subsidiary which is a Credit Party, or transfer all or any part of its assets to a US Borrower or any Wholly-owned US Subsidiary which is a Credit Party; provided, that (except as permitted in clause (f) below) in any merger with a US Borrower, a US Borrower shall be the surviving entity and in any merger with any other Credit Party, such Credit Party shall be the surviving entity and all Liens in favor of the Administrative Agent shall remain perfected;

                     (f) any Foreign Subsidiary of the US Borrower with a positive net worth may be merged or amalgamated with or into a UK Borrower or any Wholly-owned Foreign Subsidiary which is a Credit Party, or be liquidated, wound up, hived up or dissolved into a UK Borrower or any Wholly-owned Foreign Subsidiary which is a Credit Party, or transfer all or any part of its assets to a UK Borrower or any Wholly-owned Foreign Subsidiary which is a Credit Party; provided, that in any merger with a UK Borrower, a UK Borrower shall be the surviving entity and in any merger or amalgamation with any other Credit Party, such Credit Party shall be the surviving entity and all Liens in favor of the UK Security Trustee shall remain perfected;

                    (g) (i) any US Borrower and any US Subsidiary may transfer assets to a US Borrower or any Wholly-owned US Subsidiary which is a Borrower or a US Subsidiary Guarantor (including, without limitation, Mobile Storage Group (Texas), L.P. for so long as it shall remain a US Subsidiary Guarantor, all of its owned equity interests shall have been pledged in accordance with the Security Documents and it shall have otherwise complied with Section 6.0 hereof); (ii) any Foreign Subsidiary may transfer assets to a UK Borrower or any Wholly- owned UK Subsidiary which is a UK Borrower or a UK Subsidiary Guarantor; (iii) any Subsidiary may make Distributions otherwise permitted pursuant to Section 7.10(a)(ii) hereof and payments upon any Debt otherwise permitted to be incurred pursuant to Section 7.13(g) hereof and (iv) MSG may transfer funds to Ravenstock and Ravenstock may transfer funds to MSG pursuant to Section 7.15(e).

          7.10 Distributions; Capital Change; Restricted Investments. No Credit Party nor any of its Subsidiaries shall:

                    (a) directly or indirectly declare or make, or incur any liability to make, any Distributions, except, without duplication:

                              (i) Distributions to holders of Capital Stock consisting of dividends payable in Capital Stock, which Capital Stock, if Preferred Stock, is permitted pursuant to Section 7.34;

                              (ii) Distributions to a US Borrower or a Wholly-owned Subsidiary of a US Borrower by its Subsidiaries, and Distributions to the UK Borrower or a Wholly-owned Subsidiary of the UK Borrower by its Subsidiaries, in each case other than a Distribution by a Credit Party to a Subsidiary which is not a Credit Party; provided, in the case of any Distribution by Ravenstock to MSG (and in the case of any other Distribution by a UK Credit Party to a US Credit Party), that at the time of and after giving effect to each such Distribution: (A) no Default or Event of Default exists under Section 9.1(a), (B) no Default or Event of Default exists in the observance or performance of any of the covenants and agreements contained in Section 7.23 through Section 7.26, inclusive and (C) UK Availability is greater than or equal to £4,000,000;

                              (iii) payments to repurchase or retire any Capital Stock (other than Preferred Stock) of the Parent Guarantor made to departed employees, officers or directors of any Credit Party not to exceed $2,000,000 in the aggregate and Distributions by MSG to the Parent Guarantor to enable the Parent Guarantor to make the payments permitted pursuant to this Section 7.10(a)(iii)); provided that at the time of and after giving effect to each such Distribution: (i) no Default or Event of Default exists under Section 9.1 (a), (ii) no Default or Event of Default exists in the observance or performance of any of the covenants and agreements contained in Section 7.23 through Section 7.26, inclusive and (iii) Total Excess Availability is greater than or equal to the Dollar Equivalent of $10,000,000; and

                              (iv) Distributions in respect of Preferred Stock of the Parent Guarantor of up to $5,000,000 in any Fiscal Year (taking into account all such Distributions occurring in Fiscal Year 2005 occurring prior to the Closing Date) and Distributions by MSG to the Parent Guarantor to enable the Parent Guarantor to make the Distributions permitted pursuant to this Section 7.10 (a)(iv)); provided that such amount shall be increased from time to time (as measured on the date of any such intended Distribution) by the aggregate amount of all net cash proceeds received by the Parent Guarantor from the issuance of any Preferred Stock after the Closing Date in accordance with Section 7.34 hereof during such Fiscal Year; and provided further that both before and after giving effect to any such Distribution: (1) no Default or Event of Default exists under Section 9.1(a), (2) no Default or Event of Default exists in the observance or performance of any of the covenants and agreements contained in Section 7.23 though Section 7.26, inclusive and (3) Total Excess Availability is greater than or equal to the Dollar Equivalent of $10,000,000.

                    (b) make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect; or

                    (c) make any Restricted Investment.

          7.11 Transactions Affecting Collateral or Obligations. No Credit Party nor any of its Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

          7.12 Guaranties. No Credit Party shall make, issue, or become liable on any Guaranty, except

                    (a) Guaranties of any of the Obligations in favor of the Responsible Agents and/or the Applicable Security Agents for the ratable benefit of the Applicable Lenders;

                    (b) Guaranties (i) by MSG of obligations of Ravenstock or Ravenstock’s UK Subsidiaries under leases or subleases for Real Estate entered into in the ordinary course of such Person’s business and (ii) by MSG of obligations of US Credit Parties and by Ravenstock of obligations of UK Credit Parties, in either case in respect of operating liabilities incurred in the ordinary course of business, in the aggregate not in excess of the Dollar Equivalent of $2,000,000 from time to time;

                    (c) Guaranties existing on the Closing Date and listed on Schedule 6.9;

                    (d) subordinated Guaranties of the Subordinated Note Debt to the extent required by the Subordinated Note Agreement as in effect on the Closing Date by (i) US Subsidiaries and (ii) the Parent Guarantor; provided that such Guaranties remain subordinated to the Obligations of such US Subsidiaries and the Parent Guarantor in each case under the US Credit Agreement and the UK Credit Agreement, pursuant to subordination provisions no less favorable to any Credit Party, Agent or Lender than the subordination provisions applicable to the Guaranties of the Subordinated Note Debt on the Closing Date; and

                    (e) Guaranties of Debt permitted by Section 7.13(d) or 7.13(e), if such Guaranties are permitted by such Section.

          7.13 Debt. No Credit Party shall, nor shall it permit any of its Subsidiaries to, incur or maintain any Debt, other than:

                    (a) the Obligations;

                    (b) Debt described on Schedule 6.9;

                    (c) Capital Leases of Machinery and Equipment or Rental Fleet Assets and ‘purchase money secured Debt incurred to purchase Machinery and Equipment or Rental Fleet Assets; provided that (i) Liens securing the same attach only to the Machinery and Equipment or Rental Fleet Assets acquired by the incurrence of such Debt and proceeds thereof (but shall not encumber leases of, or payments under leases of, Rental Fleet Assets), and (ii) the aggregate amount of such Debt for all Credit Parties (including Capital Leases) outstanding does not exceed the Dollar Equivalent of $10,000,000 at any time;

                    (d) Debt evidencing a refunding, renewal or extension of the Debt (other than the Subordinated Note Debt) described on Schedule 6.9; provided that (A) the principal amount thereof is not increased, (B) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (C) no Credit Party that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, (D) the terms of such refunding, renewal or extension are no less favorable in any material respect to the applicable Credit Party or Subsidiary, any Agent or the Lenders than the original Debt and (E) the final maturity thereof, if presently after the Stated Termination Date, will not become earlier than at least 6 months after the Stated Termination Date;

                    (e) Non-Public Debt, including without limitation the Subordinated Note Debt and any Non-Public Debt evidencing a refunding, renewal or extension thereof; provided, in each case, that (A) the cash interest rate of such Non-Public Debt shall not exceed 15% per annum, (B) no Credit Party that is not an obligor or guarantor of the Subordinated Note Debt as of the Closing Date shall be or become an obligor or guarantor of any such Non-Public Debt,

(C) the restrictive covenants of such Non-Public Debt shall be no less favorable in any material respect to the applicable Credit Party or Subsidiary, any Agent or the Lenders than those contained in the Subordinated Note Debt as of the Closing Date, (D) the final maturity of such Non-Public Debt shall not be or become due earlier than at least six (6) months after the Stated Termination Date, and (E) such Non-Public Debt shall require no payment of principal, and no payment of principal shall be made, prior to the Stated Termination Date.

                    (f) Public Debt; provided that (I) the US Credit Parties and the UK Credit Parties shall have executed and delivered such amendments of this Agreement and the UK Credit Agreement as are necessary to provide for the inclusion herein and in the UK Credit Agreement of any financial covenants for which compliance is required by the covenants contained in the terms and conditions of any such Public Debt but which, as of the date of incurrence of such Public Debt, are not included in this Agreement or the UK Credit Agreement; (II) the fleet utilization rates, financial ratios, capital expenditure levels and other rates, ratios, levels, measures and/or requirements set forth in any additional financial covenants, if any, contained in the terms and conditions of any such Public Debt, in each case, shall be at least (x) 2% less restrictive (with respect to fleet utilization rates) and (y) 10% less restrictive (with respect to financial ratio, capital expenditure and all other additional covenants) than the rates, ratios, levels, measures or requirements set forth in the comparable fleet utilization, financial ratio, capital expenditure and other additional covenants contained in this Agreement and the UK Credit Agreement, including, without limitation, Sections 7.23 through 7.26, inclusive, hereof and thereof, as of the date of the incurrence of such Public Debt, (III) the final maturity of such Public Debt shall not be or become due earlier than at least six (6) months after the Stated Termination Date, and (IV) such Public Debt shall require no payment of principal, and no payment of such principal shall be made, prior to the Stated Termination Date.

                    (g) Subject to the following sentence, Intercompany Debt; provided, in each case, that such Debt will be evidenced by a revolving demand promissory note (in form and substance satisfactory to the Administrative Agent) pledged and delivered to the Applicable Security Agent for the benefit of the Lenders (or otherwise documented and secured in favor of the Applicable Security Agent, in a manner satisfactory to the Applicable Agent) and shall be subordinated to the Obligations of the Credit Parties on terms and conditions satisfactory to the Administrative Agent; provided further that, in the case of any creditors with respect to such Debt which are Foreign Subsidiaries, such Subsidiaries shall have entered into and delivered to the Administrative Agent and the UK Security Trustee for the benefit of the Lenders the UK Intercreditor Deed in the form attached hereto as Exhibit I. Notwithstanding the foregoing, (i) no UK Credit Party nor any of its Subsidiaries shall make, create or acquire any Intercompany Debt owed to any US Credit Party or any US Subsidiary, and (ii) no US Credit Party nor any of its US Subsidiaries shall make, create or acquire any Intercompany Debt owed to any UK Credit Party or any of its Subsidiaries, except, in each case, if and only to the extent that at the time of and after giving effect to each such making, creation or acquisition: (x) no Default or Event of Default exists under Section 9.1 (a), (y) no Default or Event of Default exists in the observance or performance of any of the covenants and agreements contained in Section 7.23 through Section 7.26, inclusive and (z) in the case of any Intercompany Debt incurred by any UK Subsidiary, US Availability is greater than or equal to $7,000,000 and in the case of any Intercompany Debt incurred by any US Subsidiary, UK Availability is greater than or equal to £4,000,000.

                    (h) the Luxembourg Debt, provided that (A) such Debt will be evidenced by a revolving credit facility agreement in the form existing as at the date hereof with claims thereunder assigned in favor of the UK Security Trustee and shall be subordinated to the Obligations of the Credit Parties on terms and conditions satisfactory to the Administrative Agent and (B) the creditors with respect to such Debt shall have entered into and delivered to the Administrative Agent and the UK Security Trustee for the benefit of the Lenders the UK Intercreditor Deed in the form attached hereto as Exhibit I;

                    (i) Guaranties permitted by Section7.12;

                    (j) Debt represented by any unsecured Hedge Agreements entered into in order to protect a Borrower against fluctuations in interest rates and currency exchange rates and not for speculative purposes;

                    (k) after the Closing Date, any Capital Leases or purchase money Debt or Debt secured by a mortgage on Real Estate assumed or acquired in connection with a Permitted Acquisition; provided that (A) such Debt existed at the time of such Permitted Acquisition and was not created in anticipation thereof, (B) any Lien securing such Debt does not extend to any assets of any Credit Party other than the assets secured thereby at the time of the Permitted Acquisition and does not encumber leases of, or payments under leases of, Rental Fleet Assets and (C) if the Debt is owed by a Subsidiary acquired, then no other Credit Party shall have any liability therefor;

                    (1) Debt secured by a mortgage on any Real Estate acquired by any US Credit Party incurred or assumed for the purpose of financing all or a part of the cost of acquiring such Real Estate; provided that (i) any such mortgage attaches solely to the Real Estate so acquired, (ii) the mortgagee thereunder executes and delivers to the Responsible Agent a mortgagee waiver agreement (or, in respect of a UK Property, a deed of priority on terms and conditions acceptable to the UK Agent) in form and substance reasonably satisfactory to the Administrative Agent and (iii) the principal amount of such Debt secured thereby does not exceed 100% of the Credit Party’s cost of such Real Estate; and

                    (m) other unsecured Debt not to exceed $15,000,000 in the aggregate for all Credit Parties at any time outstanding.

For purposes of compliance with this Section 7.13 and Section 7.13 of the UK Credit Agreement, in the event any Debt meets the criteria set forth in more than one of clauses (c) through (d), inclusive, or (i) through (m) inclusive, of this Section 7.13 and Section 7.13 of the UK Credit Agreement, the US Borrower Representative and the UK Borrower Representative, in their sole collective discretion, may (X) classify or reclassify such Debt in any manner that complies with this Section 7.13 and Section 7.13 of the UK Credit Agreement and (Y) divide and classify such Debt among more than one of the clauses of this Section 7.13 and Section 7.13 of the UK Credit Agreement and, in each case, such Debt shall be treated as having been permitted pursuant to the clause of this Section 7.13 and Section 7.13 of the UK Credit Agreement specified by the US Borrower Representative and UK Borrower Representative; provided that, in each case, the US Borrower Representative and the UK Borrower Representative must classify, reclassify and/or divide such Debt in a manner consistent for purposes of compliance with the US Credit Agreement and UK Credit Agreement.

          7.14 Prepayments; Payments on Subordinated Note Debt; Payments on Intercompany Debt.

                    (a) No Credit Party nor any of its Subsidiaries shall voluntarily prepay any Debt, except (i) the Obligations in accordance with the terms of this Agreement and the UK Credit Agreement, (ii) prepayment of the Existing Term Loans outstanding under the Existing US Credit Agreement, the Existing UK Credit Agreement and the Luxembourg Debt, and (iii) Capital Leases and other Debt in an aggregate amount not to exceed $1,000,000 and, after giving effect to the payment thereof, only so long as Total Excess Availability exceeds $10,000,000, (iv) prepayments of the Debt described on Schedule 6.9 with the proceeds of Debt permitted to be issued under Section 7.13(d), (v) prepayments of the Subordinated Note Debt with the proceeds of Debt permitted to be issued under Section 7.13(e) or (f) or Capital Stock issued in accordance with Section 7.34 and (vi) as permitted under (b).

                    (b) No Credit Party nor any of its Subsidiaries shall make any payments on Permitted Subordinated Debt except, subject to the subordination provisions thereof, (i) regularly scheduled payments of interest and (ii) on or before December 30, 2008, MSG may make a principal payment of up to $4,000,000 on the Subordinated Notes, plus accrued but unpaid interest thereon, pursuant to the terms and conditions of the Subordinated Note Agreement; provided, that, in the case of clause (ii), at the time of and after giving effect to such a payment by MSG: (A) no Default or Event of Default exists and (B) US Availability is greater than or equal to $5,000,000.

                    (c) (i) No UK Credit Party nor any of its UK Subsidiaries shall make any payment of principal, interest or any other amount on account of or in respect of any obligation outstanding under any Intercompany Debt owed to any US Credit Party, any US Subsidiary or the Luxembourg Subsidiary, and (ii) no US Credit Party nor any of its US Subsidiaries shall make any payments of principal, interest or any other amounts on account of any obligation outstanding under any Intercompany Debt owed to any UK Credit Party or any UK Subsidiary, except, (A) in each case, subject to the subordination provisions thereof, and (B) in each case, if and only to the extent that at the time of and after giving effect to each such payment: (x) no Default or Event of Default exists under Section9.1(a), (y) no Default or Event of Default exists in the observance or performance of any of the covenants and agreements contained in Section 7.23 through Section 7.26, inclusive and (z) in the case of clause (i), UK Availability is greater than or equal to £4,000,000 or, in the case of clause (ii), US Availability is greater than or equal to $7,000,000; provided, however, nothing in this Section 7.14(c) shall prohibit the making of any payments between MSG and Ravenstock pursuant to Section 7.15(e).

          7.15 Transactions with Affiliates. Except as set forth below or described on Schedule 7.15, no Credit Party shall, nor shall they permit any of their Subsidiaries to, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate (other than any Guaranties permitted by Section.7.12); provided, however, while no Event of Default has occurred and is continuing, and subject to the limitations set forth in this Agreement, the Credit Parties may engage in transactions or agreements with Affiliates, other than those described on Schedule 7.15, in the ordinary course of business consistent with past practices, in an amount and upon terms fully disclosed to the Agents and the Lenders in advance, and, in any case, no less favorable to such Credit Party or Credit Parties than would be obtained in a comparable arm’s-length transaction with a third party who is not an Affiliate; provided further:

                    (a) if no Default or Event of Default exists under Section 9.1 (a), before and after giving effect to the payments, payments may be made when due pursuant to the Windward Management Agreement as in effect on the date hereof; provided that such payments shall not exceed the Dollar Equivalent of $550,000 per year plus reasonable and customary out-of-pocket expenses;

                    (b) the Credit Parties and their Subsidiaries may enter into such intercompany loan, sales and investments as otherwise expressly permitted by this Agreement;

                    (c) the Credit Parties may enter into transactions with the Non-Guarantor Subsidiaries (i) to cause a Non-Guarantor Subsidiary’s dissolution and (ii) to cause the dissolution of the Luxembourg Subsidiary so long as, in the case of clause (ii), all of the following conditions are met: (A) no Default or Event of Default shall exist at the time of such dissolution and after giving effect to such dissolution, (B) any Subsidiary of MSG or Ravenstock that assumes any of the rights or obligations under the Luxembourg Debt in connection with the transactions that effect such dissolution shall become a UK Subsidiary Guarantor and shall become a party to each of the Loan Documents to which the UK Borrower, UK-LP or the Luxembourg Subsidiary, as applicable, was a party immediately prior to the dissolution of the Luxembourg Subsidiary, (C) all other Agent’s Liens on the Collateral immediately prior to the dissolution of the Luxembourg Subsidiary shall remain perfected, and the Borrowers shall cause any Subsidiary of MSG or Ravenstock that assumes any rights or obligations under the Luxembourg Debt in connection with the transactions that effect such dissolution to execute and deliver to the Administrative Agent and the UK Security Trustee such documents, instruments, financing statements, and amendments to Loan Documents as the Administrative Agent and the UK Security Trustee may reasonably request to continue the perfection of the Agent’s Liens, (D) UK Availability is greater than or equal to £4,000,000; (E) such dissolution shall not result in any Debt other than Intercompany Debt permitted to be incurred pursuant to, and incurred in compliance with, Section 7.13(g) hereof; and (F) such dissolution shall otherwise not create any covenants, undertakings or obligations on the part of any Credit Party any more onerous than the covenants, undertakings or obligations contained in the Luxembourg Debt;

                    (d) the Credit Parties and their Subsidiaries may pay reasonable compensation and provide customary indemnities to directors, officers and employees; and

                    (e) Ravenstock and MSG may make payments to each other as reimbursement for corporate overhead and services plus reasonable and customary out-of-pocket expenses, if and only to the extent that at the time of and after giving effect to each such payment: (w) no

Default or Event of Default exists under Section 9.1 (a), (x) no Default or Event of Default exists in the observance or performance of any of the covenants and agreements contained in Section 7.23 through Section 7.26, inclusive, (y) in the case of payments from Ravenstock to MSG, UK Availability is greater than or equal to £4,000,000 and (z) in the case of payments from MSG to Ravenstock, (I) US Availability is greater than or equal to $7,000,000 and (II) such amount does not exceed $1,000,000 in any Fiscal Year (taking into account all such payments occurring in Fiscal Year 2005 occurring prior to the Closing Date).

          7.16 Investment Banking and Finder’s Fees. No Credit Party shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter’s fee, finder’s fee, or broker’s fee to any Person in connection with this Agreement. The Credit Parties shall defend and indemnify the Agents and the Lenders against and hold them harmless from all claims of any Person that the Credit Parties are obligated to pay for any such fees, and all costs and expenses (including attorneys’ fees) incurred by the Agents and/or any Lender in connection therewith.

          7.17 Business Conducted.

                    (a) No Credit Party (other than Parent Guarantor) shall, nor shall it or the Parent Guarantor permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than a Similar Business.

                    (b) The Parent Guarantor shall not engage in any business activities or have any properties or liabilities, other than (i) holding Capital Stock of MSG, (ii) obligations under the Loan Documents and (iii) activities and properties incidental to the foregoing clauses (i) and (ii).

          7.18 Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens, and Liens, if any, in effect as of the Closing Date described in Schedule 6.9 securing Debt described in Schedule 6.9; Liens securing Capital Leases and purchase money Debt permitted under Section 7.13(c); and mortgages securing Debt permitted under Section 7.13(k) and Section 7.13(1).

          7.19 Sale and Leaseback Transactions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into any arrangement with any Person providing for such Credit Party or Subsidiary to lease or rent property that the Credit Party or such Subsidiary has sold or will sell or otherwise transfer to such Person other than Real Estate both (a) sold or otherwise disposed of to a Person that is not a Credit Party pursuant to Section 7.9 hereof and (b) in respect of which such Credit Party or Subsidiary has delivered a landlord waiver and, if the Real Estate will be subject to a mortgage or deed of trust, a mortgagee waiver, in each case in form and substance satisfactory to the Administrative Agent and the UK Security Trustee, as applicable.

          7.20 New Subsidiaries. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than (i) those listed on Schedule 6.5, (ii) Wholly-owned Subsidiaries acquired in a Permitted

Acquisition, or (iii) Wholly-owned Subsidiaries created by a Credit Party so long as the Credit Party shall, and shall cause each such Subsidiary to, comply with the provisions of Section 7.32; provided that no US Credit Party shall, nor shall it permit any US Subsidiary to, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary organized under the laws of any jurisdiction other than the United States, other than (A) those Subsidiaries listed on Schedule 6.5 as of the Closing Date and (B) direct and indirect Subsidiaries of Ravenstock; and provided further that no UK Credit Party shall, nor shall it permit any UK Subsidiary to, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary organized under the laws of the United States or any State thereof.

          7.21 Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year.

          7.22 Depreciation Method. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its method of calculating depreciation with respect to the preparation of the financial information set forth in the Financial Statements except as required by GAAP, the independent accountants of any Credit Party, the SEC or any other Governmental Authority having jurisdiction over such Credit Parties.

          7.23 Cash Interest Coverage Ratio. The Credit Parties and their Subsidiaries will maintain a Cash Interest Coverage Ratio for each period of four consecutive fiscal quarters ended on the last day of any Fiscal Quarter set forth below of not less than the ratio set forth opposite such period:

Period Ending	Ratio

The last day of each Fiscal Quarter through the Fiscal Quarter ending on December 31, 2006	2.10:1

The last day of each Fiscal Quarter after the Fiscal Quarter ending on December 31, 2006 through the Fiscal Quarter ending on December 31, 2007	2.15:1

The last day of each Fiscal Quarter after the Fiscal Quarter ending on December 31, 2007 through the Fiscal Quarter ending on December 31, 2008	2.20:1

The last day of each Fiscal Quarter thereafter	2.25:1

          7.24 Maximum Consolidated Total Debt to Pro Forma EBITDA Ratio. The Credit Parties and their Subsidiaries will not permit the Consolidated Total Debt to Pro Forma EBITDA Ratio as of the end of any Fiscal Quarter set forth below to be greater than the ratio set forth opposite such period:

Period Ending	Ratio

The last day of each Fiscal Quarter through the Fiscal Quarter ending on June 30, 2008	5.25:1

The last day of each Fiscal Quarter thereafter	5.00:1

          7.25 Minimum Fleet Utilization Rate. The Credit Parties and their Subsidiaries shall not permit the Fleet Utilization Rate, as of the end of any Fiscal Quarter set forth below, to be less than the rate set forth opposite such period:

Period	Rate

First Fiscal Quarter of each Fiscal Year	72%

Second Fiscal Quarter of each Fiscal Year	74%

Third Fiscal Quarter of each Fiscal Year	76%

Fourth Fiscal Quarter of each Fiscal Year	76%

          7.26 Capital Expenditures. No Credit Party shall, nor shall it permit any of its Subsidiaries to, make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Credit Parties and their Subsidiaries on a consolidated basis would exceed:

                    (a) the Dollar Equivalent of $30,000,000 in the Fiscal Year ended December 31, 2005 (taking into account all Capital Expenditures occurring in Fiscal Year 2005 occurring prior to the Closing Date);

                    (b) the Dollar Equivalent of $35,000,000 in the Fiscal Year ended December 31, 2006; and

                    (c) the Dollar Equivalent of $50,000,000 in the Fiscal Year ended December 31, 2007 and each Fiscal Year thereafter;

in each case plus the Acquisition to CapEx Transfer Amount, if any, and less the Capital Expenditure to Acquisition Transfer Amount, if any; provided that to the extent the amount of Capital Expenditures permitted to be made in any Fiscal Year (“Year 1”) pursuant to this clause exceeds the aggregate amount of Capital Expenditures actually made during the Fiscal Year, such excess amount, up to the Dollar Equivalent of $12,500,000 (the “Capital Expenditure Excess”), may be carried forward to (but only to) the next succeeding Fiscal Year (“Year 2”) (any such amount to be certified by the US Borrower Representative to the Administrative Agent in the Compliance Certificate delivered for the last Fiscal Quarter of Year 1). —The parties acknowledge and agree that the permitted Capital Expenditure levels set forth above shall be exclusive of Capital Expenditures constituting Permitted Acquisitions.

          7.27 Use of Proceeds. No Credit Party shall, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of a Credit Party or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or Section 14 of the Exchange Act.

          7.28 Further Assurances. The Credit Parties shall execute and deliver, or cause to be executed and delivered, to the Agents, the Applicable Security Agents and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agents, the Applicable Security Agents or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

          7.29 Bank Accounts. The Borrowers shall establish and maintain a cash management system reasonably acceptable to the Responsible Agent, including (a) blocked accounts for the UK Credit Parties over which the UK Security Trustee has a fixed charge acceptable to the Responsible Agent and (b) arrangements satisfactory to the Administrative Agent to transfer funds to the Administrative Agent for application to the Obligations on a daily basis, or on such other basis as the Administrative Agent agrees, and blocked accounts for the US Credit Parties over which the US Agent has control (within the meaning of the UCC). Except as may otherwise be agreed by the Administrative Agent and the UK Agent (including, in the case of the UK Borrower, as agreed by the UK Security Trustee pursuant to the terms of the UK Debenture), as applicable, no Credit Party shall maintain any bank account (including without limitation, deposit accounts, disbursement accounts and lockbox accounts) with funds exceeding the Dollar Equivalent of $100,000 per account or $1,000,000 in the aggregate with any person other than the Applicable Security Agent, except as set forth on Schedule 6.27.

          7.30 Changes Relating to Permitted Subordinated Debt. No Credit Party shall change or otherwise amend the terms of any Permitted Subordinated Debt if the effect of such amendments would be to: (i) increase the interest rate on such Permitted Subordinated Debt or under any Permitted Subordinated Debt Agreement; (ii) change the dates upon which payments of principal or interest are due on such Permitted Subordinated Debt other than to extend such dates; (iii) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Permitted Subordinated Debt; (iv) change the redemption or prepayment provisions of such Permitted Subordinated Debt other than to extend the dates therefore or to reduce the premiums payable in connection therewith; (v) grant any security or collateral to secure payment of such Permitted Subordinated Debt or add any guarantor of such Permitted Subordinated Debt; or (vi) change or amend the subordination terms; or (vii) change or amend any other term if such change or amendment would materially increase the obligations of any Credit Party thereunder or confer additional material rights on the holder of such Permitted Subordinated Debt in a manner adverse to any Credit Party, Agent or Lender.

          7.31 Access Agreements. The Borrowers shall use commercially reasonable efforts to deliver to the Administrative Agent and the UK Security Trustee, as applicable, a mortgagee waiver (other than in respect of the UK Properties), a landlord waiver or an agent access agreement, as applicable, in form and substance satisfactory to the Administrative Agent and the

UK Security Trustee, as applicable, with respect to (i) all owned Real Estate subject to any mortgage, (ii) all Real Estate leased by any Borrower, and (iii) all Real Estate on which Collateral is located which such Real Estate is owned or leased by any Agency of any Borrower, provided, however, that in respect of US Real Estate no such mortgagee waiver, landlord waiver or agent access agreement shall be required (X) for (I) any Real Estate subject to a mortgage, (II) any Real Estate leased by MSG or Ravenstock or (III) any Real Estate on which the Collateral is located which such Real Estate is owned or leased by any Agency of any Borrower, in either case at which the Collateral stored during the last 12 months on any such Real Estate has a net book value less than $250,000, or (Y) if the lease payments, with respect to Real Estate leased by any US Borrower, do not exceed $25,000 on an annual basis.

          7.32 Additional Credit Parties

                    (a) MSG may designate additional US Subsidiaries to be US Borrowers under the US Credit Agreement, and Ravenstock may designate additional Foreign Subsidiaries organized under the laws of the United Kingdom to be additional UK Borrowers under the UK Credit Agreement, and thereby include the assets of such Subsidiaries in calculation of the Applicable Borrowing Base, subject to all the terms thereof; provided that there shall be no more than three (3) US Borrowers or UK Borrowers at any time. Such designation shall only become effective at such time as (i) the designated Subsidiary shall have executed and delivered to the Administrative Agent, with sufficient copies for each Applicable Lender, a Joinder Agreement (as amended to be valid and binding under the laws of England and Wales in the case of an additional UK Borrower) and shall have granted to the Applicable Security Agent first priority and fully perfected Liens on its assets, (ii) the Applicable Security Agent shall have received a first priority pledge of or charge over the Capital Stock of such Subsidiary, (iii) the Administrative Agent shall have received such opinions of counsel, corporate documents and other documents and instruments as the Administrative Agent or the Applicable Security Agent may reasonably request, in each case in form and substance satisfactory to the Administrative Agent and the Applicable Security Agent and (iv) if the additional Subsidiary was acquired or created in connection with any acquisition and the aggregate purchase price in connection with such an acquisition is in excess of $5,000,000 (or if the Rental Fleet Assets owned by such additional Borrower that may be included in any calculation of the US Borrowing Base or the UK Borrowing Base have a value in excess of $5,000,000), the Administrative Agent shall have received a satisfactory “desktop appraisal” of the Rental Fleet Assets owned by such additional Borrower Upon the satisfaction of such conditions, the applicable Subsidiary shall become a US Borrower or UK Borrower for all purposes of the Loan Documents.

                    (b) If after the Closing Date either any Non-Guarantor Subsidiary or Mobile Storage Group (Texas), L.P. acquires assets with a fair market value of $100,000 or more, or any Borrower or any of its Subsidiaries forms or acquires a Subsidiary (in a Permitted Acquisition, including any merger, amalgamation or consolidation in connection therewith) which has assets with a fair market value of $100,000 or more, then unless such Subsidiary has become a Borrower pursuant to Section 7.32(a), the Borrowers shall promptly (and in any event within 5 Applicable Business Days) cause such Subsidiary to become a Subsidiary Guarantor by executing and delivering to the Administrative Agent and the UK Agent, as applicable, with sufficient copies for each Lender, a Guaranty or a supplement or joinder to a Subsidiary Guaranty to guarantee the Obligations of the Borrowers (in the case of a US Subsidiary) or the

UK Borrower (in the case of a Foreign Subsidiary), and grant to the Applicable Security Agent, as applicable, first priority and fully perfected Liens on its assets and the Capital Stock of such Subsidiary (limited in the case of Capital Stock of a Foreign Subsidiary to the extent set forth in the Pledge Agreement) to secure its Obligations, with such opinions of counsel (including, without limitation, such opinions of counsel as may be requested in connection with Mobile Storage Group (Texas), L.P. acquiring assets with a fair market value in excess of $100,000 or more), corporate documents and other documents and instruments as the Applicable Security Agent may reasonably request, in each case in form and substance satisfactory to the Applicable Security Agent. Notwithstanding the foregoing, Liens on any assets constituting Real Estate shall be subject to the provisions of Section 7.33.

          7.33 Mortgages. (a) From and after the Closing Date, if a Borrower or any of its Subsidiaries acquires any Real Estate (in the case of US Real Estate which, in the good faith determination of the Administrative Agent has a value in excess of $250,000), then the Applicable Borrower shall, or shall cause its Subsidiary to, (x) notify the Administrative Agent of such acquisition within five (5) days thereof, (y) upon the request of the Administrative Agent, execute and deliver to the Administrative Agent within thirty (30) days after such request a Mortgage encumbering such Real Estate and/or, at the sole election of the Administrative Agent, provide to the Administrative Agent (a) evidence that such Mortgage has been duly recorded and creates a valid and enforceable first priority Lien, subject only to Permitted Encumbrances, (b) (in the case of US Real Estate) an ALTA policy of title insurance in amounts, in form, with endorsements and from an insurer satisfactory to the Applicable Security Agent (in the case of UK Properties) a report on title from UK Borrower’s Counsel in form and content satisfactory to the UK Security Trustee and no more onerous than the UK Properties Report on Title, (c) evidence satisfactory to the Applicable Security Agent that such Real Estate is not subject to material Environmental Claims, (d) if required by the Administrative Agent, legal opinions in form and substance and from counsel satisfactory to the Administrative Agent and (z) if such Real Estate is subject to any mortgage or other security, the Borrowers shall use commercially reasonable efforts to deliver to the Administrative Agent and the UK Security Trustee, as applicable, a mortgagee waiver (other than in respect of the UK Properties), and as the case may require, a heritable creditor consent in form and substance reasonably satisfactory to the Administrative Agent and the UK Agent.

                    (b) Without prejudice to the generality of the above, in respect of future acquired UK Property, the UK Borrowers shall instruct a suitably qualified environmental engineer to prepare a Phase I environmental report which will be addressed to the UK Agent and the UK Borrowers and will take such action (if any) with respect to the future acquired UK Property as was required with respect to the UK Properties owned as at the Closing Date pursuant to Section 7.7(d); provided, that in relation to leasehold UK Property with a term of less than 7 years and where there is a full and sufficient indemnity from the landlord for the benefit of the UK Borrowers and their respective chargees in respect of any Environmental Claims arising from historic contamination, the obligation to obtain such a Phase I environmental report shall not apply.

          7.34 Preferred Stock. No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, issue any Preferred Stock having a right of payment of any dividend or other Distribution other than rights to discretionary dividends or other Distributions, in each case permitted by, and made in compliance with, Section 7.1(iv) hereof or a right of mandatory redemption or redemption at the option of the holder, in either case, prior to six (6) months following satisfaction in full in cash of all Obligations.

          7.35 [Intentionally deleted]

          7.36 Center of Main Interest. The UK Borrower shall maintain its center of main interest for purposes of Recital 13 of EC Regulation No. 1346/2000 on Insolvency Proceedings within the United Kingdom.

          7.37 [Intentionally Deleted]

          7.38 Anti-Terrorism Laws. No Credit Party shall conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; deal in, or otherwise engage in any transaction relating to, any property blocked pursuant to Executive Order No. 13224; or engage in on conspire to engage in any transaction that attempts to violate, or evades or avoids (or has the purpose of evading or avoiding) any prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act. Each Credit Party shall deliver to Administrative Agent and US Lenders any certification or other evidence requested from time to time by Administrative Agent or any US Lender, in its discretion, confirming each Credit Party’s compliance with this Section.

ARTICLE 8.
CONDITIONS OF LENDING

          8.1. Conditions Precedent to the Effectiveness of this Agreement and the Making of Loans on the Closing Date. The effectiveness of this Agreement and the obligation of the US Lenders to make and to continue to permit to remain outstanding Revolving Loans on the Closing Date, and the obligation of the Administrative Agent to cause the Letter of Credit Issuer to issue or continue any Letter of Credit on the Closing Date are subject to the following conditions precedent having been satisfied or waived in a manner satisfactory to each Administrative Agent and each US Lender:

                    (a) This Agreement and the other Loan Documents, including, without limitation and for the avoidance of doubt, the UK Loan Documents shall have been executed by each party thereto and each Credit Party shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by such Credit Party before or on such Closing Date.

                    (b) Upon making the Revolving Loans (including such Revolving Loans made to finance fees, costs and expenses then payable under this Agreement, the Fee Letter or the UK Credit Agreement) and calculated as if all its obligations were current (consistent with past practice), Total Excess Availability shall be at least the Dollar Equivalent of $15,000,000.

                    (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

                     (d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Closing Date.

                     (e) The Agents and the Lenders shall have received such opinions of counsel for the Credit Parties as the Agents or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agents, the Lenders, and their respective counsel.

                     (f) The Administrative Agent and the UK Agent shall have received:

          (i) acknowledgment copies, verification statements, or certified copies of proper financing statements or similar filings, duly filed on or before the Closing Date (except in the case of filings in the United Kingdom, which shall be duly filed within 21 days after the Closing Date) under the UCC of all applicable jurisdictions or the Companies Act that the Administrative Agent or the UK Agent may deem necessary or desirable in order to perfect and/or continue the Agents’ Liens;

          (ii) duly executed UCC-3 Termination Statements, financing change statements, voluntary discharges and such other instruments, in form and substance satisfactory to the Administrative Agent or the UK Agent, as applicable, as shall be necessary to terminate and satisfy all Liens on the property of the Borrowers and their respective Subsidiaries except Permitted Liens; and

(iii) all certificates evidencing the Capital Stock and Instruments required to be pledged pursuant to the Loan Documents.

                     (g) The Borrowers shall have paid all fees payable to the Agents and the Lenders, all reasonable expenses of the Agents and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

                    (h) The Agents shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agents, of all insurance coverage as required by the Credit Agreements.

                    (i) The Administrative Agent and the UK Agent shall have had an opportunity, if it so chooses, to examine the books of account and other records and files of the Credit Parties and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification and status of Inventory, Accounts, the US Borrowing Base and the UK Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Administrative Agent, the UK Agent and the Lenders in all respects.

                    (j) The Credit Parties shall have established a cash management system acceptable to the Administrative Agent and UK Agent and the Applicable Security Agents, as required pursuant to Section 7.29 hereof.

                    (k) Lenders shall be satisfied that each Borrower is Solvent and shall have received a certificate from each Borrower in form and substance satisfactory to the Administrative Agent confirming the same.

                    (1) No Material Adverse Effect shall have occurred since September 30, 2005.

                    (m) There shall exist no action, suit, investigation, litigation, or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that in the Administrative Agent’s and UK Agent’s judgment (a) could reasonably be expected to have a Material Adverse Effect or which could impair Borrowers’ ability to perform satisfactorily under the Total US Facility or the Total UK Facility, or (b) could reasonably be expected to materially and adversely affect the Total US Facility or the Total UK Facility or the transactions contemplated thereby.

                    (n) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Administrative Agent and UK Agent and the Lenders.

                    (o) The Subordinated Note Agreement shall have been amended to permit the incurrence of $260,000,000 of “Senior Debt” and “Designated Senior Debt” under this Agreement and the UK Credit Agreement, all on terms satisfactory to the Administrative Agent and UK Agent.

                    (p) On the Closing Date, the Borrowers shall have repaid in full all Existing Term Loans under the Existing US Credit Agreement and Existing UK Credit Agreement.

                    (q) Without limiting the generality of the items described above, the Borrowers and each Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Administrative Agent and UK Agent (in form and substance reasonably satisfactory to the Administrative Agent and UK Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the “Closing Checklist” delivered by the Administrative Agent and UK Agent to the Borrowers prior to the Closing Date.

                    (r) [Intentionally deleted]

                    (s) No material disruption of or material adverse change in conditions in the financial, banking or capital markets shall exist that the Agents or the Lenders, in their good faith judgment, deem material in connection with the syndication of the Aggregate Commitments.

                    (t) The delivery to the UK Agent of the UK Supplemental Agreement to the UK Properties Report on Title.

                    (u) An undertaking from UK Borrower’s Counsel addressed to the UK. Agent dealing with (amongst other things) the registration of the security created by the UK Debenture over the UK Properties and any other related security.

                    (v) The Lenders shall be satisfied with all environmental aspects relating to each Borrower and their business, including all environmental reports as may be required by the Lenders.

                    (w) Each Credit Party shall have obtained all governmental and third party consents and approvals as may be necessary or appropriate in connection with the Loan Documents and the transactions contemplated thereby.

                    (x) The Administrative Agent shall have received a duly executed original of a Notice of Borrowing, dated the Closing Date, with respect to each of the US Revolving Loans requested by US Borrower Representative and the UK Revolving Loans requested by US Borrower Representative on the Closing Date which US Revolving Loans and UK Revolving Loans shall be utilized to repay the Existing Terra Loans in full on the Closing Date.

                    (y) The Administrative Agent shall have received the Financial Statements required to be delivered pursuant to Section 5.2(a), 5.2(b) and 5.2(c) of the Existing US Credit Agreement for the Parent Guarantor and its consolidated US Subsidiaries as well as such other historical financial statements and projections with respect to the US Borrower as the Administrative Agent deems appropriate, all in form and substance acceptable to Administrative Agent.

                    (z) The Agents shall have received the duly executed and delivered Existing Term Lender Exit Consent.

                    The acceptance by any US Borrower of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the US Borrowers to the effect that all of the conditions precedent to the making of such US Revolving Loans or the issuance of such Letters of Credit have been satisfied or waived, with the same effect as delivery to the Administrative Agent and the US Lenders of a certificate signed by a Responsible Officer of the US Borrowers, dated the Closing Date, to such effect.

                    Execution and delivery to the Administrative Agent by a US Lender of a counterpart of this Agreement shall be deemed confirmation by such US Lender that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender and (ii) all documents sent to such US Lender for approval consent, or satisfaction were acceptable to such US Lender.

          8.2 Conditions Precedent to Each Loan. The obligations of the US Lenders to make each Loan, including any US Revolving Loans on the Closing Date, and the obligation of the Administrative Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                    (a) The following statements shall be true, and the acceptance by a US Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to the Administrative Agent and the Lenders of a certificate signed by a Responsible Officer of the US Borrower Representative, dated the date of such extension of credit, stating that:

          (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date (which shall have been true and correct in all material respects as of such date) and except to the extent the Administrative Agent and the US Lenders have been notified in writing by US Borrower Representative that any representation or warranty is not correct and the US Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

(ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

(iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect.

                    (b) No such US Borrowing shall exceed US Availability or cause the Aggregate Outstandings to exceed Total Excess Availability (with Total Excess Availability for this purpose only calculated as if Aggregate Outstandings, US Aggregate Outstandings and UK Aggregate Outstandings were equal to zero);

provided, however, that each of the foregoing conditions precedent are not conditions to each US Lender participating in or reimbursing the Bank or the Administrative Agent for such US Lenders’ Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) or (i).

ARTICLE 9.
DEFAULT; REMEDIES

          9.1 Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

                    (a) any failure by any Borrower to pay the principal of any of its Obligations when due, whether on demand or otherwise, or failure by any Borrower to pay any interest on any of its Obligations or any fee or other amount owing under either Credit Agreement or under any other Loan Document when due, whether upon demand or otherwise, and if such amount is not paid by a charge to the Loan Account of the Applicable Borrowers, such failure (with respect to any Obligation other than the payment of principal) is not cured by the payment in full within 2 Applicable Business Days from the due date;

                    (b) any representation or warranty made or deemed made by any Credit Party in either Credit Agreement or in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Credit Party at any time to any Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                    (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(k), 7.2, 7.5, 7.8 through 7.15, inclusive, 7.17 through 7.19, inclusive and 7.21 through 7.36, inclusive, of the US Credit Agreement and the UK Credit Agreement, Section 11 of the Security Agreement or Section 5 of the UK Debenture, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2 (other than 5.2(k)) or 5.3 of the US Credit Agreement or the UK Credit Agreement and such default shall continue for three (3) days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of either Credit Agreement or any other Loan Document, or any other agreement entered into at any time to which any Credit Party and any Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for fifteen (15) days or more;

                    (d) any default shall occur with respect to any Debt (other than the Obligations) of any Credit Party or any of its Subsidiaries in an outstanding principal amount which exceeds the Dollar Equivalent of $5,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Credit Party or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                    (e) any Credit Party or any of its Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or application or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement, consolidation, compromise or readjustment of its debts or seeking a stay which has the effect of staying any creditor or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy, insolvency, liquidation, winding-up, corporate or similar, equivalent, or applicable act or law, state, federal, provincial or foreign, in any jurisdiction, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of an interim receiver, a receiver, a receiver and manager, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                    (f) an involuntary petition shall be filed or application made or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation, compromise, or readjustment of the debts of any Credit Party or any of its Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy, insolvency, liquidation, winding-up, corporate or similar, equivalent, or applicable act or law, state, federal, provincial or foreign, in any jurisdiction, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

                    (g) an interim receiver, administrator, administrative receiver, receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Credit Party or any of its Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued in any jurisdiction against any part of the property of any Credit Party or any of their respective Subsidiaries;

                    (h) any Credit Party shall file a certificate of dissolution or like process under applicable state, federal, provincial or foreign, law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof except for the dissolution of any Non-Guarantor Subsidiary or as otherwise permitted by this Agreement;

                    (i) all or any material part of the property of any Credit Party or any of its Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any Credit Party or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                    (j) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable by a court of competent jurisdiction or the enforceability thereof is challenged by any Credit Party or any of its Subsidiaries or any other obligor;

                    (k) one or more judgments, orders, decrees or arbitration awards is entered against any Credit Party or any of its respective Subsidiaries involving, in the aggregate, liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of the Dollar Equivalent of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

                    (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Credit Party or any of its Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

                    (m) there is filed against any Credit Party or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                    (n) for any reason other than the failure of the Applicable Security Agent to take any action available to it to maintain perfection of the Applicable Agents’ Liens pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void by a court of competent jurisdiction;

                    (o) an ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Credit Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Dollar Equivalent of $1,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds the Dollar Equivalent of $1,000,000; or (iii) any Borrower or any of its ERISA Affiliates shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Dollar Equivalent of $1,000,000;

                    (p) there occurs a Change in Control;

                    (q) there occurs an event having a Material Adverse Effect;

                    (r) (i) any UK Credit Party is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; (ii) the value of the assets of any UK Credit Party is less than its liabilities (taking into account contingent and prospective liabilities); or (iii) a moratorium is declared in respect of any indebtedness of any UK Credit Party;

                    (s) any corporate action, legal proceedings, application, petition or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise and including, without limitation, under or in connection with Chapter 11 of the United States Bankruptcy Code) of any UK Credit Party; (ii) a composition, assignment or arrangement with any creditor of any UK Credit Party; (iii) the appointment of a liquidator, receiver, examiner, administrator, administrative receiver, compulsory manager or other similar officer in respect of any UK Credit Party or any of its assets; or (iv) enforcement of any lien over any assets of any UK Credit Party, (v) or any analogous procedure or step is taken in any jurisdiction; or

                    (t) there occurs any Event of Default under or in connection with the UK Credit Agreement.

          9.2 Remedies.

                    (a) (i) Subject to clauses (iv) and (v) below, if a Default or an Event of Default exists: (A) the Administrative Agent under the US Credit Agreement and the UK Agent under the UK Credit Agreement may, in their collective discretion, and shall, at the direction of the Required Lenders, without notice to or demand on the Borrowers or any other Credit Party reduce the Maximum Amount; (B) the Administrative Agent, in its capacity as Administrative Agent under the US Credit Agreement, may, in its discretion, and shall, at the direction of the US Required Lenders (I) reduce the Maximum US Amount and/or the advance rates against Eligible Accounts and/or Eligible Rental Fleet Assets and/or Eligible Machinery and Equipment and/or Eligible Sales Inventory used in computing the US Borrowing Base or reduce one or more of the other elements used in computing the US Borrowing Base; (II) restrict the amount of or refuse to make US Revolving Loans to one or more of the US Borrowers; and (III) restrict or refuse to provide Letters of Credit or Credit Support to one or more of the US Borrowers; or (C) the UK Agent, in its capacity as UK Agent under the UK Credit Agreement, may, in its discretion, and shall, at the direction of the UK Required Lenders shall (I) reduce the Maximum UK Amount and/or the advance rates against Eligible Accounts and/or Eligible Rental Fleet Assets and/or Eligible Machinery and Equipment and/or Eligible Sales Inventory used in computing the UK Borrowing Base or reduce one or more of the other elements used in computing the UK Borrowing Base; (II) restrict the amount of or refuse to make UK Revolving Loans to one or more of the UK Borrowers; and (III) restrict or refuse to provide Letters of Credit or Credit Support to one or more of the UK Borrowers.

          (ii) If an Event of Default exists, the Administrative Agent, in its capacity as Administrative Agent under the US Credit Agreement, may, in its discretion, and shall, at the direction of the US Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the US Borrowers or any other Credit Party: (A) terminate the US Commitments with respect to the Total US Facility and the US Credit Agreement; (B) declare any or all US Obligations of the US Borrowers to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.l(e), 9.1(f), 9.1(g) or 9.1(h) of the US Credit Agreement with respect to any US Borrower, the US Commitments shall automatically and immediately expire and all US Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the US Borrowers to cash collateralize all US Letter of Credit Obligations outstanding under the US Credit Agreement; and (D) pursue its other rights and remedies under the US Loan Documents and applicable law.

          (iii) If an Event of Default exists, the UK Agent, in its capacity as UK Agent under the UK Credit Agreement, may, in its discretion, and shall, at the direction of the UK Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the UK Borrowers or any other Credit Party: (A) terminate the UK Commitments with respect to the Total UK Facility, and Agreement; (B) declare any or all UK Obligations of the UK Borrowers to be immediately due and payable; (C) require the UK Borrowers to cash collateralize all Letter of Credit Obligations outstanding under the UK Credit Agreement; and (D) pursue its other rights and remedies under the UK Loan Documents and applicable law.

                    (b) Event of Default has occurred and is continuing and without prejudice to all or any rights it may otherwise have under the laws of any jurisdiction or under the terms of any other Loan Document: (i) the Administrative Agent shall have for the benefit of the US Agents and the US Lenders, in addition to all other rights of the US Agents and the US Lenders, the rights and remedies of a secured party under the US Loan Documents, the UCC and the Companies Act; (ii) the Administrative Agent may, at any time, take possession of any or all of the US Collateral and keep it on the applicable US Credit Party’s premises, at no cost to the

Administrative Agent, any US Agent or any US Lender, or remove any part of it to such other place or places as the Administrative Agent may desire; and (iii) the Administrative Agent may sell and deliver any US Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion, and may, if the Administrative Agent deems it reasonable, postpone or adjourn any sale of the US Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the US Borrowers agree that any notice by the Administrative Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC, other applicable laws or otherwise, shall constitute reasonable notice to the US Borrowers if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five US Business Days prior to such action to the US Borrowers’ address specified in or pursuant to Section 13.8 of the US Credit Agreement. If any US Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the US Obligations until the Administrative Agent or the US Lenders receive payment, and if the buyer defaults in payment, the Administrative Agent may resell the US Collateral without further notice to the Borrowers. In the event the Administrative Agent seeks to take possession of all or any portion of the US Collateral by judicial process, the US Borrowers irrevocably waive: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Administrative Agent retain possession and not dispose of any US Collateral until after trial or final judgment. The US Borrowers agree that the Administrative Agent has no obligation to preserve rights to the US Collateral or marshal any US Collateral for the benefit of any Person. The Administrative Agent is hereby granted a license or other right to use, without charge, the US Borrowers’ labels, patents, copyrights, name, industrial designs, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any US Collateral, and such US Borrowers’ rights under all licenses and all franchise agreements shall inure to the Administrative Agent’s benefit for such purpose. The proceeds of sale of the US Collateral of any US Obligor shall be applied first to all expenses of sale, including attorneys’ fees, and then to the Obligations of such US Obligor. The Administrative Agent will return any excess to the US Borrowers and the US Credit Parties shall remain liable for any deficiency.

                    (c) If an Event of Default occurs, the US Borrowers hereby waive all rights to notice and hearing prior to the exercise by the Administrative Agent of the Administrative Agent’s rights to repossess the Collateral without judicial process or to reply, attach or levy upon the US Collateral without notice or hearing.

ARTICLE 10.
TERM AND TERMINATION

          10.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Administrative Agent upon direction from the Required Lenders may terminate the US Commitments under this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all US

Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Applicable Borrower shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full in cash, each US Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agents and the Lenders shall retain all their rights and remedies hereunder (including the Agents’ Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

ARTICLE 11.
AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

          11.1 Amendments and Waivers.

                    (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, including, without limitation, the UK Credit Agreement and the UK Loan Documents, and no consent with respect to any departure by the Credit Parties therefrom shall be effective unless the same shall be consented to in writing by the Required Lenders and executed by the Applicable Required Lenders (or by the Responsible Agent at the written request of the Applicable Required Lenders) and the Applicable Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                    (b) No amendment or waiver of any provision of this Agreement or any other Loan Document, including, without limitation, the UK Credit Agreement and the UK Loan Documents shall be effective unless the same shall be consented to in writing by 100% of the Lenders and executed by the Applicable Lenders (or by the Responsible Agent at the written request of the Applicable Lenders and the Applicable Borrowers), if such waiver, amendment or consent shall do any of the following:

(i) increase or extend the US Commitment or the UK Commitment;

          (ii) postpone or delay any date fixed by this Agreement or any other Loan Document, for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document, including, without limitation, the UK Credit Agreement;

          (iii) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, including, without limitation, the UK Credit Agreement;

          (iv) change the percentage of the US Commitments, the UK Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder or under any other Loan Document;

(v) increase any of the percentages set forth in the definition of the US Borrowing Base or the UK Borrowing Base (other than as the result of delivery of new Appraisals);

(vi) amend this Section 11.1 or any provision of this Agreement or the UK Credit Agreement providing for consent or other action by all Lenders;

(vii) release any Guaranties other than as permitted by Section 12.11;

(viii) change the definition of “Required Lenders,” “US Required Lenders,” “UK Required Lenders,” or “Pro Rata Share”;

(ix) increase the Maximum Amount, the Maximum US Amount, the Maximum UK Amount, the Maximum Consolidated Borrowing Base Amount or the Letter of Credit Subfacility; or

(x) release any Collateral other than as permitted by Section 12.11 hereof and Section12.11 of the UK Credit Agreement.

provided, however, that the Responsible Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (ix) above and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i) hereof or Section 1.2(i) of the UK Credit Agreement and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Responsible Agent, affect the rights or duties of the Responsible Agent under this Agreement or any other Loan Document; and provided further, that Schedule 1 hereto and Schedule 1 to the UK Credit Agreement may be amended from time to time by the Responsible Agent alone to reflect assignments of US Commitments and the UK Commitments or increases or decreases in US Commitments and UK Commitments in accordance herewith and the UK Credit Agreement.

                    (c) [Intentionally deleted]

                    (d) [Intentionally deleted]

                    (e) [Intentionally deleted]

                    (f) [Intentionally deleted]

                    (g) If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”) requiring the consent of all Lenders, the consent of Required Lenders is obtained, but the consent of other US Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause and being referred to as a “Non-Consenting US Lender”), then, so long as the Administrative Agent is not a Non-Consenting US Lender, at the US Borrower Representative’s request, the Administrative Agent or an Eligible Assignee shall have the right (but not the obligation) with the Administrative Agent’s approval, to purchase from the Non-Consenting US Lenders, and the Non-Consenting US Lenders agree that they shall sell, all the Non-Consenting US Lenders’ US Commitments and UK Commitments and/or US Revolving Loans and UK Revolving Loans (including, for the avoidance of doubt, all of such Non-Consenting US Lender’s UK Commitments and UK Revolving Loans by way of a UK Transfer Agreement) for an amount equal to the principal balances of such Loans and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance(s), without premium or discount.

          11.2 Assignments; Participations.

                    (a) Any US Lender may, with the written consent of the Administrative Agent (which consent, in each case, shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Administrative Agent shall be required in connection with any assignment and delegation by a US Lender to an Affiliate of such US Lender) (each an “Assignee”) all, or any ratable part of all, of the US Revolving Loans, the US Commitments and the other rights and obligations of such US Lender hereunder, in the case of US Revolver Loans in a minimum amount of the Dollar Equivalent of $10,000,000; provided that, unless an assignor US Lender has assigned and delegated all of its rights and obligations with respect to all of its Revolving Loans (including its US Revolving Loans and UK Revolving Loans) and/or Aggregate Commitments (including its US Commitments and its UK Commitments), no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor US Lender retains an Aggregate Commitment (including its aggregate US Commitments, its aggregate UK Commitments, and the aggregate of any UK Commitments of any Affiliate of the US Lender) in a minimum amount of the Dollar Equivalent of $20,000,000 and provided further that any such assignment shall effect an assignment of a ratable part of such US Lender’s Aggregate Commitments and other rights and obligations; provided, however, that the US Borrowers and the Administrative Agent may continue to deal solely and directly with such US Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the US Borrowers and the US Agent by such US Lender and the Assignee; (ii) such US Lender and its Assignee shall have delivered to the US Borrowers and the Administrative Agent an Assignment and Acceptance in the form of Exhibit F (“Assignment and Acceptance”) together with any note or notes subject to such assignment and (iii) the assignor US Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500 and provided further that no such assignment shall be effective unless and until the assignor US Lender, in its capacity as a UK Lender, shall also have novated a pro rata portion of its interest in its UK Revolving Loans and/or UK Commitments under the UK Credit Facility pursuant to and in accordance with Section 11.2(a) of the UK Credit Facility and delivered to the UK Agent a UK Transfer Agreement with respect to such novation (provided that no such novation of UK Revolving Loans and/or UK Commitments shall be required in connection with transfer by a US Lender to its Affiliate). The US Borrowers agree to promptly execute and deliver new promissory notes and replacement promissory notes as reasonably requested by the Administrative Agent to evidence assignments of the US Revolving Loans, the UK Revolving Loans, the US Commitments and the UK Commitments in accordance herewith.

                    (b) From and after the date that the Administrative Agent notifies the assignor US Lender that it has received the executed Assignments and Acceptance and the UK Agent has received the executed UK Transfer Agreement required hereby and payment of the above-referenced processing fee, and (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation of a US Lender to participate in Letters of Credit and Credit Support, have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a US Lender under the Loan Documents, and (ii) the assignor US Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning US Lender’s rights and obligations under this Agreement, such US Lender shall cease to be a party hereto).

                    (c) By executing and delivering an Assignment and Acceptance, the assigning US Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning US Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any US Borrower or any of its Subsidiaries to the Administrative Agent or any US Lender in the Collateral; (ii) such assigning US Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or any of its Subsidiaries or the performance or observance by any Credit Party or any of its Subsidiaries of any of their respective obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Administrative Agent, such assigning US Lender or any other US Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a US Lender.

                    (d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the US Commitments arising therefrom. The US Commitment, if any, allocated to each Assignee shall reduce such US Commitments of the assigning US Lender pro tanto.

                    (e) Any US Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrowers (a “Participant”) participating interests in any US Revolving Loans, the US Commitment of that Lender and the other interests of that Lender (the “originating US Lender”) hereunder and under the other US Loan Documents; provided, however, that (i) the originating US Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating US Lender shall remain solely responsible for the performance of such obligations, (iii) the US Borrowers and the US Agents shall continue to deal solely and directly with the originating US Lender in connection with the originating US Lender’s rights and obligations under this Agreement and the other US Loan Documents, and (iv) no US Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other US Loan Document except the matters set forth in Section 11.1(b)(i), (ii) and (iii), and all amounts payable by the US Borrowers hereunder shall be determined as if such US Lender had not sold such participation; provided further that no such sale of a participating interest shall be effective unless and until the originating US Lender, in its capacity as a UK Lender, shall also have sold a pro rata participating portion of its interest in its UK Revolving Loans and/or UK Commitments under the UK Credit Facility pursuant to and in accordance with Section 11.2(e) of the UK Credit Facility. Notwithstanding the foregoing, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a US Lender under this Agreement.

                    (f) Notwithstanding any other provision in this Agreement, any US Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

ARTICLE 12.
THE AGENTS

          12.1 Appointment and Authorization. Each US Lender hereby redesignates and reappoints Bank as its Administrative Agent under this Agreement and the other Loan Documents and each US Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of the Administrative Agent and the US Lenders and the Credit Parties shall have no rights as third party beneficiaries of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the US Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the US Agents have or be deemed to have any fiduciary relationship with any US Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the US Agents. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this

Agreement with reference to any US Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, each US Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which an Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the US Borrowing Base, (b) the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

          12.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No US Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

          12.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any US Borrower or any Subsidiary or Affiliate of any US Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any US Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any US Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any US Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of such US Borrower or any of the US Borrowers’ Subsidiaries or Affiliates.

          12.4 Reliance by Each Agent. Each US Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by such US Agent. Each US Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each US Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan

Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the US Lenders.

          12.5 Notice of Default. No US Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless such US Agent shall have received written notice from a Lender or the US Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” Each US Agent will notify the US Lenders of its receipt of any such notice. Each US Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required US Lenders; provided, however, that unless and until such US Agent has received any such request, such US Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

          12.6 Credit Decision. Each US Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any US Agent hereinafter taken, including any review of the affairs of the US Borrowers and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any US Lender. Each US Lender represents to each US Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the US Borrowers and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the US Borrowers. Each US Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the US Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the US Lenders by a US Agent, such US Agent shall not have any duty or responsibility to provide any US Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Credit Parties or any of their Subsidiaries which may be or come into the possession of any of the Agent-Related Persons.

          12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the US Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the US Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11 and any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) related to or resulting from any claim or the assertion of any defense based on equitable subordination; provided, however, that no US Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each US Lender shall reimburse each US Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such US Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent such the US Agent is not reimbursed for such expenses by or on behalf of the US Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of any US Agent.

          12.8 Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and their Subsidiaries and Affiliates as though the Bank were not a US Agent hereunder and without notice to or consent of the US Lenders. The Bank or its Affiliates may receive information regarding the Borrowers, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Borrowers or their Affiliates) and acknowledge that each US Agent and the Bank shall be under no obligation to provide such information to them. With respect to its US Revolving Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” include the Bank in its individual capacity.

          12.9 Successor Agent. Each US Agent may resign as US Agent upon at least 30 days’ prior notice to the Lenders and the Applicable Borrower Representative, such resignation to be effective upon the acceptance of a successor agent to its appointment as the appropriate Agent; provided that, prior to the occurrence and continuation of a Default or Event of Default, the Administrative Agent shall not resign unless the Bank shall also resign as UK Agent under the UK Credit Agreement. In the event the Bank sells all of its Aggregate Commitment and Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio containing this Agreement, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Administrative Agent, in each respective capacity, hereunder. Subject to the foregoing, if any US Agent resigns under this Agreement, the Required Lenders shall appoint from among the US Lenders a successor agent in such capacity for the US Lenders. If no successor agent is appointed prior to the effective date of the resignation of an US Agent, such US Agent may appoint, after consulting with the US Lenders and the Borrower, a successor agent in such capacity from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the relevant retiring US Agent and the term “Administrative Agent”, “UK Agent” or “UK Security Trustee”, as applicable, shall mean such successor agent and the retiring US Agent’s appointment, powers and duties as such a US Agent shall be terminated. After any retiring US Agent’s resignation hereunder as a US Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was US Agent under this Agreement.

          12.10 Withholding Tax.

          (a) If any US Lender is a “foreign corporation, partnership or trust” within the meaning of the Code and such US Lender claims exemption from, or a reduction of, US withholding tax under Sections 1441 or 1442 of the Code, such US Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

          (i) if such US Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

          (ii) if such US Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such US Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such US Lender and in each succeeding taxable year of such US Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

          (iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such US Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any US Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form W-8BEN and such US Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such US Lender, such US Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender’s IRS Form W-8BEN as no longer valid.

          (c) If any US Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such US Lender, such US Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any US Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such US Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such US Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                    (e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any US Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such US Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the US Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

          12.11 Collateral Matters and Release of Guaranties.

                    (a) The US Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Agents’ Liens upon any US Collateral (i) upon the termination of the US Commitments and payment and satisfaction in full by US Borrowers of all US Revolving Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit or the provision of cash collateral or a Supporting Letter of Credit pursuant to Section 1.4(g) hereof and Section 1.4(g) of the UK Credit Agreement (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the US Borrower Representative certifies to the Administrative Agent that the sale or disposition is made in compliance with Section 7.9 (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Credit Parties owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Credit Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Administrative Agent will not release any of the Applicable Agents’ Liens without the prior written authorization of the Lenders; provided that the Administrative Agent may, in its discretion, release the Agents’ Liens on Collateral valued in the aggregate (including all UK Collateral so released under the UK Credit Agreement) not in excess of the Dollar Equivalent of $2,000,000 in the aggregate for all Borrowers during each Fiscal Year without the prior written authorization of any Lenders and the Administrative Agent may release the Applicable Agents’ Liens on Collateral valued in the aggregate (including all UK Collateral so released under the UK Credit Agreement) not in excess of the Dollar Equivalent of an additional $4,000,000 in the aggregate for all Borrowers during each Fiscal Year with the prior written authorization of Required Lenders, Upon request by the Administrative Agent or the US Borrower Representative at any time, the US Lenders will confirm in writing the Administrative Agent’s authority to release any Agents’ Liens upon particular types or items of Collateral pursuant to this Section 12.11.

                    (b) Upon receipt by the Applicable Security Agent of any authorization required pursuant to Section 12.11 of the US Agent’s authority to release Agents’ Liens upon particular types or items of US Collateral, and upon at least five (5) Applicable Business Days prior written request by the US Borrower Representative, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agents’ Liens upon such Collateral; provided, however, that (i) the Administrative Agent shall not be requited to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                    (c) The Administrative Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the applicable Credit Party or is cared for, protected or insured or has been encumbered, or that the Administrative Agents’ Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given the Administrative Agent’s own interest in the Collateral in its capacity as one of the US Lenders and that the Administrative Agent shall have no other duty or liability whatsoever to any US Lender as to any of the foregoing.

                    (d) The Lenders hereby irrevocably authorize the Administrative Agent and the UK Agent, at their option and in their sole discretion, to release any Subsidiary Guaranty: (i) upon the termination of the US Commitments and payment and satisfaction in full by US Borrowers of all US Revolving Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit or the provision of cash collateral or a Supporting Letter of Credit pursuant to Section 1.4(g) hereof and Section 1.4(g) of the UK Credit Agreement (whether or not any of such obligations are due) and all other Obligations; (ii) granted by any Subsidiary Guarantor which is being sold or disposed of if the US Borrower Representative certifies to the Administrative Agent that the sale or disposition is made in compliance with Section 7.9 (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry). Except as provided above, the Administrative Agent will not release any of the Subsidiary Guaranties granted by any Subsidiary Guarantor without the prior written authorization of the Lenders; provided that the Administrative Agent may, in its discretion, release the Subsidiary Guaranties of any Subsidiary Guarantor if such Subsidiary Guarantor shall own assets with a fair market value of less than $100,000. Upon request by the Administrative Agent or the US Borrower Representative at any time, the US Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guaranties pursuant to this Section 12.11.

          12.12 Restrictions on Actions by Lenders; Sharing of Payments.

                    (a) Each of the US Lenders agrees that it shall not, without the express consent of all US Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all US Lenders, set off against the Obligations, any amounts owing by such US Lender to any US Credit Party or any accounts of a US Credit Party now or hereafter maintained with such US Lender. Each of the US Lenders further agrees that it shall not, unless specifically requested to do so by the Administrative Agent, take or cause to be taken any action to enforce its rights under this Agreement or against a US Credit Party, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the US Collateral.

                    (b) If at any time or times any US Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of US Collateral or any payments with respect to the Obligations of any US Obligor to such US Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such US Lender from the Applicable Security Agent pursuant to the terms of this Agreement, or (ii) payments from the Applicable Security Agent in excess of such US Lender’s ratable portion of all or such portion of any distributions due such US Lender upon application of the order of payments set forth under Section 3.7 hereof by the Applicable Security Agent, such US Lender shall promptly turn the same over to the Applicable Security Agent, in kind, and with such endorsements as may be required to negotiate the same to the Applicable Security Agent, or in same day funds, as applicable, for the account of all of the US Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement.

          12.13 Agency for Perfection. Each Lender hereby appoints each other US Lender, the Administrative Agent and the Applicable Security Agent as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with Article 9 of the UCC or other applicable law can be perfected only by possession, Should any US Lender (other than the Administrative Agent) obtain possession of any such US Collateral, such US Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such US Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions.

          12.14 Payments by Responsible Agent to Applicable Lenders. All payments to be made by any US Agent to the US Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each US Lender pursuant to wire transfer instructions delivered in writing to the Administrative Agent on or prior to the Closing Date (or if such US Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Administrative Agent. Payments shall be made in Dollars. Concurrently with each such payment the Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the US Revolving Loans, or otherwise. Unless the Administrative Agent receives notice from the US Borrower Representative prior to the date on which any payment is due to the US Lenders that the US Borrowers will not make such payment in full as and when required, the Administrative Agent may assume that the US Borrowers have made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each US Lender on such due date an amount equal to the amount then due to such

US Lender. If and to the extent the US Borrowers have not made such payment in full to the US Agent, each US Lender shall repay to the Administrative Agent on demand such amount distributed to such US Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such US Lender until the date repaid.

          12.15 Settlement.

                               (a) (i) Each US Lender’s funded portion of the US Revolving Loans is intended by the US Lenders to be equal at all times to such US Lender’s Pro Rata Share of the outstanding US Revolving Loans. Notwithstanding such agreement, each US Agent, the Bank, and the other US Lenders agree (which agreement shall not be for the benefit of or enforceable by the US Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                              (ii) The Administrative Agent shall request settlement (“Settlement”) with the US Lenders on at least a weekly basis, or on a more frequent basis at Administrative Agent’s election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan made under this Agreement, (B) for itself, with respect to each Agent Advance made under this Agreement, and (C) with respect to collections received, in each case, by notifying the US Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 10:00 a.m. (California time) on the date of such requested Settlement (the “Settlement Date”). Each US Lender (other than the Bank, in the case of Non-Ratable Loans and the Administrative Agent in the case of Agent Advances) shall transfer the amount of such US Lender’s Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Administrative Agent, to Administrative Agent’s account in Dollars not later than 2:00 p.m. (California time) on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Administrative Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank’s Pro Rata Share thereof, shall constitute US Revolving Loans of such US Lenders. If any such amount is not transferred to the Administrative Agent by any US Lender on the Settlement Date applicable thereto, the Administrative Agent shall be entitled to recover such amount on demand from such US Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the US Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

                              (iii) Notwithstanding the foregoing, not more than one (1) US Business Day after demand is made by the Administrative Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Administrative Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other US Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Administrative Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such US Lender’s Pro Rata

Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by the Bank or the Administrative Agent, as applicable, shall pay to the Bank or the Administrative Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%), in Dollars of such US Lender’s Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Administrative Agent by any US Lender, the Administrative Agent shall be entitled to recover such amount on demand from such US Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

                              (iv) From and after the date, if any, on which any US Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Administrative Agent shall promptly distribute to such US Lender, such US Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of US Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

                              (v) Between Settlement Dates, the Administrative Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Administrative Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the US Revolving Loans, for application to the Bank’s US Revolving Loans to the US Borrowers including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank’s US Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Administrative Agent for the accounts of the US Lenders, to be applied to the outstanding Revolving Loans to the US Borrowers of such US Lenders, an amount such that each US Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the US Revolving Loans to the US Borrowers. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Administrative Agent with respect to Agent Advances, and each US Lender with respect to the US Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Administrative Agent and the other US Lenders.

                              (vi) Unless the Administrative Agent has received written notice from a US Lender to the contrary, the Administrative Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and following the requested US Borrowing, US Aggregate Outstandings will not exceed US Availability (with US Availability for such purpose calculated as if US Aggregate Outstandings, and UK Aggregate Outstandings were equal to zero) and Aggregate Outstandings will not exceed Total Excess Availability (with Total Excess Availability for this purpose calculated as if Aggregate Outstandings, US Aggregate Outstandings, and UK Aggregate Outstandings were equal to zero) on any Funding Date for a US Revolving Loan or Non-Ratable Loan.

                    (b) Lenders’ Failure to Perform. All US Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the US Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no US Lender shall be responsible for any failure by any other US Lender to perform its obligation to make any US Revolving Loans hereunder, nor shall any US Commitment of any US Lender be increased or decreased as a result of any failure by any other US Lender to perform its obligation to make any US Revolving Loans hereunder, (ii) no failure by any US Lender to perform its obligation to make any US Revolving Loans hereunder shall excuse any other Lender from its obligation to make any US Revolving Loans hereunder, and (iii) the obligations of each US Lender hereunder shall be several, not joint and several.

                    (c) Defaulting Lenders. Unless the Administrative Agent receives notice from an US Lender on or prior to the Closing Date or, with respect to any US Borrowing after the Closing Date, at least one US Business Day prior to the date of such US Borrowing, that such US Lender will not make available as and when required hereunder to the Administrative Agent that US Lender’s Pro Rata Share of a US Borrowing, the Administrative Agent may assume that each US Lender has made such amount available to the Administrative Agent in immediately available funds on the Funding Date. Furthermore, the Administrative Agent may, in reliance upon such assumption, make available to the US Borrowers on such date a corresponding amount. If any US Lender has not transferred its full Pro Rata Share of a US Borrowing to the Administrative Agent in immediately available funds and the Administrative Agent has transferred a corresponding amount to the US Borrowers on the US Business Day following such Funding Date that US Lender shall make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for that day. A notice by the Administrative Agent submitted to any US Lender with respect to amounts owing shall be conclusive, absent manifest error. If each US Lender’s full Pro Rata Share of a US Borrowing is transferred to the Administrative Agent as required, the amount transferred to the Administrative Agent shall constitute that US Lender’s US Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Administrative Agent on the US Business Day following the Funding Date, the Administrative Agent will notify the US Borrower Representative of such failure to fund and, upon demand by the Administrative Agent, the US Borrowers shall pay such amount to the Administrative Agent for the Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such US Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the US Revolving Loans comprising that particular US Borrowing. The failure of any US Lender to make any US Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a “Defaulting Lender”) shall not relieve any other US Lender of its obligation hereunder to make a US Revolving Loan on that Funding Date. No US Lender shall be responsible for any other US Lender’s failure to advance such other US Lenders’ Pro Rata Share of any US Borrowing.

                    (d) Retention of Defaulting Lender’s Payments. The US Agent shall not be obligated to transfer to a Defaulting Lender any payments made by a US Borrower to the Administrative Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Administrative Agent. In its discretion, the Agent may loan the US Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the US Borrowers shall bear interest at the rate applicable to US Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were US Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender”. Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the US Lenders which have funded their respective Pro Rata Shares of such requested US Borrowing and shall be allocated among such performing US Lenders ratably based upon their relative US Commitments. This Section shall remain effective with respect to such US Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the US Commitment of any US Lender, or relieve or excuse the performance by the US Borrowers of their duties and obligations hereunder.

                    (e) Removal of Defaulting Lender. At the US Borrower Representative’s request, the Administrative Agent or an Eligible Assignee reasonably acceptable to the Administrative Agent shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Administrative Agent or such Eligible Assignee, all of the Defaulting Lender’s outstanding US Commitments and Loans hereunder. Such sale shall be consummated promptly after Administrative Agent has arranged for a purchase by Administrative Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender’s US Revolving Loans, plus accrued interest and fees, without premium or discount.

          12.16 Letters of Credit; Intra-Lender Issues.

                    (a) Notice of Letter of Credit Balance. On each Settlement Date the Administrative Agent shall notify each US Lender of the issuance of all Letters of Credit since the prior Settlement Date.

                    (b) Participations in Letters of Credit.

                              (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.4(d), each US Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such US Lender’s Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Administrative Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of the US Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

                              (ii) Sharing of Reimbursement Obligation Payments. Whenever the Administrative Agent receives a payment from a US Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Administrative Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a US Lender, the Administrative Agent shall promptly pay to such US Lender such US Lender’s Pro Rata Share of such payment from the US Borrowers. Each such payment shall be made by the Administrative Agent on the next Settlement Date.

                              (iii) Documentation. Upon the request of any US Lender, the Administrative Agent shall furnish to such US Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                              (iv) Obligations Irrevocable. The obligations of each US Lender to make payments to the Administrative Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the US Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the US Borrowers for whose account the Letter of Credit or Credit Support was issued to make payments to the Administrative Agent, for the account of the US Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

                              (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                              (2) the existence of any claim, setoff, defense or other right which any US Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any US Lender, the Administrative Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the US Borrowers or any other Person and the beneficiary named in any Letter of Credit);

                              (3) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                              (4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                              (5) the occurrence of any Default or Event of Default; or

                              (6) the failure of the US Borrowers to satisfy the applicable conditions precedent set forth in Article 8.

                    (c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of any US Borrower received by the Administrative Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Administrative Agent to the US Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Administrative Agent in connection with any receivership, liquidation or bankruptcy proceeding, the US Lenders shall, upon demand by the Administrative Agent, pay to the Administrative Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it.

Unless the Administrative Agent receives notice from the US Borrower Representative prior to the date on which any payment is due to the US Lenders that the US Borrowers will not make such payment in full as and when required, the Administrative Agent may assume that the US Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each US Lender on such due date an amount equal to the amount then due such US Lender. If and to the extent the US Borrowers have not made such payment in full to the Responsible Agent, each US Lender shall repay to the Administrative Agent on demand such amount distributed to such US Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such US Lender until the date repaid.

                    (d) Indemnification by US Lenders. To the extent not reimbursed by the US Borrowers and without limiting the obligations of any US Borrower hereunder, the US Lenders agree to indemnify each applicable Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no US Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each US Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the US Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the US Borrowers. The agreement contained in this Section shall survive payment in full of all other Obligations.

          12.17 Concerning the Collateral and the Related Loan Documents. The Administrative Agent and each US Lender authorizes and directs the Administrative Agent to enter into the other US Loan Documents, for the ratable benefit and obligation of the US Agents and the US Lenders. The US Agents and each US Lender agree that any action taken by any US Agent or the Required Lenders, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by any US Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the US Lenders. The US Lenders acknowledge that the US Revolving Loans, Agent Advances, Non-Ratable Loans, US Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the US Collateral.

          12.18 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each US Lender:

                    (a) is deemed to have requested that the Administrative Agent furnish such US Lender, promptly after it becomes available, a copy of each field audit or examination report

(each a “Report” and collectively, “Reports”) prepared by or on behalf of the Administrative Agent;

                    (b) expressly agrees and acknowledges that neither the Bank nor any Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                    (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any US Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Credit Parties and will rely significantly upon the Credit Parties’ books and records, as well as on representations of the Credit Parties’ personnel;

                    (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

                    (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold each US Agent and any such other US Lender preparing a Report harmless from any action the indemnifying US Lender may take or conclusion the indemnifying US Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying US Lender has made or may make to any US Borrower, or the indemnifying US Lender’s participation in, or the indemnifying US Lender’s purchase of, a loan or loans of the US Borrower; and (ii) to pay and protect, and indemnify, defend and hold each US Agent and any such other US Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by any US Agent and any such other US Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying US Lender.

          12.19 Relation Among Lenders. The US Lenders are not partners or co-venturers, and no US Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of any US Agent) authorized to act for, any other US Lender.

          12.20 Administrative Agent as Security Agent. Notwithstanding any other provision of this Agreement, the US Lenders and the Administrative Agent have also appointed the Administrative Agent as security agent under and pursuant to the US Security Documents. Each of the US Lenders acknowledges that pursuant to the US Security Documents, the US Lenders and the Administrative Agent have irrevocably authorized the Administrative Agent to execute and deliver the US Security Documents on each of their respective behalf (thereby, among other things, designating and appointing the Administrative Agent as their security agent in accordance with the terms thereof and authorizing the Administrative Agent to execute and deliver the US Security Documents and to take such action or to refrain from taking such action on their behalf (and otherwise exercising its powers) in accordance with the terms thereof).

          12.21 Protection of Administrative Agent as Security Agent. The benefits conferred on the Agents pursuant to this Article 12 regarding rights to indemnification and the exercise of rights, powers, authorizations, discretions, duties and responsibilities pursuant to this Agreement and any other Loan Document shall also be conferred, where appropriate, on the Administrative Agent in its capacity as security agent under or in respect of any of the US Security Documents and references to US Agent, as well as references to all or any US Agents, in this Article 12 shall be read and construed as references to the Administrative Agent in its capacity as Administrative Agent hereunder and security agent under such US Security Documents accordingly. The Administrative Agent, in its capacity as security agent under the US Security Documents, shall have all the powers of an absolute owner of the security constituted by the US Security Documents and all the rights and powers granted to it by the US Security Documents.

          12.22 Co-Agents. (a) None of the US Lenders identified on the facing page, the preamble or the signature pages to this Agreement as a “Documentation Agent”, if any, shall have any right (except as expressly set forth in this Agreement), power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all US Lenders as such. Without limiting the foregoing, none of the US Lenders identified as a “Documentation Agent”, if any, shall have or be deemed to have any fiduciary relationship with any US Lender. Each US Lender acknowledges that it has not relied, and will not rely, on any of the US Lenders so identified in deciding to enter into this Agreement or in taking any action hereunder or under any Loan Document.

                    (b) Upon consultation with each of the US Borrower and the UK Borrower and for a period of thirty (30) days from the Closing Date in connection with the general syndication of the Facilities, the Administrative Agent shall have the right to appoint and grant titles to additional “Agents” and “Co-Agents” (other than, for the avoidance of doubt, any Administrative Agent, Collateral Agents, Security Agents or other agents with similar responsibilities or functions), which such additional Agents or Co-Agents shall become a party hereto pursuant to appropriate documentation (including by way of any Assignment and Acceptance Agreement or UK Transfer Agreement executed by such Agent or Co-Agents (or any affiliate thereof) in its capacity as a Lender hereunder. Following such appointment, the provisions set forth in the first two sentences of this Section 12.22 shall apply to such Agent or Co-Agent as if such Agent or Co-Agent were a “Documentation Agent” as referred to in this Section 12.22.

ARTICLE 13.
MISCELLANEOUS

          13.1 No Waivers; Cumulative Remedies. No failure by any US Agent or any US Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any US Borrower or any other US Obligor and any US Agent and/or any US Lender, or delay by any US Agent, or any US Lender in exercising the same, will operate as a waiver thereof, No waiver by any US Agent or any US Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by any US Agent or the US Lenders on any occasion shall affect or diminish such US Agent’s and each US Lender’s rights thereafter to require strict performance by the US Borrowers and the other Credit Parties of any provision of this Agreement and the other Loan Documents. The US Agents and the US Lenders may proceed directly to collect the US Obligations without any prior recourse to the US Collateral. The US Agents’ and each US Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which any US Agent or any US Lender may have.

          13.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          13.2 Governing Law; Choice of Forum; Service of Process.

                    (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF CALIFORNIA; PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO DIVISION 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN DIVISION 9 OF THE UCC) OF THE STATE OF CALIFORNIA; PROVIDED THAT EACH US AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL US LAW.

                    (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES OF AMERICA LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE US BORROWERS, THE US AGENTS, AND THE US LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE US BORROWER, THE US AGENTS AND THE US LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE US AGENTS AND THE US LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWERS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE US AGENTS OR THE US LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE US COLLATERAL OR OTHER SECURITY FOR THE US OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                    (c) Arbitration. Notwithstanding any other provision of this Agreement to the contrary, any controversy or claim among the parties relating in any way to any Obligations or Loan Documents, including any alleged tort, shall at the request of any party hereto be determined by binding arbitration conducted in accordance with the United States Arbitration Act (Title 9 U.S. Code). Arbitration proceedings will be determined in accordance with the Act, the then-current rules, and procedures for the arbitration of financial services disputes of the American Arbitration Association (“AAA”), and the terms of this Section. In the event of any inconsistency, the terms of this Section shall control. If AAA is unwilling or unable to serve as the provider of arbitration or to enforce any provision of this Section, Administrative Agent may designate another arbitration organization with similar procedures to serve as the provider of arbitration. The arbitration proceedings shall be conducted in Los Angeles or Pasadena, California. The arbitration hearing shall commence within 90 days of the arbitration demand and close within 90 days thereafter. The arbitration award must be issued within 30 days after close of the hearing (subject to extension by the arbitrator for up to 60 days upon a showing of good cause), and shall include a concise written statement of reasons for the award. The arbitrator shall give effect to applicable statutes of limitation in determining any controversy or claim, and for these purposes, service on AAA under applicable AAA rules of a notice of claim is the equivalent of the filing of a lawsuit. Any dispute concerning this Section or whether a controversy or claim is arbitrable shall be determined by the arbitrator. The arbitrator shall have the power to award legal fees to the extent provided by this Agreement. Judgment upon an arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. No controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim relates to an obligation secured by Real Estate, but if all parties do not consent to submission of such a controversy or claim to arbitration, it shall be determined as provided in the next sentence. At the request of any party, a controversy or claim that is not submitted to arbitration as provided above shall be determined by judicial reference; and if such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA sponsored proceedings and the presiding referee of the panel (or the referee if there is a single referee) shall be an active attorney or retired judge; and judgment upon the award rendered by such referee or referees shall be entered in the court in which proceeding was commenced. None of the foregoing provisions of this Section shall limit the right of the Administrative Agent or US Lenders to exercise self-help remedies, such as setoff, foreclosure or sale of any Collateral or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after or during any arbitration proceeding. The exercise of a remedy does not waive the right of any party to resort to arbitration or reference. At Administrative Agent’s option, foreclosure under a Mortgage may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

          13.4 WAIVER OF JURY TRIAL. SUBJECT TO THE PROVISIONS OF SECTION 13.3(c), EACH US BORROWER, THE US LENDERS AND THE US AGENTS EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE US BORROWERS, THE US LENDERS, AND THE US AGENTS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER

PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          13.5 Survival of Representations and Warranties. All of the US Borrowers’ and the other Credit Parties’ representations and warranties contained in this Agreement and the other Loan Documents shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the US Agents or the US Lenders or their respective agents.

          13.6 Other Security and Guaranties. The Administrative Agent, may, without notice or demand and without affecting the US Borrowers’ obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the US Collateral) for the payment of all or any part of the US Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the US Obligations of any US Obligor and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the US Obligations of any US Obligor, or any other Person in any way obligated to pay all or any part of the US Obligations of any US Obligor.

          13.7 Fees and Expenses. Each US Borrower agrees to pay to the Administrative Agent for their respective benefit, on demand, all costs and expenses that each US Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, if any, filing (and similar) financing statements and continuations, and other actions to perfect, protect, and continue each Applicable Agents’ Liens (including costs and expenses paid or incurred by each Responsible Agent in connection with the consummation of this Agreement); (e) sums paid or incurred to pay any amount or take any action required of the US Borrowers under the Loan Documents that the US Borrowers fail to pay or take; (f) subject to Section 7.4 hereof, costs of appraisals, environmental audits, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the US Borrower’s operations by the Applicable Security Agent plus the Applicable Security Agent’s then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by the Applicable Security Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the US Borrowers agree to pay costs and expenses incurred by the Applicable Security Agent (including Attorneys’ Costs) to the Applicable Security Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm in each applicable jurisdiction retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Applicable Security Agents’ Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against any Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the US Borrowers. All of the foregoing costs and expenses shall be charged to the US Borrower’s Loan Account as Revolving Loans as described in Section 3.6.

          13.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail or UK post, as applicable, in each case, first class, certified or registered, and with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Administrative Agent or to the Bank:

Bank of America, N.A. 55 South Lake Avenue, Suite 900 Pasadena, California 91101 Attention: Business Credit-Account Executive-Mobile Storage Facsimile No.: +1 626 397 1273

with copies to:

Bank of America, N.A. 5 Canada Square London El4 5AQ Attention: Business Credit Facsimile No.: +44 (0) 20 7809 5807

and

Latham & Watkins LLP 633 West Fifth Street Los Angeles, CA 90071 Attention: Andrew A. Fayé, Esq. Facsimile No.: +1 213 891 8763

If to UK Agent or the UK Security Trustee:

Bank of America, N.A. 5 Canada Square London El4 5AQ Attention: Business Credit Facsimile No.: +44 (0) 20 7174 6427

with copies to:

Bank of America, N.A. 55 South Lake Avenue, Suite 900 Pasadena, California 91101 Attention: Business Credit-Account Executive-Mobile Storage Facsimile No.: +1 626 397 1273

and

Latham & Watkins LLP 633 West Fifth Street Los Angeles, CA 90071 Attention: Andrew A. Fayé, Esq. Facsimile No.: +1 213 891 8763

If to any US Borrower or any other Credit Party:

Mobile Storage Group, Inc. 7590 North Glenoaks Boulevard Burbank, CA 91504 Attention: Allan Villegas Facsimile No.: (818) 253-3154

with copies to:

Christopher A. Wilson, Esq. Mobile Storage Group, Inc. 7590 North Glenoaks Boulevard Burbank, CA 91504 Facsimile No.: (818) 253-3154

and

Munger, Tolles and Olson LLP 355 South Grand Avenue, 35th Floor Los Angeles, CA 90071 Facsimile No.: (213) 687-3702 Attention: Judith Kitano, Esq.

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding any terms or provisions herein to the contrary, the US Borrowers shall simultaneously deliver to the UK Agent any notice, report, certificate, document or other information delivered to any US Agent pursuant to the terms hereof, and the US Borrowers shall cause the UK Borrowers to simultaneously deliver to the Administrative Agent any notice, report, certificate, document or other information delivered to any UK Agent pursuant to the terms of the UK Credit Agreement.

          13.9 Waiver of Notices. Unless otherwise expressly provided herein, the US Borrowers waive presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the US Obligations and notice of acceleration of the US Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the US Borrowers which any US Agent or any US Lender may elect to give shall entitle the US Borrowers to any or further notice or demand in the same, similar or other circumstances.

          13.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any US Borrower without prior written consent of the Administrative Agent and each Lender. The rights and benefits of each US Agent and the US Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the US Obligations or any part thereof.

          13.11 Indemnity of the Agents and the Lenders by the Borrowers.

                    (a) The US Borrowers agree, jointly and severally, to defend, indemnify and hold each US Agent, the Agent-Related Persons, and each US Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of any US Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the US Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person as determined in a final non-appealable judgment of a court of competent jurisdiction. The agreements in this Section shall survive payment of all other Obligations.

                    (b) The US Borrowers agree, jointly and severally, to indemnify, defend and hold harmless each US Agent and the US Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the operations, business or property of each US Borrower or any of its respective Subsidiaries. This indemnity will apply whether the hazardous substance is on, under or about the property or operations of or property leased to any US Borrower or any of its Subsidiaries. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agents and the US Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. “Hazardous substances” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

                    (c) Notwithstanding any of the other provisions of this Agreement or any other Loan Document, nothing contained herein or in any of the other Loan Documents shall require the US Borrowers or any of their Subsidiaries to take any action which constitutes or will constitute unlawful financial assistance for the purposes of sections 151 to 158 (inclusive) of the Companies Act.

          13.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY US BORROWER, ANY US LENDER OR OTHER PERSON AGAINST ANY US AGENT, ANY US LENDER OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH US BORROWER AND EACH US LENDER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

          13.13 Final Agreement. This Agreement and the other Loan Documents, including without limitation the UK Credit Agreement and the UK Loan Documents are intended by the US Borrowers, the US Agents, and the US Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements relating to the subject matter hereof between the US Borrowers and the Administrative Agent or any Lender. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the US Borrowers and a duly authorized officer of each of the US Agents and the Required Lenders (or where required hereunder, all Lenders).

          13.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the US Agents, each US Lender and each US Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that ail signature pages are physically attached to the same document.

          13.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

          13.16 Right of Setoff. In addition to any rights and remedies of the US Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each US Lender is authorized at any time and from time to time, without prior notice to the US Borrowers, any such notice being waived by the US Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such US Lender or any Affiliate of such US Lender to or for the credit or the account of either US Borrower against any and all Obligations owing to such US Lender by a US Borrower, now or hereafter existing, irrespective of whether or not the Administrative Agent or such US Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each US Lender agrees promptly to notify the US Borrowers and the Administrative Agent after any such set-off and application made by such US Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO US LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY US BORROWER HELD OR MAINTAINED BY SUCH US LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE US LENDERS.

          13.17 Confidentiality.

                    (a) The US Borrowers hereby consent that each US Agent and each US Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the US Borrowers and a general description of the US Borrowers’ businesses and may use the US Borrowers’ name in advertising and other promotional material.

                    (b) Each US Agent and each US Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as “confidential” or “secret” by the US Borrowers and provided to such US Agent or US Lender by or on behalf of the US Borrowers, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by such US Agent or US Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the US Borrowers, provided that such source is not bound by a confidentiality agreement with the US Borrowers known to such US Agent or US Lender; provided, however, that any US Agent and any US Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which such US Agent or US Lender is subject or in connection with an examination of such US Agent or US Lender by any such Governmental Authority; (2)

pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which any US Agent, any US Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to such US Agent’s or such US Lender’s independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee in connection with the syndication of the Loans and the Aggregate Commitments under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of any US Agent and the US Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any US Borrower is party with such US Agent or such US Lender, and (9) to its Affiliates, provided that any US Agent or US Lender agrees to cause its Affiliate to keep such information confidential to the same extent required of any US Agent or US Lender hereunder. Notwithstanding anything herein to the contrary, the information subject to this Section 13.17(b) shall not include, and each US Agent and each US Lender may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such US Agent or such US Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

          13.18 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

          13.19 Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Loan Documents, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any of the other Loan Documents in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the Spot Rate at which the Administrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Applicable Business Day before the day on which judgment is given. In the event that there is a change in the rate of Exchange Rate prevailing between the Applicable Business Day before the day on which the judgment is given and the date of receipt by the Administrative Agent of the amount due, the US Borrowers will, on the date of receipt by the Administrative Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Administrative Agent and the US Lenders on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Administrative Agent is the amount then due under this Agreement or such other of the Loan Documents in the Currency Due. If the amount of the Currency Due which the US Agent is able to purchase is less than the amount of the Currency Due originally due to it, the US Borrowers shall indemnify and save the Administrative Agent and the US Lenders harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Loan Documents or under any judgment or order.

          13.20 Reinstatement. To the maximum extent permitted by law, this US Credit Agreement, and the US Obligations, shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any Agent or Lender in respect of the US Obligations is rescinded or must otherwise be restored or returned by any such Person upon the insolvency, administration, bankruptcy, dissolution, liquidation or reorganization of US Borrower or any other Person or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the US Borrower or any other Person or any substantial part of its assets, or otherwise, all as though such payments had not been made.

          13.21 Waiver of Counterclaims. Each Credit Party waives all rights to interpose any claims, deductions, setoffs, or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding brought by the Administrative Agent or any US Lender, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

          13.22 USA Patriot Act Notice. The US Lenders hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow the US Lenders to identify the Borrowers in accordance with the Patriot Act.

[Signature pages follow]

          IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

“US BORROWER”

MOBILE STORAGE GROUP, INC.

By:

	Name:	Allan A. Villegas
	Title:	Chief Financial Officer

“PARENT GUARANTOR”

MOBILE SERVICES GROUP INC.

By:

	Name:	Allan A. Villegas
	Title	Chief Financial Officer

Signature page to Amended and Restated Credit Agreement

“ADMINISTRATIVE AGENT”

BANK OF AMERICA, N.A., as the Administrative Agent

By:

	Name:	Kevin R. Kelly
	Title:	Senior Vice President

Signature page to Amended and Restated Credit Agreement

“LENDERS”

BANK OF AMERICA, N.A., as a Lender

By:

	Name:	Kevin R. Kelly
	Title:	Senior Vice President

Signature page to Amended and Restated Credit Agreement